Filed pursuant to Rule 424(b)(3)

Registration No. 333-287410

PROSPECTUS SUPPLEMENT No. 2

(to Prospectus dated July 21, 2025)

USA RARE EARTH, INC.

This prospectus supplement updates, amends and supplements the prospectus dated July 21, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-287410). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in:

●	our Current Report on Form 8-K filed with the SEC on September 29, 2025, excluding Item 7.01 and Exhibits 99.1 and 99.2, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

USA Rare Earth, Inc.’s Common Stock and Warrants are listed on the Nasdaq Stock Market LLC under the symbols “USAR” and “USARW,” respectively. On September 26, 2025, the closing price of our Common Stock was $17.33 per share and the closing price of our Warrants was $7.1932 per Warrant.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 29, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2025

USA Rare Earth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41711	98-1720278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 W Airport Road,

Stillwater, Oklahoma 74075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 867-6155

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	USAR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	USARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement; Registration Rights Agreement

On September 24, 2025 (the “Signing Date”), USA Rare Earth, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”), for the private placement (the “Private Placement”) of 8,333,333 shares of the Company’s common stock, par value $0.0001 per share (the “Securities”) for aggregate gross proceeds of $125,000,000. On September 29, 2025, the Company closed the Private Placement and issued the Securities. The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement also contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Purchaser, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, covenants and agreements contained in the Purchase Agreement reflect negotiations between the parties to the Purchase Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Purchase Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Purchase Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities. The Securities were offered without any general solicitation by the Company or its representatives. The Securities sold and issued in the Private Placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act.

Registration Rights Agreement

In addition, on September 29, 2025 the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to the 30th calendar day following the date of the Purchase Agreement (subject to certain exceptions) for purposes of registering the resale of the Securities (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Acquisition of Indian Ocean Rare Earth Metals Pte Ltd

Laconia Acquisition Agreement

On September 26, 2025, Laconia Acquisition Sub Limited (“Buyer”), a wholly owned indirect subsidiary of the Company, entered into a Share Purchase Agreement (the “Laconia Acquisition Agreement”) with Indian Ocean Rare Metals Pte Ltd, a Singapore private limited company (the “Target”), the Target’s shareholders (the “Sellers”) and Grant Smith, solely in his capacity as the Sellers’ representative (the “Seller Representative”). Pursuant to the Laconia Acquisition Agreement, at the closing thereunder, among other things, Buyer will purchase, acquire and accept from the Sellers all rights, title and interest in and to all of the shares of the Target held by the Sellers, amounting to all of the outstanding and issued shares in the Target (the “Acquisition”).

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Upon the terms and subject to the conditions of the Laconia Acquisition Agreement, at closing, Buyer shall pay to the Sellers the aggregate consideration of $100,000,000 in cash and 6.74 million shares of the Company’s common stock (the “Share Consideration”), subject to the deposit of 1,010,782 shares of the Company’s common stock into escrow and customary deductions for debt, transaction expenses and working capital, as well as customary post-closing adjustments.

The closing of the Acquisition is subject to the satisfaction or waiver of customary closing conditions specified in the Laconia Acquisition Agreement, including among other things: (i) the absence of any legal impediments to the consummation of the Acquisition, (ii) the parties’ performance, in all material respect, of their respective obligations under the Laconia Acquisition Agreement, (iii) the satisfaction or waiver of the closing conditions specified in the Laconia Acquisition Agreement, including entry into certain ancillary agreements, forms of which have been included as exhibits to the Laconia Acquisition Agreement, (iv) subject to specified materiality standards, the accuracy of the parties’ respective representations and warranties as of the closing of the transactions contemplated by the Laconia Acquisition Agreement, (v) receipt of certain regulatory or government approvals and (vi) the absence of a Company Material Adverse Effect and Buyer Material Adverse Effect (each as defined in the Laconia Acquisition Agreement).

The shares to be issued pursuant to the Laconia Acquisition Agreement (the “Acquisition Shares”) will be issued in reliance on the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws . Each Seller represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and is acquiring the Acquisition Shares as principal for its or their own account and not with a view to or for distributing or reselling the Acquisition Shares. The Acquisition Shares were offered without any general solicitation by the Company, Buyer or their respective representatives. The Acquisition Shares to be sold and issued in the Acquisition have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act.

The Laconia Acquisition Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations, warranties, covenants and agreements in the Laconia Acquisition Agreement reflect negotiations between the parties to the Laconia Acquisition Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Laconia Acquisition Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Laconia Acquisition Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Laconia Acquisition Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Laconia Acquisition Agreement, and unless required by applicable law, the Company and Buyer undertake no obligation to update such information.

Laconia Registration Rights Agreement

In connection with the execution of the Laconia Acquisition Agreement, the Company, Buyer, the Sellers and the Seller Representative agreed to enter into a registration rights agreement (the “Laconia Registration Rights Agreement”), pursuant to which the Company will agree to use its reasonable best efforts to file a registration statement with the SEC on or prior to December 31, 2025 (subject to certain exceptions) for purposes of registering the resale or distribution of the Acquisition Shares by the Sellers (the “Laconia Registration Statement”), to use reasonable best efforts to have such Laconia Registration Statement declared effective within the time period set forth in the Laconia Registration Rights Agreement, and to keep the Laconia Registration Statement effective until the date that all registrable securities covered by the Laconia Registration Statement (i) have been disposed of in accordance with an effective Laconia Registration Statement relating thereto, (ii) have been sold, thereunder or pursuant to Rule 144 under the Securities Act and without such registrable securities bearing any of the legends set forth in the Laconia Acquisition Agreement or (iii) may be resold without volume or manner-of-sale restrictions pursuant to Rule 144.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Laconia Acquisition Agreement and the Laconia Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the Laconia Acquisition Agreement and the Laconia Registration Rights Agreement filed as Exhibits 10.1, 10.2, 2.1 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Such exhibits have been included to provide investors with information regarding their respective terms and are not intended to provide any factual information about the Company or the Target.

Item 3.02. Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K related to the Securities and the Share Consideration is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2025, the Company announced that its Board of Directors (the “Board”) appointed Barbara Humpton as the Company’s Chief Executive Officer and as a member of the Board, effective October 1, 2025. Joshua Ballard stepped down as the Company’s Chief Executive Officer and as a member of the Board, effective October 1, 2025. Mr. Ballard’s departure was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Ms. Humpton, age 64, most recently served as President and Chief Executive Officer of Siemens USA. Prior to being named President and Chief Executive Officer of Siemens USA in 2018, Ms. Humpton served as President and Chief Executive Officer of Siemens Government Technologies and was responsible for implementing Siemens products and services for federal government agencies and departments. Prior to joining Siemens in 2011, Ms. Humpton served as a Vice President at Booz Allen Hamilton and was a Vice President and Director at Lockheed Martin Corporation.

In connection with her appointment as the Company’s Chief Executive Officer, the Company and Ms. Humpton entered into an employment agreement (the “Employment Agreement”). The Employment Agreement becomes effective as of October 1, 2025. Pursuant to the Employment Agreement, Ms. Humpton will receive an annual base salary of $750,000, and in connection with her appointment to the role of Chief Executive Officer of the Company, she will receive the following grants of unvested RSUs under the Company’s 2024 Omnibus Incentive Plan (the “Omnibus Plan”) and standard form of award agreement thereunder: (a) RSUs with a grant date value of $4,000,000, which will vest in one-third (1/3) increments on the first three anniversaries of the grant date; (b) RSUs with a grant date value of $5,000,000, which will vest in one-third (1/3) increments on the first three anniversaries of the grant date; and (c) RSUs with a grant date value of $1,000,000, which will vest in one-half (1/2) increments on the first two anniversaries of the grant date. In addition, Ms. Humpton will participate in, and be eligible to receive payments and benefits under, the Company’s Severance Plan in accordance with its terms and conditions previously filed as Exhibit 10.3 to the Form 10-Q filed by the Company on August 11, 2025.

Ms. Humpton does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Ms. Humpton has been appointed to her position. In addition, there have been no transactions directly or indirectly involving Ms. Humpton that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon Ms. Humpton’s appointment to the Board, the total number of directors will be eight. In connection with her appointment, the Board determined to reduce the number of directors to seven, effective upon the election of directors at the next annual meeting of stockholders in May 2026.

In connection with Mr. Ballard’s separation and effective on October 1, 2025, the Company and Mr. Ballard entered into a General Separation and Release of Claims Agreement (the “Separation Agreement”), pursuant to which Mr. Ballard will receive the severance payments and benefits otherwise payable to him under the Company’s Severance and Change of Control Protection Plan (the “Severance Plan”) and certain additional benefits as agreed between Mr. Ballard and the Company, which include (a) a cash severance payment of $450,000, which is equal to 12 months’ annual base salary; (b) payment of the Company’s portion of Mr. Ballard’s health and welfare benefit costs pursuant to COBRA for 12 months; (c) accelerated vesting of Mr. Ballard’s “founder” award of unvested time-based restricted stock units (“RSUs”) in respect of 90,992 shares of the Company’s common stock (the “Founder Award”); and (d) in exchange for Mr. Ballard’s continued employment by the Company for a one month transitional period ending October 31, 2025 following his resignation as Chief Executive Officer, a lump sum cash payment equal to one month of base salary, totaling $37,500. The Separation Agreement provides that Mr. Ballard will remain bound by the restrictive covenants (including those related to confidentiality, employee and customer non-solicitation, and non-disparagement) contained therein. The Separation Agreement contains other customary terms and conditions, including a release by Mr. Ballard of any claims against the Company. In addition, the Separation Agreement provides that, following October 31, 2025, Mr. Ballard will remain engaged by the Company as a consultant through January 1, 2026.

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Given the Board’s substantial contributions to the Acquisition process, the Compensation Committee of the Board recommended, and the Board approved, a special one-time restricted stock unit grant valued at $75,000 to each member of the Board, with the number of units to be determined based on the lower of (i) the 30-day volume-weighted average price of the Company’s common stock prior to grant or (ii) the Buyer Specified Stock Price, as defined in the Laconia Acquisition Agreement.

Item 7.01. Regulation FD Disclosure

On September 29, 2025, the Company issued a press release announcing the Acquisition and the Private Placement, a copy of which is furnished herewith as Exhibit 99.1.

On September 29, 2025, the Company issued a press release announcing the matters described in Item 5.02 above, a copy of which is furnished herewith as Exhibit 99.2.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties include statements relating to the benefits of the Acquisition, including, without limitation expectations for future development, operations, business strategies, financial performance, sales and customers, and the expected timing and likelihood of completion of the Acquisition. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: (1) risks related to the risk that the parties may be unable to obtain regulatory approvals required for the Acquisition (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Acquisition); (2) the risk that an event, change or other circumstance could give rise to the termination of the Acquisition; (3) the risk that a condition to closing of the Acquisition may not be satisfied; (4) the risk of delays in completing the Acquisition; (5) the risk that the businesses will not be integrated successfully or that the integration will be more costly or difficult than expected; (6) the risk that the synergies from the Acquisition may not be fully realized or may take longer to realize than expected; (7) the risk that any announcement relating to the Acquisition could have an adverse effect on the market price of the Company’s common stock; (8) the risk of litigation related to the Acquisition; (9) the diversion of management time from ongoing business operations and opportunities as a result of the Acquisition; (10) the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Acquisition; (11) the Target’s ability to retain its customers and suppliers and the combined company’s ability to build or maintain relationships with customers and suppliers; (12) the Company’s ability to successfully develop its magnet production facility and the timing of expected production milestones; (13) competition in the magnet manufacturing industry; (14) the ability to grow and manage growth profitably; (15) the Company’s ability to build or maintain relationships with customers and suppliers; (16) the ability to attract and retain management and key employees; (17) the overall supply and demand for rare earth minerals; (18) the timing and amount of future production; (19) the costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement the Company’s strategic plan; (20) substantial doubt regarding our ability to continue as a going concern for the twelve months following the issuance of our third quarter 2025 Condensed Consolidated Financial Statements; (21) the timing of future cash flow provided by operating activities, if any; (22) the risk that the Round Top Deposit might not be able to be commercially mined and the Company’s ongoing exploration programs may not result in the development of profitable commercial mining operations; (23) the uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; and (24) transportation risks. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this report speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
2.1†	Share Purchase Agreement, dated as of September 26, 2025, by and among Buyer, the Target, the Sellers and the Seller Representative.
10.1†	Securities Purchase Agreement, dated as of September 24, 2025, by and among the Company and the Purchaser.
10.2	Registration Rights Agreement, dated as of September 29, 2025, by and among the Company and the Purchasers.
10.3	Form of Registration Rights Agreement, by and among the Company, Buyer, the Sellers and the Seller Representative.
99.1	Press Release, dated September 29, 2025.
99.2	Press Release, dated September 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The annexes schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Rare Earth, Inc.

/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

Date: September 29, 2025.

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Exhibit 2.1

Execution Version

SHARE PURCHASE AGREEMENT

by and among

INDIAN OCEAN RARE METALS PTE. LTD.,

USA RARE EARTH, INC.,

Laconia Acquisition sub LIMITED,

THE PERSONS LISTED ON ANNEX I ATTACHED HERETO

and

GRANT SMITH, AS SELLER REPRESENTATIVE

i

3.20	Environmental Matters	35
3.21	Customers and Suppliers	35
3.22	Brokerage	36
3.23	Bank Accounts	36
3.24	No Other Representations; No Reliance	36

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER PARENT		37

4.1	Organization; Power	37
4.2	Capitalization	37
4.3	Authorization	38
4.4	No Conflict; Required Filings and Consents	39
4.5	Brokerage	39
4.6	Investment	40
4.7	Valid Issuance; Sufficiency of Funds	40
4.8	SEC Reports; Nasdaq Listing.	40
4.9	Internal Controls and Procedures	42
4.10	Absence of Certain Changes of Events	42
4.11	No Undisclosed Liabilities	42
4.12	Compliance with Law; Permits	42
4.13	Litigation; Orders	43
4.14	DWAC	43
4.15	Buyer Formation	43
4.16	No Other Representation or Warranty; No Reliance	43

ARTICLE V. PRE-CLOSING COVENANTS		44

5.1	Conduct of Business by the Company	44
5.2	Access to Information	47
5.3	Governmental Approvals	48
5.4	Consents	49
5.5	Notice of Developments	49
5.6	Exclusivity	50
5.7	Termination of Certain Related-Party Arrangements	50
5.8	Efforts; Cooperation	51
5.9	Audit Cooperation	51
5.10	Data Room Information	51
5.11	Conduct of Business by the Buyer Parent and the Buyer	52

ARTICLE VI. ADDITIONAL AGREEMENTS		52

6.1	Litigation Support	52
6.2	Tax Matters	53
6.3	Directors’ and Officers’ Liability	56
6.4	Confidentiality	56
6.5	[reserved]	57

6.6	Use of Corporate Name or Trade Name	57
6.7	Book-Entry; Legends.	57
6.8	Further Actions	58
6.9	Company Shareholder Consent	58
6.10	Consulting Agreement	58
6.11	Buyer Parent Guaranty.	59

ARTICLE VII. CONDITIONS		59

7.1	Conditions to Obligation of the Buyer	59
7.2	Conditions to Obligation of the Sellers and the Company	62
7.3	Frustration of Conditions	64

ARTICLE VIII. INDEMNIFICATION		64

8.1	Survival Periods	64
8.2	Indemnification of the Buyer Indemnified Parties by Sellers	65
8.3	Indemnification of Sellers by the Buyer and Buyer Parent	65
8.4	Special Rule for Fraud	67
8.5	Notice and Defense of Third-Party Claims	68
8.6	Notice of Non-Third-Party Claims	70
8.7	Manner of Payment	70
8.8	Determination of Loss Amount	71
8.9	Exclusive Remedy	73

ARTICLE IX. TERMINATION		73

9.1	Termination	73
9.2	Effect of Termination	75
9.3	Termination Fee	75

ARTICLE X. DEFINITIONS		76

10.1	Interpretation	76
10.2	Certain Definitions	76
10.3	Additional Definitions	86

ARTICLE XI. MISCELLANEOUS		88

11.1	No Third-Party Beneficiaries	88
11.2	Entire Agreement	88
11.3	Successors and Assigns	88
11.4	Counterparts	89
11.5	Titles	89
11.6	Notices	89
11.7	Governing Law	90
11.8	Consent to Jurisdiction	90
11.9	Waiver of Trial by Jury	91

11.10	Arbitration	91
11.11	Legal Fees	92
11.12	Amendment or Modification	92
11.13	Waivers	92
11.14	Specific Performance	92
11.15	Cumulative Remedies	93
11.16	Press Releases	93
11.17	Expenses	93
11.18	Construction	94
11.19	Severability of Provisions	94
11.20	Release of the Company	94
11.21	Representation by Counsel	95
11.22	Seller Representative	96

Annexes:
Annex I	Sellers
Annex II	Company Subsidiaries
Annex III	Required Consents and Filings
Annex IV	Existing Company Debt

Exhibits:
Exhibit A	Form of Escrow Agreement
Exhibit B	Form of Lockup Agreement
Exhibit C	Form of Registration Rights Agreement

Schedules:
Schedule 5.1	Conduct of Business by the Company
Schedule 5.11	Conduct of Business by the Buyer Parent and the Buyer
Schedule 7.1(n)	Related Party Agreements

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of September 26, 2025, by and among (i) INDIAN OCEAN RARE METALS PTE. LTD., a Singapore private limited company (the “Company”), (ii) USA RARE EARTH, INC., a Delaware corporation (the “Buyer Parent”), (iii) LACONIA ACQUISITION SUB LIMITED, a private limited company organized under the laws of England and Wales and a wholly-owned indirect Subsidiary of the Buyer Parent (“Buyer”), (iv) the Persons listed on Annex I under the heading “Sellers” (collectively, the “Sellers”) and (v) Grant Smith, in his capacity as representative of the Sellers (the “Seller Representative”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in Article X.

RECITALS

A. The Sellers own all of the fully paid-up ordinary shares in the capital of the Company, which as of the date of this Agreement consists of 1,000 ordinary shares (the “Shares”).

B. The Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, all of the Sellers’ right, title and interest in and to the issued and outstanding Shares, after which the Company shall become a wholly owned subsidiary of the Buyer.

AGREEMENT

In consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
PURCHASE AND SALE OF THE SHARES

1.1 Delivery of Closing Payment Certificate; Calculation of Purchase Price.

(a) Not more than five (5) Business Days (but at least two (2) Business Days) prior to the Closing Date, the Company shall prepare in good faith and deliver to the Buyer a certificate (the “Closing Payment Certificate”), setting forth (i) the Company’s calculation of the Estimated Purchase Price, the Cash Per Share Closing Consideration and the Stock Per Share Closing Consideration, including the calculations of each of (A) the Net Indebtedness Amount, (B) the Company Transaction Expenses and (C) the Fully Diluted Share Number; (ii) the aggregate amount to be paid to each Seller and to the Seller Representative Fund at Closing in accordance with Section 1.2 hereof; and (iii) each Seller’s Pro Rata Share. The Company shall deliver supporting calculations and documentation of such calculations, in detail reasonably acceptable to the Buyer, concurrently with the delivery of such Closing Payment Certificate. The Company shall also provide (x) a working sheet computing the net asset value per Share to be transferred under this Agreement in the form prescribed by the Stamp Duty Branch of the Inland Revenue Authority of Singapore and signed by a director of the Company, and (y) such other documents as may be prescribed from time to time by the Stamp Duty Branch for the purpose of assessing the stamp duty payable on a transfer of Shares (“Stamp Duty Documents”). The Company shall consult with the Buyer, the Buyer Parent and their accountants with respect to the preparation of the Closing Payment Certificate and the Closing Payment Certificate shall be in form and substance reasonably satisfactory to the Buyer.

(b) For purposes of this Agreement, the “Estimated Purchase Price” means an amount equal to (i) $200,000,000; minus (or plus if a negative number) (ii) the Net Indebtedness Amount; minus (iii) the Company Transaction Expenses (to the extent unpaid prior to Closing Date). The Estimated Purchase Price shall be subject to adjustment as set forth in Section 1.5 hereof, and the Estimated Purchase Price as finally adjusted pursuant to Section 1.5 hereof shall be the “Final Purchase Price.”

1.2 Purchase and Sale of Shares.

(a) Pursuant to the terms and subject to the conditions set forth herein, at the Closing, each Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Seller, all right, title and interest in and to all of the Shares held by such Seller immediately prior to Closing, free and clear of all Liens (other than those imposed by applicable securities Laws or the Company’s organizational documents or that are incurred by Buyer). At the Closing, the purchase price to be paid by the Buyer to such Seller with respect to each such Share shall consist of: (i) a payment by wire transfer of immediately available funds to the account(s) designated by the Company in the Closing Payment Certificate (or if requested by the Company, by check), of an amount equal to the Cash Per Share Closing Consideration, and (ii) (A) the Stock Per Share Closing Consideration, minus (B) the Escrow Shares Per Share, rounded down to the nearest whole share. In addition, at the Closing, in order to fund the Seller Representative Fund, Buyer shall pay an amount equal to the Seller Representative Fund Amount by wire transfer of immediately available funds to the account(s) designated by the Company in the Closing Payment Certificate.

(b) No fractional shares of Parent Stock shall be issued, and any fractional shares of Parent Stock otherwise issuable to a Seller shall be rounded down to the nearest whole share (after aggregating all fractional shares of Parent Stock otherwise issuable to such Seller).

(c) Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate purchase price paid at Closing pursuant to this Section 1.2 exceed an amount equal to (i) the Estimated Purchase Price, minus (ii) the Escrow Amount.

(d) Parent Stock shall be proportionately adjusted to reflect any stock split, combination of shares, stock dividend, reorganization, recapitalization or other similar event affecting Parent Stock occurring after the date of this Agreement and prior to the Closing so as to provide the Sellers the same economic effect as contemplated by this Agreement prior to such change.

1.3 Escrow Shares. The Sellers hereby authorize and instruct the Buyer to deduct, or cause to be deducted, from the Estimated Purchase Price otherwise payable to the Sellers at Closing 1,010,782 shares of Parent Stock (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”), equivalent to an aggregate value of $15,000,000 (based on the Buyer Specified Stock Price) (the “Escrow Amount”). At the Closing, the Buyer shall transfer, or cause to be transferred, the Escrow Shares into an escrow account (the “Escrow Account”) established pursuant to the terms of an Escrow Agreement to be entered into at Closing among the Seller Representative, the Buyer, the Buyer Parent and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”), in order to support the Sellers’ indemnification obligations under Article VIII and the Sellers’ payment obligations under Section 1.6. The Escrow Shares, together with any dividends, interest or other earnings thereon, and any additional payments thereto by the Sellers after the Closing in accordance with the terms of this Agreement and the Escrow Agreement (collectively, the “Escrow Property”) will not be subject to any indemnification claim to the extent made after the date which is twenty-four (24) months after the Closing Date (the “Final Escrow Release Date”); provided, however, with respect to any indemnification claims made in accordance with Article VIII hereof on or prior to the Final Escrow Release Date that remain unresolved at the time of the Final Escrow Release Date (“Pending Claims”), all or a portion of the Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the notice provided by or on behalf of the Buyer Indemnified Party under Article VIII and valuing the Escrow Shares at the Buyer Specified Stock Price) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved and paid pursuant to the provisions of Article VIII. After the Final Escrow Release Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, and not subject to resolved but unpaid claims in favor of a Buyer Indemnified Party, shall be disbursed by the Escrow Agent to the Sellers in accordance with their respective Pro Rata Shares (subject to Section 8.7(a)), or to the Seller Representative on behalf of the Sellers. Promptly after the final resolution of each Pending Claim and payment of all indemnification obligations in connection therewith, the Escrow Agent shall disburse any remaining Escrow Property remaining in the Escrow Account to the Sellers (or to the Seller Representative on behalf of the Sellers), less the amount reserved for other Pending Claims. Notwithstanding the foregoing, if on the twelve (12) month anniversary of the Closing Date (the “Initial Escrow Release Date”) there are not pending or previously paid indemnification claims made by the Buyer Indemnified Parties under Article VIII either (i) for amounts that in the aggregate claim or were paid for Losses in excess of the Deductible or (ii) for which the Deductible does not apply, then on the Initial Escrow Release Date the Escrow Agent will release to the Sellers (or to the Seller Representative on behalf of the Sellers) Escrow Property with an aggregate value of $10,000,000 (valuing the Escrow Shares at the Buyer Specified Stock Price).

1.4 The Closing.

(a) The closing of the purchase and sale of the Shares (the “Closing”) shall take place electronically by exchange of PDF copies of documents on a date and at a time to be specified by the Buyer and the Company, which shall be no later than the second Business Day following the satisfaction or waiver of all of the conditions set forth in Article VII (other than those that by their terms are to be satisfied at the Closing), or at such other place or on such other date as is mutually acceptable to the Buyer and the Company; provided, that in no event shall the Closing be, or be deemed to be, effective prior to the forty-fifth (45th) day after the date of this Agreement without the Buyer’s prior written consent. The date of the Closing hereunder is referred to herein as the “Closing Date” and the Closing Date will be deemed to have occurred at 12:01 a.m. Eastern Time on the date upon which the Closing occurs.

(b) Subject to the terms and conditions set forth herein, and on the basis of the representations, warranties, covenants and agreements set forth herein, at the Closing:

(i) the Buyer shall deliver, or cause to be delivered, to the Sellers (or to Seller Representative for further distribution to the Sellers) the consideration specified in Section 1.2(a) to the account(s) designated by the Company in the Closing Payment Certificate in exchange for all Shares held by the Sellers;

(ii) each Seller shall deliver or cause to be delivered to the Buyer a share transfer form in respect of the Shares, duly executed by the registered holders thereof and completed in favor of the Buyer, together with the original share certificates in respect thereof, free and clear of all Liens (other than those imposed by applicable securities Laws or the Company’s organizational documents or that are incurred by Buyer);

(iii) the Buyer shall deliver, or cause to be delivered, the Escrow Shares to the Escrow Agent, to the account designated by the Escrow Agent, in accordance with Section 1.3;

(iv) the Company shall deliver to the Buyer one or more payoff letters, duly executed by the applicable lenders, with respect to all Indebtedness of the Company set forth on Annex IV (the “Existing Company Debt”), accompanied by releases and any other documentation reasonably requested by the Buyer to evidence the satisfaction in full of such Indebtedness, in each case, in form and substance reasonably satisfactory to the Buyer;

(v) the Buyer shall repay, or cause to be repaid, on behalf of the Company or a Company Subsidiary, the Existing Company Debt, in each case, in accordance with any payoff letters executed by the applicable lender with respect thereto and delivered to the Buyer pursuant to Section 1.4(b)(iv), by wire transfer of immediately available funds to the account(s) designated in such payoff letters;

(vi) the Company shall deliver to the Buyer invoices or other supporting documentation evidencing the Company Transaction Expenses set forth on the Closing Payment Certificate;

(vii) the Buyer shall pay, or cause to be paid, on behalf of the Sellers or the Company, those Company Transaction Expenses required to be paid at Closing by wire transfer of immediately available funds to account(s) specified by the Company in the Closing Payment Certificate;

(viii) each Seller shall deliver to the Buyer a duly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other appropriate form or documentation reasonably acceptable to Buyer evidencing that Tax withholding is not required in connection with the payment of the purchase price by Buyer to or for the benefit of such Seller hereunder; provided, that the Buyer’s sole remedy in the event of any Seller’s failure to provide such form or documentation shall be to withhold, or cause to be withheld, the appropriate amounts required as a result thereof pursuant to Section 1.7; and

(ix) the Buyer, the Company, the Seller Representative and the Sellers shall make such other deliveries as are required and in accordance with Article VII.

(c) In addition to the foregoing, as applicable, the Sellers shall deliver to the Buyer or one or more of its designees such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Buyer shall deem reasonably necessary to vest in the Buyer or one or more of their designees all right, title and interest in, to and under the Shares in the manner described herein, free and clear of all Liens (other than those imposed by applicable securities Laws or the Company’s organizational documents or that are incurred by Buyer), and in form and substance reasonably satisfactory to the Buyer.

1.5 Post-Closing Adjustments to Estimated Purchase Price.

(a) As promptly as practicable, but no later than one hundred twenty (120) days following the Closing Date, the Buyer will prepare in good faith and deliver to the Seller Representative a statement (the “Closing Statement”) setting forth the Buyer’s calculation of (i) the Net Indebtedness Amount; and (ii) the Company Transaction Expenses.

(b) During the forty-five (45) days after delivery of the Closing Statement, the Buyer will provide the Seller Representative and his Representatives with reasonable access (at LCM’s principal office in England), during normal business hours and upon reasonable notice, to (x) review the financial books and records of the Company, any of the Company’s accountants’ work papers related to the calculation of amounts in the Closing Statement (subject to the execution of any access letters that such accountants may require in connection with the review of such work papers), and (y) the employees and other representatives of the Buyer and the Company who were responsible for the preparation of the Closing Statement to respond to questions relating to the preparation of the Closing Statement and the calculation of the items thereon, in each case solely to allow the Seller Representative and his Representatives to determine the accuracy of Buyer’s calculation of the items set forth on the Closing Statement. Any information shared with the Seller Representative or his Representatives will be subject to Section 6.4, and neither the Buyer nor the Company shall have any obligation to provide information or access to information, materials or persons if doing so would reasonably be expected to (i) unreasonably disrupt the normal operations of the Business, (ii) result in the waiver of any attorney-client privilege or the loss of any trade secret protection or (iii) violate any Law in any material respect or the terms of any applicable contract to which the Company or any of its Affiliates is party (taking into account the confidentiality obligations with respect to such information set forth in Section 6.4). If the Seller Representative disagrees with any of the Buyer’s calculations set forth in the Closing Statement, the Seller Representative may, within forty-five (45) days after delivery of the Closing Statement, deliver a written notice (the “Objection Notice”) to the Buyer disagreeing with such calculations. Any Objection Notice shall specify those items or amounts with which the Seller Representative disagrees, together with a detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth the Seller Representative’s calculation, based on such objections, of (i) the Net Indebtedness Amount and (ii) the Company Transaction Expenses. To the extent not set forth in the Objection Notice, the Seller Representative shall be deemed to have agreed with Buyer’s calculation of all other items and amounts contained in the Closing Statement. If the Seller Representative does not deliver an Objection Notice within such forty-five (45)-day period, then the amounts set forth in the Closing Statement shall be deemed to be Final and Binding.

(c) If an Objection Notice is timely delivered pursuant to Section 1.5(b), the Seller Representative and the Buyer shall, during the thirty (30) days following such delivery, use their commercially reasonable efforts to reach agreement on the value of the disputed items or amounts, and any discussions relating thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule(s) and evidence of such discussions shall not be admissible in any future proceedings between the parties to this Agreement. If, during such period, the Seller Representative and the Buyer are unable to reach agreement on all disputed items, they shall promptly thereafter mutually engage and submit such dispute to Grant Thornton LLP or another independent accounting firm reasonably satisfactory to the Seller Representative and the Buyer (the “Accounting Referee”) for Final and Binding resolution. Each of the Seller Representative and the Buyer shall enter into a customary engagement letter with the Accounting Referee, which engagement letter shall explicitly provide that, in resolving the amounts in dispute, the Accounting Referee (i) shall consider only those items or amounts disputed by the Seller Representative in the Objection Notice which remain in dispute; (ii) shall not assign a value to any item or amount in dispute greater than the greatest value for such item or amount assigned by the Seller Representative, on the one hand, or the Buyer, on the other hand, or less than the smallest value for such item or amount assigned by the Seller Representative, on the one hand, or the Buyer, on the other hand; and (iii) shall act as an expert and not as an arbitrator. The Accounting Referee’s determination will be based solely on presentations by the Seller Representative and the Buyer which are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of independent review) and the Seller Representative and the Buyer shall cause the Accounting Referee to deliver to the Seller Representative and the Buyer as promptly as practicable (but in any event within forty-five (45) days of its retention) a written report setting forth its determination of the amounts in dispute. Such report shall be Final and Binding on all parties to this Agreement. All fees and expenses of the Accounting Referee will be borne by the Buyer and the Seller Representative (on behalf of the Sellers) proportionately based on the difference between the amount of the Adjustment Amount as submitted by such party to the Accounting Referee and the Accounting Referee’s final determination of the Adjustment Amount, in inverse proportion to the Accounting Referee’s final determination (as way of example of the foregoing only, if the Adjustment Amount submitted by Buyer is negative $500,000 and the Adjustment Amount submitted by the Seller Representative is positive $1,500,000, and the Accounting Referee determines that the Adjustment Amount is positive $1,000,000, the fees and expenses of the Accounting Referee will be borne 75% by Buyer and 25% by the Seller Representative (on behalf of the Sellers)). Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute under this Section 1.5 before the Accounting Referee will be borne by the party incurring such cost and expense. “Final Resolution Date” shall be (i) forty-five (45) days after delivery of the Closing Statement if no Objection Notice is delivered or (ii) if an Objection Notice is timely delivered then the earlier of when the parties reach a written agreement on the value of the disputed items or the Accounting Referee delivers its report.

1.6 Post-Closing Adjustment Payments.

(a) The “Adjustment Amount” shall be an amount (which may be expressed as a positive or negative number) equal to the sum of (i) (A) the Net Indebtedness Amount set forth in the Closing Payment Certificate, minus (B) the amount of the Net Indebtedness Amount as finally determined pursuant to Section 1.5; plus (or minus if negative) (ii) (A) the Company Transaction Expenses set forth in the Closing Payment Certificate, minus (B) the amount of the Company Transaction Expenses as finally determined pursuant to Section 1.5.

(b) If the Adjustment Amount, as finally determined pursuant to this Section 1.6, is a negative number, the Seller Representative and the Buyer Parent shall each, within five (5) days after the Final Resolution Date, direct the Escrow Agent to distribute to the Buyer Parent from the Escrow Account an aggregate amount of Escrow Shares equal to the absolute value of the Adjustment Amount (based on the Buyer Specified Stock Price) (in accordance with Section 1.6(e)) up to the Escrow Amount.

(c) If the Adjustment Amount, as finally determined pursuant to this Section 1.6, is a positive number, the Buyer Parent shall, as promptly as reasonably practicable and in accordance with all applicable Laws, issue and distribute, or cause to be distributed, Parent Stock equivalent to an aggregate value of the Adjustment Amount (based on the Buyer Specified Stock Price) to each Seller equal to such Seller’s Pro Rata Share (in accordance with Section 1.6(e)).

(d) Any payment of an Adjustment Amount shall be treated as an adjustment to the Final Purchase Price for all Tax purposes, to the extent permitted under applicable Law.

(e) Any shares of Parent Stock issuable or distributable pursuant to this Section 1.6 shall be rounded to the nearest whole share, and the dollar value of a Parent Stock shall be deemed to be the Buyer Specified Stock Price.

1.7 Withholding. Notwithstanding anything to the contrary in this Agreement, the Buyer, Buyer Parent and the Company (and any other Person that has a withholding obligation with respect to any payment made pursuant to this Agreement) shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld under the Code (or any provision of applicable Law with respect to the making of such payment) with respect to such payment. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of whom such deduction or withholding was made.

Article II.

REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

Except for any information contained in the Data Room as at 12:00 p.m. Eastern Time on the date of this Agreement, which shall be deemed a disclosure made in respect of each representation and warranty of the Sellers to the extent that the relevance of the information in the Data Room is reasonably apparent based on the information provided (including information that is reasonably apparent pursuant to the express terms or conditions of any Contract or any other document included in the Data Room), each Seller hereby represents and warrants to the Buyer that the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

2.1 Organization. Such Seller, if not a natural person, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and all other jurisdictions in which its ownership of property or conduct of business requires it to be qualified (except, in the case of good standing, for entities incorporated or organized under the Laws of any jurisdiction that does not recognize such concept).

2.2 Power; Authorization. Such Seller has all requisite power and authority to execute, deliver and perform his, her or its obligations under this Agreement and the other Transaction Documents to which such Seller is or will be a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Seller is or will be a party, and the compliance by such Seller with the provisions of this Agreement and each Transaction Document to which it is or will be a party, have been or will be duly and validly authorized by such Seller. All organizational actions and proceedings required to be taken by or on the part of such Seller to authorize and permit the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is or will be a party, have been duly and validly taken. This Agreement has been, and each other Transaction Document to which such Seller is or will be a party has been or will be prior to the Closing, duly executed and delivered by such Seller. This Agreement constitutes, and each other Transaction Document to which such Seller is or will be a party constitutes, or will constitute when so duly executed and delivered, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, in each case subject to the effect of any applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”). Each Seller’s organizational documents, if applicable, are in full force and effect, and no Seller is in violation of its organizational documents, if applicable.

2.3 Title to Shares. Such Seller is the record legal and beneficial owner of the Shares set forth opposite such Seller’s name on Annex I, free and clear of all Liens or any other restrictions on transfer other than restrictions on transfer arising under applicable securities Laws or the Company’s organizational documents. Such Seller has all requisite power and authority to sell, transfer, assign and deliver the Shares as provided herein and the other Transaction Documents to which such Seller is a party, and at the Closing, such Seller shall transfer to the Buyer good and marketable title to the Shares owned by such Seller, free and clear of all Liens or any other restrictions on transfer other than restrictions on transfer arising under applicable securities Laws or the Company’s organizational documents or that are incurred by Buyer. Other than this Agreement, such Shares are not subject to any voting trust agreement or any other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Shares. Each Seller hereby waives any pre-emptive rights or rights of first refusal or other similar rights or any other restrictions on the transfer, sale or disposition of the Shares in the Company’s organizational documents with respect to the transactions contemplated by this Agreement or the other Transaction Documents.

2.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery by such Seller of this Agreement and the other Transaction Documents to which such Seller is or will be a party does not, and the performance by such Seller of this Agreement and such other Transaction Documents will not, (i) if such Seller is an entity, conflict with or violate any provision of the organizational documents of such Seller; (ii) assuming compliance with the matters referred to in Annex III, conflict with or violate any Law applicable to such Seller or any of his, her or its Affiliates or by which any property or asset of such Seller or his, her or its Affiliates is bound or affected; (iii) assuming compliance with the matters referred to in Annex III, (A) require any consent or approval under, (B) result in any breach of or any loss of any benefit under, (C) constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or (D) give to others any right of termination, vesting, amendment, acceleration or cancellation of, any obligation or right under any material Contract or Permit to which such Seller is a party or to which any of his, her or its property or assets is subject; or (iv) result in the creation of a Lien on any property or asset of such Seller (including any Shares) or any of his, her or its Affiliates.

(b) The execution and delivery by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party does not and will not, and the performance of this Agreement and the Transaction Documents to which such Seller is a party by such Seller will not, require any consent, approval, Order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity, other than compliance with the National Security and Investment Act 2021 and any other applicable competition, merger control or foreign investment Laws.

2.5 Legal Proceedings; Orders. There are no Actions or Orders pending or, to such Seller’s Knowledge, threatened against or affecting such Seller, that (x) would reasonably be expected to adversely affect the ability of such Seller to consummate the transactions contemplated by this Agreement or any other Transaction Document to which such Seller is a party or (y) challenge or that would reasonably be expected to prevent, impede, materially hinder, materially delay, make illegal, impose material limitations or conditions on, or otherwise materially interfere with, any of the transactions contemplated by this Agreement or any other Transaction Document to which such Seller is or will be a party. Such Seller is not subject to any Order that relates to the Business of, or any assets owned or used by, the Company or any Company Subsidiary.

2.6 Brokerage. There are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the transactions contemplated by this Agreement or any other Transaction Document to which such Seller is a party based on any Contract to which such Seller is a party or that is otherwise binding upon such Seller and no Person is entitled to any fee or commission or like payment in respect thereof. All fees, commissions or like payments to any Person referenced in the first sentence of this Section 2.6 as disclosed in the Data Room shall be paid at Closing and, following Closing, none of the Company, the Buyer, the Buyer Parent or any of their respective Affiliates will have any obligation of any kind with respect to such matters or agreements.

2.7 Accredited Investor. Such Seller acknowledges that (i) the shares of Parent Stock to be acquired by such Seller pursuant to this Agreement are being acquired for investment for such Seller’s own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act; (ii) such Seller is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act (if such Seller is an entity, it satisfies the criteria for accredited investor status under the applicable provisions of Rule 501(a)) and for purposes of Rule 502 of Regulation D under the Securities Act; (iii) such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares of Parent Stock, and is able to bear the economic risk of such investment, including a complete loss of its investment; (iv) such Seller has had access to all information that such Seller believes is necessary, sufficient or appropriate in connection with the investment; (v) such Seller has read the “risk factors” in the filings the Buyer Parent has made with the SEC prior to the date of this Agreement, understands that an investment in the Buyer Parent includes a high degree of risk and that such Seller could lose some or all of its investment; (vi) such Seller has been given the opportunity to ask questions of, and receive answers from, representatives of the Buyer Parent concerning the Buyer Parent, its business, and the terms and conditions of such Seller’s investment, and all such questions have been answered to such Seller’s satisfaction; (vii) such Seller is able to bear the economic risk of an investment in Parent Stock, has adequate means of providing for its current, future and contingent financing needs, has no present need for liquidity with respect to its investment in Parent Stock and is able to sustain a complete loss of its investment in Parent Stock; (viii) such Seller was not offered Parent Stock by any form of general solicitation or general advertising; and (ix) the shares of Parent Stock have not been registered under the Securities Act or any state securities laws, and that such shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of (a) an effective registration statement under the Securities Act or (b) an available exemption or qualification, to the extent available, from the registration requirements of the Securities Act and applicable state securities laws.

2.8 No Other Representations; No Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE II (AS MODIFIED BY THE DATA ROOM) AND IN ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF ANY SELLER HEREUNDER, THE BUYER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES, ACKNOWLEDGES AND AGREES THAT (A) NONE OF THE SELLERS NOR ANY OTHER PERSON ON BEHALF OF ANY OF THEM HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH SELLER OR ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE BUSINESSES, OPERATIONS, CONDITION (FINANCIAL OR OTHERWISE), PROSPECTS, THE PRO FORMA FINANCIAL INFORMATION, COST ESTIMATES, FINANCIAL OR OTHER PROJECTIONS, FORECASTS, ESTIMATES, BUDGETS, PLANS OR ANY OTHER FORWARD-LOOKING STATEMENTS OF SELLER, THE COMPANY OR THE COMPANY SUBSIDIARIES OR ANY OTHER MATTER OR WITH RESPECT TO ANY OTHER INFORMATION, DOCUMENTS OR OTHER MATERIALS OR MANAGEMENT PRESENTATIONS PROVIDED BY THE COMPANY OR THE COMPANY SUBSIDIARIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES AND (B) ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED BY EACH SELLER, AND NEITHER THE BUYER NOR ANY PERSON ON ITS BEHALF IS ENTITLED TO RELY ON, OR HAS RELIED ON OR IS RELYING ON, ANY SUCH REPRESENTATION OR WARRANTY, IF MADE. WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT THE SELLERS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE COMPANY, THE COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, CONDITION (FINANCIALS OR OTHERWISE) OR PROSPECTS OR ANY OTHER MATTER WITH RESPECT TO THE COMPANY OR THE COMPANY SUBSIDIARIES.

Article III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except for any information contained in the Data Room as at 11:59 p.m. Eastern Time on the date that is one (1) Business Day prior to the date of this Agreement, which shall be deemed a disclosure made in respect of each representation and warranty of the Company to the extent that the relevance of the information in the Data Room is reasonably apparent based on the information provided (including information that is reasonably apparent pursuant to the express terms or conditions of any Contract or any other document included in the Data Room), the Company hereby represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

3.1 Organization; Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of Singapore and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership of property or conduct of business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company possesses all requisite corporate power and authority necessary to (i) own, operate, lease and license its properties, (ii) carry on its business as now conducted and (iii) execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Company is or will be a party and to consummate the transactions contemplated hereunder and thereunder. True, correct and complete copies of (i) the Company’s organizational documents as currently in effect, (ii) the Company’s current capitalization table and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of the Shares, the Company’s board of directors and committees thereof since January 1, 2023, and the equivalent records of each Company Subsidiary, have been provided to the Buyer in the Data Room and reflect all amendments made thereto at any time prior to the date of this Agreement. The organizational documents of the Company are in full force and effect, and the Company is not in violation of its organizational documents.

3.2 Authorization. All corporate actions and proceedings required to be taken by or on the part of the Company to authorize and permit the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is or will be a party, have been duly and validly taken, including after giving effect to Section 6.9. This Agreement has been, and each other Transaction Document to which the Company is or will be a party has been or will be prior to the Closing, duly executed and delivered by the Company. This Agreement constitutes, and each other Transaction Document to which the Company is or will be a party constitutes, or will constitute when so duly executed and delivered, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, in each case subject to the Enforceability Exceptions.

3.3 Capitalization and Related Matters.

(a) Annex I sets forth as of the date hereof (i) the number of issued and fully paid-up Shares, and (ii) a true, correct and complete list of the legal and beneficial owners of the Shares, listing for each Person: (A) his, her or its name, and if not a natural person, its type of entity and jurisdiction of incorporation or organization and (B) the number of Shares owned by such Person.

(b) All of the issued Shares have been validly allotted and issued, and are fully paid. Immediately after the Closing, the Buyer shall own all of the issued and fully paid-up Shares, free and clear of any Liens or any other restrictions on transfer, other than those imposed by applicable securities Laws or the Company’s organizational documents or that are incurred by Buyer. Except for the Shares, there are no issued, reserved for issuance or outstanding (i) shares of capital stock of, or other equity or voting interests in, the Company; (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or containing any profit participation features; or (iii) options, warrants, share appreciation rights, phantom shares, calls, subscriptions or other rights to acquire from the Company or any Company Subsidiary or other obligations of the Company or any Company Subsidiary to issue or allot, any capital stock or securities convertible into, or exchangeable or exercisable for, or evidencing the right to subscribe for, capital stock of, or other equity or voting interests in, the Company or any equity appreciation rights or phantom equity plans. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire or retire for value any Shares. There are no statutory or contractual equity holder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights with respect to the Shares other than those in the Company’s organizational documents (which are being waived by the Sellers pursuant to Section 2.3). There are no agreements with respect to the voting or transfer of the Shares to which the Company or any of the Company Subsidiaries is a party or, to the Knowledge of the Company, to which any Seller is a party. The Company has not violated, in any material respect, any applicable securities Laws or any preemptive or similar rights created by statute, organizational document or agreement in connection with the offer, sale, issuance or allotment of any of the Shares. The Company has no liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests, whether or not declared or accumulated, and there are no restrictions of any kind which prevent the payment of the foregoing by the Company, other than those arising under applicable Law.

(c) As of the date hereof, neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

3.4 Subsidiaries; Investments.

(a) Annex II sets forth a true, correct and complete list of all Subsidiaries of the Company (each a “Company Subsidiary”), including each Company Subsidiary’s name, type of entity, jurisdiction and date of incorporation or organization, authorized capital stock, partnership or membership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership or membership interests or similar ownership interests, and the current ownership of such shares, partnership or membership interests or similar ownership interests.

(b) Except for the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, of record or beneficially, any direct or indirect equity or other ownership, capital, voting or participation interest or any right (contingent or otherwise) to acquire the same in any Person.

(c) Each Company Subsidiary (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and all other jurisdictions in which its ownership of property or conduct of business requires it to be qualified, except where the failure to be so organized, existing, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (ii) possesses all requisite organizational power and authority to own, operate, lease and license its properties, to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is or will be a party. True, correct and complete copies of each Company Subsidiary’s organizational documents have been provided to the Buyer in the Data Room and reflect all amendments made thereto at any time prior to the date of this Agreement.

(d) All of the issued and outstanding shares of capital stock, partnership or membership interests and/or other similar ownership interests of each Company Subsidiary (“Subsidiary Equity Interests”) have been duly authorized and validly issued, and are fully paid and, to the extent applicable, non-assessable. The Company or one or more Company Subsidiaries owns (beneficially and of record) all of the outstanding Subsidiary Equity Interests, free and clear of any Liens, other than restrictions on transfer arising under applicable securities Laws or the organizational documents of such Company Subsidiary. There are no issued, reserved for issuance or outstanding (i) Subsidiary Equity Interests; (ii) securities convertible into or exchangeable for Subsidiary Equity Interests or containing any profit participation features; or (iii) options, warrants, share appreciation rights, phantom shares, calls, subscriptions or other rights to acquire, or obligations to issue or allot, Subsidiary Equity Interests or any equity appreciation rights or phantom equity plans. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire or retire for value any Subsidiary Equity Interests. There are no statutory or contractual equity holder preemptive or similar rights, rights of first refusal or registration rights with respect to any security of any Company Subsidiary. There are no agreements with respect to the voting or transfer of any security of any Company Subsidiary other than as set forth in the organizational documents of such Company Subsidiary. No Company Subsidiary has violated any applicable securities Laws or any preemptive or similar rights created by statute, organizational document or agreement in connection with the offer, sale, issuance or allotment of any security of any Company Subsidiary. No Company Subsidiary has any liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests, whether or not declared or accumulated, and there are no restrictions of any kind which prevent the payment of the foregoing by any Company Subsidiary, other than those arising under applicable Law or such Company Subsidiary’s organizational documents.

(e) No Company Subsidiary is a participant in any joint venture, partnership or similar arrangement. No Company Subsidiary has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person.

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is or will be a party does not, and the performance by the Company of this Agreement and such other Transaction Documents will not, (i) after giving effect to the waiver by the Sellers in Section 2.3 above, conflict with or violate any provision of the organizational documents of the Company or any Company Subsidiary; (ii) assuming compliance with any matters referred to in Annex III, conflict with or violate any Law in any material respect applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected; (iii) assuming compliance with any matters referred to in Annex III, (A) require any consent or approval under, (B) result in any breach of or any loss of any material benefit under, (C) constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or (D) give to others any right of termination, vesting, amendment, acceleration or cancellation of, any material right or material obligation under any Material Contract or material Permit; (iv) result in the creation of any Lien (other than Permitted Liens) on any material property or asset of the Company or any Company Subsidiary; or (v) cause the Company or any Company Subsidiary to become subject to, or to become liable for the payment of, any material Tax.

(b) The execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party does not and will not, and the performance of this Agreement and such other Transaction Documents by the Company will not, require any consent, approval, Order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity, other than (i) as set forth on Annex III and (ii) compliance with the National Security and Investment Act 2021 and any other applicable competition, merger control or foreign investment Laws.

3.6 Financial Statements. The Data Room includes a true, correct and complete copies of (a) the Company’s and the Company Subsidiaries’ (i) unaudited consolidated balance sheet as of June 30, 2025 (the “Latest Balance Sheet”) and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flow for the six-month period then ended (the “Interim Company Financial Statements”), and (ii) the unaudited consolidated balance sheets and related unaudited consolidated statements of income, changes in shareholders’ equity, and cash flow for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022 (together with the Interim Company Financial Statements, the “Company Financial Statements”), and (b) LCM’s (i) unaudited balance sheet as of June 30, 2025 and the related unaudited statements of income, changes in shareholders’ equity and cash flow for the six-month period then ended (the “LCM Interim Financial Statements”), and (ii) the audited balance sheets and related audited statements of income, changes in shareholders’ equity, and cash flow for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022 (the “LCM Audited Financial Statements” and, together with the LCM Interim Financial Statements, the “LCM Financial Statements” and, collectively with the Company Financial Statements, the “Financial Statements”). Each of the Financial Statements (including in all cases the notes and schedules thereto, if any) (i) was prepared from, and is consistent with, the books and records of (x) with respect to the Company Financial Statements, the Company and each Company Subsidiary, and (y) with respect to the LCM Financial Statements, LCM and its Subsidiaries, (ii) has been prepared in accordance with the Company Accounting Principles consistently applied throughout the periods covered thereby and (iii) presents fairly in all material respects the financial condition, results of operations, shareholders’ equity and cash flow of (x) with respect to the Company Financial Statements, the Company and each Company Subsidiary, and (y) with respect to the LCM Financial Statements, LCM and its Subsidiaries, as of the dates and for the periods referred to therein, subject, in the case of the Company Financial Statements and the LCM Interim Financial Statements, to normal, recurring year-end adjustments (none of which would be material, individually or in the aggregate) and the absence of notes. No financial statements of any Person other than the Company and the Company Subsidiaries are required by the Company Accounting Principles to be included or reflected in any of the foregoing financial statements. The Data Room also includes true, correct and complete copies of any material written communications from the Company’s auditors to the Company’s board of directors or audit committee thereof since January 1, 2023, together with any written responses thereto.

3.7 Liabilities.

(a) The Data Room includes a list of all outstanding Indebtedness of the Company and each Company Subsidiary, and for each item of Indebtedness, identifies the debtor, the principal amount outstanding as of the date of this Agreement, the creditor, the maturity date, any prepayment penalties or fees or defeasance requirements, whether such Indebtedness will pursuant to its terms be required to be repaid in connection with the transactions contemplated by the Transaction Documents and the collateral, if any, securing such Indebtedness. The Working Capital Loan Facility and all letters of credit, fidelity bonds and surety bonds of the Company and the Company Subsidiaries are in full force and effect and will continue in full force and effect immediately following the consummation of the transactions contemplated by the Transaction Documents. No default (or, to the Company’s Knowledge, an event which with notice or lapse of time or both would become a default) exists with respect to the obligations of the Company or any Company Subsidiary under the Working Capital Loan Facility and any such letters of credit, fidelity bonds or surety bonds and neither the Company nor any Company Subsidiary has received any written notification of cancellation of any of such letters of credit, fidelity bonds or surety bonds. The aggregate amount that can be withdrawn under the Working Capital Loan Facility is £1.5 million.

(b) Neither the Company nor any Company Subsidiary has any material Liability except for: (i) Liabilities reflected or reserved against in the Latest Balance Sheet (or disclosed in the notes thereto); (ii) Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or Liability under any Law or any Order); and (iii) Liabilities expressly contemplated by or incurred in connection with this Agreement and the transactions contemplated hereby. Neither the Company nor any Company Subsidiary maintains any “off-balance sheet arrangement” within the meaning of Item 303(a)(4)(ii) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

3.8 Absence of Certain Developments. Since the date of the Latest Balance Sheet through the date of this Agreement, the Company has conducted the Business in the ordinary course of business consistent with past practices and there has not been any event, state of circumstances, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since the date of the Latest Balance Sheet through the date of this Agreement, neither the Company nor any Company Subsidiary has:

(a) sold, leased, licensed (as licensor), assigned, disposed of or transferred (including transfers to the Company, any Company Subsidiary or any of its respective employees or Affiliates) any of its assets (whether tangible or intangible), except for sales of inventory and other dispositions in the ordinary course of business and sales of other assets not in excess of £100,000 in the aggregate;

(b) mortgaged, pledged or subjected to any Lien any portion of its properties or assets, other than Permitted Liens;

(c) made, committed to make or authorized any capital expenditure in excess of £100,000 individually or £250,000 in the aggregate;

(d) acquired (including by merger, consolidation, license or sublicense) any interest in any Person or a substantial portion of the assets or business of any Person or any other assets of any Person, other than (i) acquisitions in the ordinary course of business or (ii) that involve consideration individually not in excess of £100,000, or in the aggregate, not in excess of £250,000;

(e) incurred any Indebtedness or assumed, guaranteed or endorsed the obligations of any Person, except for Indebtedness incurred in the ordinary course of business with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of £250,000 for the Company and each Company Subsidiary taken as a whole;

(f) entered into, materially amended, modified, accelerated or extended, renewed or terminated any Material Contract or waived, released or assigned any material rights, claims or benefits of the Company or any Company Subsidiary under any Material Contract, except entry into a Material Contract in the ordinary course of business;

(g) issued, sold, pledged, disposed of, encumbered or transferred any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company or any Company Subsidiary;

(h) declared, set aside, or distributed any dividend or other distribution (whether payable in cash, stock, property or a combination thereof), or otherwise paid any cash or cash equivalents to the shareholders of the Company or their Affiliates (other than in their capacity as an employee or consultant of the Company or any Company Subsidiary or the repayment of Indebtedness owed by the Company or any Company Subsidiary, to the extent such Indebtedness arose under agreements or instruments in effect as of the date of this Agreement) or entered into any agreement with respect to the voting of its capital stock (or other equity securities);

(i) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock (or other equity securities);

(j) waived, released, assigned, settled or compromised any material rights or claims, or any material litigation or arbitration;

(k) disclosed any material trade secrets or other material proprietary and confidential information of the Company or any Company Subsidiary to any Person that is not subject to any confidentiality or non-disclosure agreement;

(l) suffered material theft, damage, destruction or casualty loss to its material assets, whether or not covered by insurance;

(m) (i) materially increased the compensation or benefits payable or to become payable to any director, officer, employee or consultant of the Company or any Company Subsidiary; (ii) granted or increased any rights to change in control, severance or termination payments or benefits to, or entered into any severance agreement with, any director, officer, employee or consultant of the Company or any Company Subsidiary; or (iii) established, adopted, entered into, materially amended or modified or terminated any material Benefit Plan;

(n) made loans or advances to, guarantees for the benefit of, or any investments in, any Person in excess of £100,000 in the aggregate;

(o) forgave any loans to directors, officers, employees or any of their respective affiliates;

(p) made any change in accounting policies, practices, principles, methods or procedures, other than as required by the Company Accounting Principles or by a Governmental Entity;

(q) (i) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business; (ii)  delayed or accelerated payment of any account payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business; (iii) made any changes to cash management policies; (iv) delayed or postponed the repair or maintenance of its properties, in any material respect; or (v) varied any inventory purchase practices in any material respect from past practices;

(r) write up, write down or write off the book value of any assets, individually or in the aggregate, for the Company and the Company Subsidiaries taken as a whole, in excess of £100,000, except for depreciation and amortization in accordance with the Company Accounting Principles consistently applied;

(s) (i) made, changed or revoked any entity classification election or other material Tax election, (ii) settled or compromised any material claim, notice, audit report or assessment in respect of Taxes, (iii) entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any material Tax, (iv) amended any material Tax Return, (v) filed any material Tax petition, Tax complaint or administrative Tax appeal, (vi) surrendered or forfeited any right to claim a material Tax refund, (vii) consented to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment, (viii) changed any annual Tax accounting period or (ix) adopted or changed any material method of Tax accounting;

(t) amended or modified the organizational documents of the Company or any Company Subsidiary; or

(u) agreed or committed to do any of the foregoing.

3.9 Tangible Assets.

(a) The Company and each of the Company Subsidiaries have good and marketable title to, a valid leasehold interest in or a valid license to use, all the tangible properties and assets used by them, located on their premises, or shown on the Latest Balance Sheet or acquired thereafter (collectively, the “Tangible Assets”), free and clear of all Liens, other than Permitted Liens. The Tangible Assets are in reasonable operating condition (normal wear and tear excepted), and are fit in all material respects for use in the ordinary course of business and have been maintained consistent with standards generally followed in the industry. The Tangible Assets are all the material tangible properties and assets necessary for the current operation of the business of the Company and the Company Subsidiaries. The Tangible Assets, including all improvements and modifications thereto, and the use of such assets by the Company and the Company Subsidiaries, conform to applicable zoning and building laws in all material respects. Since the date of the Latest Balance Sheet, neither the Company nor any Company Subsidiary has suffered theft, damage, destruction or casualty loss in excess of £100,000 in the aggregate to its assets, whether or not covered by insurance. For the avoidance of doubt, this Section 3.9 does not relate to real property (such items being the subject of Section 3.11).

(b) There are no developments affecting any Tangible Asset pending or, to the Knowledge of the Company, threatened which would reasonably be expected to materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any Tangible Asset. All leases by the Company and the Company Subsidiaries of the Tangible Assets are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto or, to the Knowledge of the Company, any event which with notice or lapse of time or both would constitute a default.

3.10 Intellectual Property.

(a) The Data Room includes a complete and accurate list of each item of Registered IP in which the Company or any Company Subsidiary has or purports to have an ownership interest of any nature (whether exclusively or jointly with another Person), indicating for each item (i) the recorded owner(s), (ii) the jurisdiction in which such item of Registered IP has been registered or filed, (iii) the applicable application, registration, or serial or other similar identification number and (iv) the applicable application or registration date.

(b) All Registered IP that is Company IP is subsisting, and, to the Knowledge of the Company, is valid and enforceable to the extent registered or issued. All filings, payments and other actions required to be made or taken to obtain, perfect or maintain in full force and effect each item of Registered IP that is Company IP have been made or taken by the applicable deadline and otherwise in accordance with all applicable Laws. No application for, or registration with respect to, any Registered IP set forth on, or required to be set forth on, the list included in the Data Room referenced in Section 3.10(a) has been abandoned, allowed to lapse, or rejected.

(c) No interference, opposition, reissue, reexamination, or other Action of any nature is pending, or to the Company’s Knowledge has been threatened, in which the scope, validity, registrability or enforceability of any Company IP is being has been contested or challenged, and neither the Company nor any Company Subsidiary has received written notice that any Company IP is invalid or unenforceable.

(d) Neither the Company nor any Company Subsidiary is bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that materially limits or restricts the ability of the Company or any Company Subsidiary to use, assert, enforce, or otherwise exploit any Company IP anywhere in the world. Neither the Company nor any Company Subsidiary has transferred ownership of (whether a whole or partial interest), or granted any exclusive right to use, any Intellectual Property Rights to any Person.

(e) The Company and the Company Subsidiaries exclusively own all right, title, and interest to and in the Company IP free and clear of any Liens and have valid rights to use all other Intellectual Property Rights used, held for use, or practiced by the Company and the Company Subsidiaries in the conduct of their business as currently conducted.

(f) No Person who has licensed Intellectual Property Rights to the Company or any Company Subsidiary has ownership rights or license rights to derivative works or improvements made by or on behalf of the Company or any Company Subsidiary related to such Intellectual Property Rights.

(g) Each Person who is or was an employee, officer, director or contractor of the Company or any Company Subsidiary and who is or was engaged by the Company or any Company Subsidiary or its agent to design, create or otherwise develop any Intellectual Property Rights has signed a valid and enforceable agreement containing a present assignment to the Company or the Company Subsidiary (as applicable) of all such Intellectual Property Rights. No current or former shareholder, officer, director, or employee of the Company or any Company Subsidiary has any claim, right (whether or not currently exercisable), or interest to or in any Intellectual Property Rights used or held for use by the Company or any Company Subsidiary. To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is (i) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or any Company Subsidiary or (ii) in breach of any Contract with any former employer or other Person, in each case, concerning Intellectual Property Rights or confidentiality.

(h) All Intellectual Property Rights created or developed by the founders of the Company or any Company Subsidiary (i) for or on behalf or in contemplation of the Company or any Company Subsidiary (a) prior to the inception of the Company or any Company Subsidiary or (b) prior to their commencement of employment with the Company or any Company Subsidiary, or (ii) that is used in the Company Products or the business of the Company or any Company Subsidiary, have been duly and validly assigned to the Company or a Company Subsidiary.

(i) To the Knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating, any Company IP in any material respect; and there are no pending or threatened claims or similar Actions by the Company or any Company Subsidiary against any Person alleging infringement, misappropriation, dilution or other violation of any Company IP.

(j) Neither the Company nor any Company Subsidiary has infringed, misappropriated, or otherwise violated since January 1, 2023, or is currently infringing, misappropriating, or otherwise violating, any Intellectual Property Right of any other Person. No infringement, misappropriation, or similar claim or Action is pending or threatened against the Company or any Company Subsidiary or, to the Knowledge of the Company, against any Person who may be entitled to be indemnified or reimbursed by the Company or any Company Subsidiary with respect to such claim or Action. Neither the Company nor any Company Subsidiary has received any notice relating to any actual, alleged, or suspected infringement, misappropriation, or violation of any Intellectual Property Right of another Person, including any notice inviting the Company or a Company Subsidiary to take a license under any Intellectual Property Right.

(k) Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions or agreements contemplated by this Agreement, will, with or without notice or the lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Company IP, (ii) a breach of, termination of, or acceleration or modification of any right or obligation under any Contract described in Section 3.12(a)(x), (iii) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any Intellectual Property Right, including any such grant, assignment or transfer by Buyer or its Affiliates.

(l) None of the Company Products fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Product or, to the Knowledge of the Company, any product or system containing or used in conjunction with such Company Product.

(m) No funding, facilities, or personnel of any Governmental Entity or academic institution were used, to develop or create, in whole or in part, any Company IP. The Company is not a party to any Contract with any Governmental Entity or academic institution that grants to such Governmental Entity any right or license with respect to any Company IP.

(n) Neither the Company nor any Company Subsidiary is, nor ever has been, a member or promoter of, or a contributor to, any industry standards body or similar organization that would require or obligate the Company or any Company Subsidiary to grant or offer to any other Person any license or right to any Company IP or to refrain from enforcing any Company IP.

3.11 Real Property.

(a) Neither the Company nor any Company Subsidiary owns or has previously owned any real property or interests in real property.

(b) The Data Room includes a true, correct and complete list of all real property and interests in real property currently or formerly since January 1, 2023 leased or subleased by the Company or any Company Subsidiary as lessee (individually, a “Company Property” and collectively as the “Company Properties”) and identifies for each lease of Company Property (individually, a “Lease” and, collectively, the “Leases”) the parties thereto, the address of the property subject thereto (where available), the rent payable thereunder, the terms of any renewal options, the substance of any material amendments or modifications thereto and any material reciprocal easement or operating agreements relating thereto. The Company or the relevant Company Subsidiary has a good, marketable and valid leasehold interest in each Company Property, subject only to Permitted Liens. The Data Room includes true, correct and complete copies of each Lease, together with all material amendments, modifications, supplements, waivers and side letters related thereto. With respect to each Lease: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) none of the Company or the relevant Company Subsidiary or, to the Knowledge of the Company, any other party to the Lease is in breach or default thereunder and, to the Knowledge of the Company, no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iii) neither the Company or Company Subsidiary party thereto, nor, to the Knowledge of the Company, any other party thereto, has repudiated any provision of any Lease; (iv) there are no material oral agreements or material ongoing disputes or forbearance programs in effect as to the Lease; (v) the Lease has not been modified in any material respect, except to the extent that such modifications are disclosed by the documents delivered to the Buyer; (vi) neither the Company nor the relevant Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any material interest in the Lease; and (vii) the Lease covers the entire estate it purports to cover.

(c) With respect to each Company Property, to the Company’s Knowledge: (i) the current use of such Company Property and the operation of the Company’s or the relevant Company Subsidiary’s business thereon does not, in any material respect, violate any instrument of record or Contract affecting such Company Property, as applicable, or any applicable Law (without any fines or monetary Liabilities attached); (ii) except for the Leases, there are no material leases, subleases, licenses, concessions or other Contracts, written or oral, granting to any Person the right of use or occupancy of any material portion of such Company Property except in favor of the Company or the relevant Company Subsidiary; and (iii) there are no Persons in possession of such Company Property except the Company or the relevant Company Subsidiary.

(d) With respect to those Leases that were assigned or subleased to the Company or a Company Subsidiary by a third party, all necessary consents to such assignments or subleases have been obtained. None of the rights of the Company or the relevant Company Subsidiary under any of the Leases will be subject to termination or modification as the result of the transactions contemplated by the Transaction Documents.

(e) Neither the Company nor any Company Subsidiary has received any written notice of violation of any Law with respect to any Company Property.

(f) The Company or the relevant Company Subsidiary has all certificates of occupancy and Permits of any Governmental Entity necessary for the current use and operation of each Company Property. The Company or the relevant Company Subsidiary has complied in all material respects with the conditions of the material Permits applicable to it and, to the Company’s Knowledge, the material Permits have been validly issued by the appropriate Governmental Entity in material compliance with all applicable Laws. No material default or violation, or to the Knowledge of the Company, event that with the lapse of time or giving of notice or both would become a material default or violation, has occurred in the due observance of any material Permit. All such Permits are in full force and effect without further consent or approval of any Person.

(g) No part of any Company Property is subject to any building or use restrictions that would materially restrict or prevent the present use and operation of such Company Property, and each Company Property is properly and duly zoned for its current use, and such current use is in all material respects a conforming use. No Governmental Entity having jurisdiction over any Company Property has issued or, to the Knowledge of the Company, threatened to issue any notice or Order, injunction, judgment, decree, ruling, writ or arbitration award that adversely affects the use or operation of any Company Property in any material respect, or requires, as of the date hereof or a specified date in the future, any material repairs or alterations or additions or improvements thereto, or the payment or deduction of any material money, fee, exaction or property.

(h) To the Knowledge of the Company, there does not exist any actual or contemplated condemnation or eminent domain proceedings that affect any Company Property or any material part thereof, and neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral notice, of the intention of any Governmental Entity or other Person to take or use any Company Property or any material part thereof.

(i) To the Company’s Knowledge, (i) there is not any actual or pending imposition of any material assessments for public improvements with respect to any Company Property and (ii) no such improvements have been constructed or planned that would be paid for by means of material assessments upon any Company Property.

(j) No improvements constituting a material part of any Company Property encroach on real property not owned or leased by the Company or any Company Subsidiary to the extent that removal of such encroachment would materially impair the manner and extent of the current use, occupancy and operation of such improvements or cost in excess of £100,000. Further, no improvements of third parties encroach on any material portion of the Company Property.

(k) No Company Property or material part thereof has suffered any material damage by fire or other casualty that has not heretofore been completely restored to its original condition. No portion of the Company Property is located in a special flood hazard area as designated by any Governmental Entity.

(l) Neither the Company nor any Company Subsidiary has received any written notice from any insurance company that has issued a policy with respect to any Company Property requesting performance of any material structural or other repairs or alterations to such Company Property that have not been heretofore completed by the Company or any Company Subsidiary.

(m) No Company Property is dependent for its access, operation or utility on any land, building or other improvement not part of such Company Property.

(n) Neither the Company nor any Company Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any material portion thereof or interest therein.

3.12 Contracts.

(a) Except for the Contracts set forth in the Data Room as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any written or oral:

(i) collective bargaining agreement or other Contract with any labor union, works council or similar association;

(ii) management agreement or other Contract (A) for the employment or consultancy of any officer, individual employee or other Person on a full time, part-time or consulting basis with a base salary in excess of £100,000 per year, (B) providing for the payment of any cash or other compensation or benefits upon the sale of all or substantially all of its assets or a change of control, (C) otherwise restricting its ability to terminate the employment or services of any officer, individual employee or other Person at any time without penalty or liability (other than that payable pursuant to applicable Law) by giving at any time no more than three (3) months’ notice, or (D) with respect to profit sharing, share option, share purchase, share appreciation, deferred compensation, or other similar material plan or arrangement for the benefit of current or former directors, officers, employees or other service providers;

(iii) Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset and including any agreements or commitments for future loans, credit or financing) in excess of £100,000 or to the mortgaging or pledging of, or otherwise placing a Lien on, any of its material assets or any of its securities;

(iv) Contract (or group of related Contracts) for the purchase, sale, distribution or marketing of raw materials (including, but not limited to, processed and unprocessed metals), goods, packaging, labels, supplies or other personal property or for the furnishing or receipt of services which (A) calls for performance over a period of more than one year, or (B) involves consideration in excess of £100,000 in the aggregate;

(v) Contract containing covenants that in any way purport to materially restrict the right or freedom of the Company, any Company Subsidiary or any other Person for the benefit of any of them to (A) engage in any business activity in any material respect, (B) engage in any line of business or compete with any Person (including any Contract granting exclusive rights or rights of first refusal or negotiation to license, market, advertise, sell, offer to sell, distribute, deliver or otherwise make available any asset or property of the Company or any Company Subsidiary), (C) conduct any activity in any geographic area, or (D) solicit any Person to enter into a business or employment relationship, or enter into such a relationship with any Person;

(vi) [reserved]

(vii) Contract under which it has advanced or loaned any other Person any amounts in excess of £100,000 in the aggregate;

(viii) Contract under which it is lessee of or holds or operates any property, real or personal, owned by any other Person, which involves annual rental payments of greater than £100,000 or group of such Contracts with the same Person which involve consideration in excess of £250,000 in the aggregate;

(ix) Contract under which it is lessor of or permits any third party to hold, operate or occupy any property, real or personal, owned or controlled by it which involves consideration in excess of £100,000 or group of such Contracts with the same Person which involve consideration in excess of £500,000 in the aggregate;

(x) license, indemnification or other Contract with respect to any Company IP material to the Business of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is party as licensor, licensee or otherwise, other than “shrink-wrap” or “click-wrap” licenses and other non-exclusive licenses to the Company or any Company Subsidiary of unmodified, off-the-shelf software with a total purchase or license fee of less than £100,000 in the aggregate for any such license or group of related licenses;

(xi) Contract requiring the Company or any Company Subsidiary to indemnify or hold harmless any Person whereby the Company or any Company Subsidiary is responsible for indemnification obligations in excess of £100,000 (excluding commercial Contracts which contain customary indemnification provisions but the primary purposes of which Contract is not relating to indemnification);

(xii) warranty Contract with respect to its services rendered or its products sold, leased or licensed;

(xiii) any Contract between any of the Sellers or their respective Affiliates or any Related Party, on the one hand, and the Company, any Company Subsidiary or their respective Affiliates, on the other hand;

(xiv) Contract that provides any customer with pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers of the Company, including any Contract which contains a “most favored nation” provision;

(xv) Contract which contains performance guarantees or minimum payment or purchase obligations in excess of £100,000;

(xvi) Contract involving the settlement of any Action or threatened Action (A) which will (i) involve payments after the date of the Latest Balance Sheet of consideration in excess of £100,000 or (ii) impose monitoring or reporting obligations to any other Person outside the ordinary course of business or (B) with respect to which conditions precedent to the settlement have not been satisfied;

(xvii) Contract appointing any agent to act on its or their behalf as power of attorney;

(xviii) Contract relating to the acquisition or sale of the Business (or any material portion thereof), whether or not consummated;

(xix) Contract with any Governmental Entity;

(xx) partnership, joint venture or other similar Contract involving a share of profits, losses, costs, or liabilities with any other Person;

(xxi) Contract (or group of related Contracts) (A) the performance of which involves consideration in excess of £100,000 per year or £250,000 in the aggregate or (B) which cannot be canceled by the Company or any Company Subsidiary upon thirty (30) days’ notice without premium or penalty, in each case of clauses (A) and (B), excluding purchase orders;

(xxii) Contract that purports to bind or restrict, or to be enforceable against, any Affiliate of the Company (other than the Company Subsidiaries) or that would bind or restrict, or be enforceable against, the Buyer or any of its Affiliates (other than the Company and/or the Company Subsidiaries) after the Closing;

(xxiii) Contract with a Material Customer or Material Supplier;

(xxiv) Contract relating to the voting of the Shares or any equity interests of any Company Subsidiary;

(xxv) Contract with a bank or other financial institution relating to the provision of services to enable users to open bank accounts and deposit funds, including Contracts for funds storage, optimization and allocation among a network of banks, bank-of-record services, and other services that enable the provision of deposit account and related services; or

(xxvi) other Contract material to the Company or any Company Subsidiary and entered into outside of the ordinary course of business.

(b) All of the Contracts described in Section 3.12(a)(i) through 3.12(a)(xxvi) (each a “Material Contract”), are valid, binding and enforceable against the Company and each Company Subsidiary (to the extent party thereto) and, to the Knowledge of the Company, enforceable by the Company and each Company Subsidiary (to the extent party thereto) against the other parties thereto, in accordance with their respective terms. The Company and each Company Subsidiary (to the extent party thereto) have properly conducted and paid all amounts to be paid by the Company or any Company Subsidiary and otherwise performed all material obligations required to be performed by them under such Contracts and neither the Company nor any Company Subsidiary has received any written or, to the Company’s Knowledge, oral notice that it is in default under or in breach of any such Contract. To the Company’s Knowledge, (i) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Company Subsidiary under any such Contract in any material respect; (ii) no other party to any such Contract is in breach thereof or default thereunder in any material respect and none of the Company or any Company Subsidiary has received any notice of termination, cancellation, breach or default under any such Contract; and (iii) there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company or any Company Subsidiary under any of the Material Contracts with any Person and no such Person has made written demand for such renegotiation. The Company and each Company Subsidiary (to the extent party thereto) shall have the benefit of each Material Contract and, subject to the Enforceability Exceptions, shall be entitled to enforce each such Contract immediately following the Closing. Each Material Contract relating to the sale, design, manufacture, or provision of products or services has been entered into by the Company and/or the Company Subsidiaries in the ordinary course of business and without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, in violation of any Law. The completion or performance of each Material Contract relating to the sale, design, manufacture, or provision of products or services by the Company or a Company Subsidiary would not reasonably expected to result in less than normal profit margins, or otherwise result in a loss, to the Company or such Company Subsidiary. None of the Company or any Company Subsidiary has since January 1, 2023 obtained or granted any material waiver of or under any material provision of any such Material Contract.

(c) A true, correct and complete copy of each written Material Contract and an accurate written description setting forth the terms and conditions of each oral Material Contract have been provided in the Data Room.

3.13 Insurance. The Data Room includes (a) true, correct and complete copies of all insurance policies to which the Company or any Company Subsidiary is a party, an insured, or a beneficiary, or under which any of them, or any director, officer, or manager of any of them in his or her capacity as such, is currently covered, (b) true, correct and complete copies of all pending applications for insurance policies, (c) a brief description of all material claims of the Company and each Company Subsidiary that are currently pending or that have been made with an insurance carrier since January 1, 2023, and (d) any written statement by the auditor of the Company or any consultant or risk management advisor provided to or in the possession of the Company or any Company Subsidiary with regard to the adequacy of its coverage or its reserves for actual or potential claims. All of the insurance policies identified in the Data Room are in full force and effect and will continue in full force and effect following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, subject to the Enforceability Exceptions. All premiums due and payable under all such policies have been paid. No default exists with respect to the obligations of any of the Company or the Company Subsidiaries under any such insurance policy, and neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral notification of cancellation of any such insurance policies. The Company and each Company Subsidiary has given notice to the applicable insurer of all material insured claims. There are no pending claims by the Company or any Company Subsidiary to which the insurers have denied coverage or otherwise reserved rights. Since January 1, 2023, neither the Company nor any Company Subsidiary has been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance.

3.14 Legal Proceedings; Orders.

(a) There are no, and since January 1, 2023 there have not been any, Actions pending or, to the Company’s Knowledge, threatened against or affecting the Company, any Company Subsidiary, any of their respective officers or directors (in their capacities as such or otherwise with respect to the Business) or any of the assets owned or used by the Company or any Company Subsidiary that, individually or in the aggregate (x) would be material to the Company and the Company Subsidiary, taken as a whole, or (y) challenges, or that would reasonably be expected to have the effect of preventing, impeding, hindering, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any of the transactions contemplated by this Agreement or any other Transaction Documents. There are no Actions pending or threatened by the Company or any Company Subsidiary against any Person. To the Company’s Knowledge, there is no valid basis for any of the foregoing.

(b) To the Company’s Knowledge, neither the Company nor any Company Subsidiary is the subject of any governmental investigation or inquiry and, to the Company’s Knowledge, there is no valid basis for any such governmental investigation or inquiry. Neither the Company nor any Company Subsidiary, or any assets owned or used by any of them, is subject to any Order. The Company and each Company Subsidiary has since January 1, 2023 been in compliance with each Order to which it, or any assets owned or used by it, is or has been subject. To the Company’s Knowledge, no event has occurred or circumstance exists that would constitute or result in (with or without notice or lapse of time) a violation of, or failure to comply with, any Order to which the Company or any Company Subsidiary, or any assets owned or used by any of them, is subject. Neither the Company nor any Company Subsidiary has since January 1, 2023 received any written or the Company’s Knowledge, oral notice from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any Order to which the Company or any Company Subsidiary, or any assets owned or used by any of them, is subject.

3.15 Tax Matters.

(a) Each of the Company and the Company Subsidiaries has duly and timely filed with the appropriate Tax authorities all income and other material Tax Returns required to be filed. All such Tax Returns are complete and accurate in all material respects. All income and other material Taxes due and owing by the Company and the Company Subsidiaries (whether or not shown on any Tax Returns) have been timely paid. Neither the Company nor any Company Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made since January 1, 2023 in writing or, to the Company’s Knowledge, other than in writing by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return or pay a Tax that the Company or such Company Subsidiary is or may be required to file such a Tax Return or is or may be subject to such Tax.

(b) The unpaid Taxes of the Company and the Company Subsidiaries did not, as of the date of the Latest Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto). Since the date of the Latest Balance Sheet, neither the Company nor any Company Subsidiary has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

(c) No deficiencies for Taxes with respect to the Company or any Company Subsidiary have been claimed, proposed or assessed in writing or, to the Company’s Knowledge, other than in writing by any Governmental Entity. There are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of the Company or any Company Subsidiary. There are no matters under discussion with any Governmental Entity with respect to Taxes that are likely to result in an additional liability for Taxes with respect to the Company or any Company Subsidiary. No issues relating to Taxes of the Company or any Company Subsidiary were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a liability in respect of Taxes in a later taxable period. No private letter rulings, technical advice memoranda or similar agreement or rulings with respect to Taxes have been requested, entered into or issued by any Governmental Entity with respect to the Company or any Company Subsidiary. The Company has delivered or made available to the Buyer in the Data Room complete and accurate copies of all income Tax Returns and other material Tax Returns of each of the Company and the Company Subsidiaries (and any predecessor thereof) for taxable periods beginning on or after January 1, 2023, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by the Company or any Company Subsidiary (or any predecessors thereof). Neither the Company nor any Company Subsidiary (or any predecessor thereof) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. No power of attorney (other than powers of attorney authorizing employees of the Company or any Company Subsidiary to act on behalf of the Company or any Company Subsidiary) with respect to any Taxes has been executed or filed with any Governmental Entity.

(d) There are no Liens for Taxes upon any property or asset of the Company or any Company Subsidiary (other than statutory Liens for current Taxes not yet due and payable).

(e) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any installment sale or other transaction on or prior to the Closing Date, (ii) the use of the cash method of accounting or any accounting method change or agreement with any Governmental Entity, (iii) the use of an improper method of accounting for any period or portion thereof ending on or prior to the Closing Date, (iv) any deferred revenue or prepaid amount received on or prior to the Closing, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law), or (v) any prepaid amount received or accrued by the Company or any Company Subsidiary on or prior to the Closing Date.

(f) Neither the Company nor any Company Subsidiary (i) has been a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or non-U.S. law); or (ii) has had a permanent establishment (within the meaning of an applicable Tax treaty) or an office or fixed place of business in a country other than the country of its formation.

(g) Neither the Company nor any Company Subsidiary (i) is a resident or organized in the United States for Tax purposes, (ii) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or treated as a U.S. corporation under Section 7874(b) of the Code; (iii) was created or organized both in the United States and in a non-U.S. jurisdiction such that such entity would be taxable in the United States as a domestic entity pursuant to Treasury Regulations Section 301.7701-5(a); or (iv) has made an election pursuant to Section 897(i) of the Code.

(h) Neither the Company nor any Company Subsidiary (i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or Contract which is classified as a partnership for Tax purposes or (ii) owns an entity which is classified as a disregarded entity for Tax purposes.

(i) Neither the Company nor any Company Subsidiary is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.

(j) Neither the Company nor any Company Subsidiary has been a party to a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax Law. Neither the Company nor any Company Subsidiary has participated or plans to participate in any Tax amnesty program.

(k) Neither the Company nor any Company Subsidiary has Liability for the Taxes of any other Person (other than the Company or any Company Subsidiary).

(l) Each of the Company and the Company Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former director, officer, advisor, consultant, employee, contractor, creditor or equityholder of the Company or any Company Subsidiary or other Person. Each of the Company and the Company Subsidiaries has properly classified all current or former directors, officers, advisors, consultants, employees or contractors of the Company or any Company Subsidiary as employees or non-employees for all relevant purposes.

(m) Since January 1, 2023, neither the Company nor any Company Subsidiary has been a party to any transaction governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. law).

(n) Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology between or among the Company and the Company Subsidiaries. All intercompany agreements have been adequately documented, and such documents have been duly executed in a timely manner. The prices for any property or services (or for the use of any property) provided by or to the Company or any Company Subsidiary are arm’s-length prices for purposes of all applicable transfer pricing Laws, including Section 482 of the Code.

(o) Each of the Company and the Company Subsidiaries has provided or made available to the Buyer in the Data Room all documentation relating to, and are in full compliance with all terms and conditions of any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order of a territorial or non-U.S. government to which the Company or any Company Subsidiary is a party or otherwise subject. The consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order.

(p) Neither the Company nor any Company Subsidiary has ever filed with the IRS an entity classification election for U.S. federal income tax purposes.

(q) Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of VAT legislation and have maintained and obtained at all times complete, correct and up to date records, invoices and other documents appropriate or requisite for the purposes of VAT legislation.

(r) Each of the Company and the Company Subsidiaries has complied with all applicable Laws with respect to escheatment and abandoned or unclaimed property in all material respects.

3.16 Compliance with Laws; Permits.

(a) The Data Room includes a list of all Permits required under Law for the operation and conduct of the Business as operated and conducted on the date hereof. Since January 1, 2023, (i) the Company and each Company Subsidiary has conducted the Business in compliance in all material respects with all Laws relating to the operation and conduct of the Business and any of its properties or facilities or otherwise that apply to the Company or the Company Subsidiaries; and (ii) neither the Company nor any Company Subsidiary has received (x) written notice of any violation, alleged violation or potential violation of any such Laws, (y) to the Company’s Knowledge, non-written notice of any violation, alleged violation or potential violation of any such Laws that would, individually or in the aggregate, reasonably be expected to be material to the Business, or (z) any actual or alleged obligation on the part of the Company or any Company Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action that would, individually or in the aggregate, reasonably be expected to be material to the Business.

(b) To the Company’s Knowledge, since January 1, 2023 no event has occurred, and no condition exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in (x) a material violation by the Company or any Company Subsidiary of, or a failure on the part of the Company or any Company Subsidiary to comply with, any Law relating to the operation and conduct of the Business or any of its properties or facilities in any material respect or (y) any obligation on the part of the Company or any Company Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action that would, individually or in the aggregate, reasonably be expected to be material to the Business.

(c) None of the Company, the Company Subsidiaries or any director or officer, nor to the Company’s Knowledge, any employee, agent or other Person acting on behalf of the Company or any Company Subsidiary (in their capacity as director, officer, agent, or employee, as applicable), has at any time since January 1, 2023: (i) used any corporate funds of the Company or any Company Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business, or failed to disclose any such contribution in violation of applicable Laws; (ii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; (iii) made any unlawful payment or given any other unlawful consideration to any customer, agent, distributor or supplier of the Company or any Company Subsidiary or any director, officer, agent, or employee of such customer or supplier or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or U.K. Bribery Act 2010, each as amended.

(d) The Company and each Company Subsidiary are in possession of all Permits necessary for the Company and each Company Subsidiary to own, lease and operate their respective properties in all material respects or to conduct the Business consistent with past practice. All applications for or renewals of all such Permits have been timely filed and made and no such Permit will expire or be terminated as a result of the consummation of the transactions contemplated by the Transaction Documents. All of such Permits are in full force and effect and will remain in full force and effect immediately following the Closing, and the Company and each Company Subsidiary are in compliance in all material respects with the foregoing without any material conflict with the valid rights of others. There is no Action pending, or to the Knowledge of the Company, threatened, nor has the Company or any Company Subsidiary received any written or, to the Company’s Knowledge, oral notice from any Governmental Entity, to revoke, cancel, refuse to renew or adversely modify any Permit.

3.17 Employees.

(a) The Data Room includes a true, correct and complete list of all employees and consultants of the Company and the Company Subsidiaries as of the date of this Agreement, and shows with respect to each such individual, the employer’s name, position, date of commencement of employment, contracted end date (where relevant), location, base salary or hourly wage rate, pension entitlement, bonus opportunity for the Company’s current fiscal year, as applicable, non-cash benefits, notice of termination period, and any applicable severance and redundancy terms.

(b) Neither the Company nor any Company Subsidiary (i) recognizes (nor has done any act which might reasonably be construed as recognition of) any trade union or any other organization of employees or their representatives, (ii) is a party or subject to any labor union or collective bargaining Contract or (iii) is required to notify or consult with any employees or trade union or other body representing employees in connection with the transactions contemplated by this Agreement. There are no pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, labor disputes, strike, work stoppages, organizational activities, requests for representation, pickets or work slow-downs, nor has any such event occurred since January 1, 2023.

(c) The Company and each of the Company Subsidiaries is in compliance in all material respects with all applicable Laws in respect of its current and former employees and contractors relating to employment and employment practices, right to work, terms and conditions of employment, wages, hours of work, plant closing and occupational safety and health. There is no material unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the Knowledge of the Company, threatened before the Ministry of Manpower or any Governmental Entity.

(d) Since January 1, 2023, neither the Company nor any of the Company Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act or any similar state, local or foreign law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary or (ii) a “mass layoff” (as defined in the WARN Act, or any similar state, local or foreign law) affecting any site of employment or facility of the Company or any of the Company Subsidiaries.

(e) As of the date of this Agreement, there is no person who has accepted an offer of employment made by the Company nor any of the Company Subsidiaries for remuneration exceeding £100,000 per annum where such person’s employment has yet to start, and there are no such offers of employment or engagement which have been issued and remain open for acceptance.

(f) As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has given or received written notice (which is current and outstanding) terminating the office or employment (or both) of any employee who has not yet been terminated.

(g) Neither the Company nor any of the Company Subsidiaries is or, since January 1, 2023, has been involved in any existing, pending or threatened (in writing) claim or dispute exceeding £100,000 by or in respect of any prospective, current or former employee or contractor, or representative representing any such person (“Employment Dispute”) and to the Company’s Knowledge, there are no facts, matters, events or circumstances likely to give rise to an Employment Dispute.

(h) Since January 1, 2023, no employee, worker, or former employee or worker transferred to the Company or any of the Company Subsidiaries pursuant to the TUPE Regulations.

3.18 Employee Benefits.

(a) The Data Room includes (i) copies of the individual contracts of employment or engagement of each employee of the Company and the Company Subsidiaries where the compensation payable under each agreement is more than £100,000, (ii) copies of the standard terms and conditions of employment (and details of any material deviations from such standard terms) and staff handbooks applicable to the employees of the Company and the Company Subsidiaries and (iii) details of any material share incentive schemes, share option schemes, phantom share schemes, profit sharing, bonus, commission and other incentive or benefit arrangements (including copies of material governing documentation) applicable to any employee or consultant of the Company and the Company Subsidiaries.

(b) Each Benefit Plan complies in all material respects in form and operation, and has been administered in all material respects in accordance with, its terms and all applicable Laws and all material payments and contributions required to be made under the terms of any Benefit Plan as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company’s (or as applicable, any of the Company Subsidiaries’) financial statements prior to the date of this Agreement. With respect to each Benefit Plan, all tax, annual reporting and other governmental filings required by applicable Laws have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants. Each Benefit Plan, if intended to qualify for special tax treatment meets all requirements for such treatment, or if intended or required to be funded and/or book-reserved, is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. With respect to the Benefit Plans, to the Company’s Knowledge, no event has occurred and there exists no condition or set of circumstances in connection with which the Company would reasonably be expected to be subject to any material Liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Benefit Plans or any other applicable Law.

(c) Each Benefit Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without material Liability (other than Liability for ordinary administrative expenses typically incurred in a termination event). Neither the Company nor any of the Company Subsidiaries, nor to the Company’s Knowledge, any other Person has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by applicable Law.

(d) There are no pending audits or investigations by any governmental agency involving any Benefit Plan, and, to the Company’s Knowledge, no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, any fiduciary thereof or service provider thereto.

(e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event, will (i) entitle any current or former employee, consultant or director of the Company or any Company Subsidiary or any group of such employees, consultants or directors to any contractual or gratuitous payment, award or benefit (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit or limit the right of the Company or any Company Subsidiary to amend, modify or terminate any Benefit Plan or (iv) enable any director or employees to terminate their employment or engagement.

(f) Except as required by applicable law, no Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits.

(g) Neither the Company nor any of the Company Subsidiaries is or has at any time since January 1, 2020 been either an “employer” or “connected with” or an “associate of” an “employer” (as those terms are used in the U.K. Pensions Act 2004) of a UK pension scheme or arrangement that provides benefits which are calculated on a defined benefit basis, nor owes or would reasonably be expected to owe any obligations or liabilities to or in relation to any UK defined benefit pension arrangement.

(h) No current or former employees, directors or officers of the Company or any Company Subsidiary have any rights or expectations under, or originally derived from, the provisions of an occupational pension scheme which do not relate to benefits for old age, invalidity or survivors within the meaning given to those terms under Regulation 10 of the TUPE Regulations.

(i) Neither the Company nor any Company Subsidiary has provided any compensation or benefits to any current or former employee or other service provider who is subject to U.S. Tax Laws, including under any Benefit Plan. Neither the Company nor any Company Subsidiary maintains, contributes to or sponsors any “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code). No payment pursuant to any Benefit Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code) would subject any Person to Tax pursuant to Section 409A of the Code, whether pursuant to this Agreement or otherwise.

3.19 Affiliated Transactions. Except as set forth in the Data Room, no Related Party (a) is a party to any Contract with the Company or any Company Subsidiary; (b) has, to the Company’s Knowledge, any direct or indirect financial interest in, or is an officer, director, manager, employee or consultant of, any competitor, supplier, licensor, distributor, lessor, independent contractor or customer of the Company or any Company Subsidiary (it being agreed, however, that the passive ownership of securities listed on any national securities exchange representing no more than five percent of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person); (c) has, to the Company’s Knowledge, any interest in any property, asset or right used by the Company or any Company Subsidiary or necessary for the Business; (d) has any Indebtedness owed to the Company or any Company Subsidiary other than advances for ordinary course of business expenses; or (e) has received any funds from the Company or any Company Subsidiary since the date of the Latest Balance Sheet, or is the obligee or beneficiary of any Liability of the Company or any Company Subsidiary since the date of the Latest Balance Sheet, except for employment-related compensation, benefits or reimbursement of expenses paid or payable in the ordinary course of business and on arm’s-length terms.

3.20 Environmental Matters. Except as set forth in the Data Room, (a) each of the Company, the Company Subsidiaries and their respective Affiliates, and their predecessors (for the purposes of this Section 3.20 only, collectively, the “Company”) is now and has always been since January 1, 2023 in compliance with all Environmental Laws in all material respects and each has all material Permits necessary under Environmental Law for the conduct and operation of the Business as now being conducted, and all such Permits are in good standing; (b) there is not now and there has not been since January 1, 2023 any Hazardous Substances used, generated, treated, stored, transported, disposed of, Released, handled or otherwise existing on, under, about, or emanating from or to, any property currently owned, leased or operated by the Company, or any property previously owned, leased or operated by the Company, except, in each case of this clause (b), in compliance with all applicable Environmental Laws in all material respects and that would not reasonably be expected to result in material Liability to the Company; (c) the Company has not received written notice or, to the Company’s Knowledge, non-written notice since January 1, 2023 of any alleged, actual or potential responsibility or Liability for, or any inquiry or investigation regarding, any Release or threatened Release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law, nor does the Company have Knowledge of any information which might form the basis of any such notice or claim; (d) there is no site to which the Company has transported or arranged for the transport of Hazardous Substances since January 1, 2023 which is or would reasonably be expected to become the subject of any Action under Environmental Laws that would reasonably be expected to result in material Liability to the Company; (e) to the Company’s Knowledge, (i) there are no underground or aboveground storage tank at any property currently owned, leased or operated by the Company, nor (ii) has the Company or any Company Subsidiary at any time Released any Hazardous Substances, in each case of clauses (i) and (ii) that are not in material compliance with Environmental Laws; (f) the Company has not released any other Person from material claims or liability under any Environmental Law nor has waived any material rights concerning any material claims under any Environmental Law; (g) the Company is not an indemnitor in connection with any potential or actual claim for any liability or responsibility under any Environmental Law; (h) the Company has not entered into or agreed to any consent order or decree, or contract, and is not subject to any judgment, settlement, Order, or agreement relating to, compliance with, or liability under, any Environmental Law, any Permit required under Environmental Law, or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances; (i) other than in the ordinary course of business, there are no material expenditures required of the Company as of the date of this Agreement or within one year thereafter (including as a result of the transactions contemplated by this Agreement) to: (i) meet existing conditions, comply with, or maintain any Permits under Environmental Laws, (ii) comply with Environmental Laws, or (iii) address any noncompliance with Environmental Laws arising out of the Business of the Company; and (j) true, complete and correct copies, in the Company’s possession or control, of all sampling results, environmental or safety audits or inspections, all Permits required under Environmental Law, or other written reports or correspondence concerning environmental, health or safety issues, pertaining to any current or former operations of the Company or property currently or formerly owned, leased or operated by the Company have been provided to the Buyer in the Data Room.

3.21 Customers and Suppliers.

(a) The Data Room includes a list of the top ten (10) customers of the Company and the Company Subsidiaries (including distributors) (each, a “Material Customer”), based on the amount in £ of consolidated revenues earned by the Company and the Company Subsidiaries for each of the two (2) most recent fiscal years and for the current fiscal year, and the revenues generated from such customers.

(b) The Data Room includes a list of the top ten (10) vendors, suppliers, resellers, service providers and other similar business relations of the Company and the Company Subsidiaries (each, a “Material Supplier”) based on the amount in £ of goods or services purchased by the Company or any Company Subsidiary for each of the twelve (12) months ending December 31, 2024, and the six (6) months ended June 30, 2025, the amounts owing to each such Person, and whether such amounts are past due.

(c) Except as disclosed in the Data Room, no Material Customer or Material Supplier has delivered written notice to the Company or any Company Subsidiary within the past twelve (12) months that it intends to stop or materially alter its business relationship with the Company or any Company Subsidiary (whether as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or otherwise), or has during such period decreased materially its supply of services or products to, or purchase of products or services from the Company or any Company Subsidiary. To the Company’s Knowledge, (i) no Material Customer or Material Supplier has stated in writing an intention to cancel or otherwise substantially modify its relationship with the Company or any Company Subsidiary or to decrease or limit materially, its supply of services or products to, or purchase of products or services from, the Company or any Company Subsidiary, (ii) no Material Customer or Material Supplier has delivered a written notice to the Company or any Company Subsidiary of any material problem or dispute with any Material Customer or Material Supplier, and (iii) no such Material Customer or Material Supplier is the subject of any voluntary or involuntary bankruptcy, solvency or other similar proceeding.

3.22 Brokerage. There are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the transactions contemplated by this Agreement or any other Transaction Document based on any Contract to which the Company or any Company Subsidiary is a party or that is otherwise binding upon the Company or any Company Subsidiary and no Person is entitled to any fee or commission or like payment in respect thereof. All fees, commissions or like payments to any Person referenced in the first sentence of this Section 3.22 as disclosed in the Data Room shall be paid at Closing and, following Closing, none of the Company, the Buyer or any of their respective Affiliates will have any obligation of any kind with respect to such matters or agreements.

3.23 Bank Accounts. The Data Room includes a list of the names of all banks, trust companies, savings and loan associations and other financial institutions at which the Company and the Company Subsidiaries maintain any deposit or checking account, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

3.24 No Other Representations; No Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE DATA ROOM) AND IN ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE COMPANY HEREUNDER, THE BUYER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES, ACKNOWLEDGES AND AGREES THAT (A) NEITHER THE COMPANY NOR ANY OTHER PERSON ON BEHALF OF ITSELF HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY, THE COMPANY SUBSIDIARIES OR ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE BUSINESSES, OPERATIONS, CONDITION (FINANCIAL OR OTHERWISE), THE PRO FORMA FINANCIAL INFORMATION, COST ESTIMATES, FINANCIAL OR OTHER PROJECTIONS, FORECASTS, ESTIMATES, BUDGETS, PLANS OR ANY OTHER FORWARD-LOOKING STATEMENTS OF THE COMPANY OR THE COMPANY SUBSIDIARIES OR ANY OTHER MATTER OR WITH RESPECT TO ANY OTHER INFORMATION, DOCUMENTS OR OTHER MATERIALS OR MANAGEMENT PRESENTATIONS PROVIDED BY THE COMPANY OR THE COMPANY SUBSIDIARIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES AND (B) ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED BY THE COMPANY, AND NEITHER THE BUYER NOR ANY PERSON ON ANY OF ITS BEHALF IS ENTITLED TO RELY ON, OR HAS RELIED ON OR IS RELYING ON, ANY SUCH REPRESENTATION OR WARRANTY, IF MADE.

Article IV.
REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER PARENT

Except as set forth in the Buyer SEC Documents filed with the SEC on or after March 12, 2025 and that are available on the SEC’s website through EDGAR as at 11:59 p.m. Eastern Time on the date that is one (1) Business Day prior to the date of this Agreement (excluding any risk factors, forward-looking statements or similar predictive statements) (the “Signing Buyer SEC Documents”), each of the Buyer and the Buyer Parent, jointly and severally, represents and warrants to the Sellers that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing.

4.1 Organization; Power. The Buyer is (i) a private limited company duly incorporated, validly existing and in good standing under the laws of England and Wales and (ii) a wholly owned indirect subsidiary of the Buyer Parent. The Buyer Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, each of the Buyer Parent and the Buyer Subsidiaries (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (ii) is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Buyer Parent. The Buyer Parent has filed with the SEC, which are publicly available on the SEC’s website through EDGAR as at 11:59 p.m. Eastern Time on the date that is one (1) Business Day prior to the date of this Agreement, complete and accurate copies of the certificate of incorporation and bylaws of the Buyer Parent as amended to the date hereof (the “Buyer Parent Governing Documents”). The Buyer Parent Governing Documents are in full force and effect, and the Buyer Parent is not in violation of the Buyer Parent Governing Documents in any material respect.

4.2 Capitalization

(a) The authorized capital stock of the Buyer Parent consists of 750,000,000 shares of common stock, par value $0.0001 per share. As of August 4, 2025, 97,427,087 shares of Parent Stock were issued and outstanding, and no shares of Parent Stock were held in the treasury of the Buyer Parent. All outstanding shares of Parent Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) As of the date hereof, except as set forth in the Signing Buyer SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other contract to which the Buyer Parent or any Buyer Subsidiary is a party or is otherwise bound obligating Buyer Parent or any Buyer Subsidiary to (i) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of Buyer Parent or any Buyer Subsidiary or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment, or (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests.

(c) As of the date hereof, neither the Buyer Parent nor any Buyer Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Buyer Parent on any matter.

(d) As of the date hereof, there are no voting trusts or other agreements, commitments or understandings to which the Buyer Parent or any Buyer Subsidiary is a party with respect to the voting of the capital stock or other equity interests of the Buyer Parent or any Buyer Subsidiary.

(e) The shares of Parent Stock to be issued as consideration pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and (other than restrictions under applicable securities Laws or created by the Sellers, including pursuant to the Lockup Agreements) will be free of preemptive rights and free of restrictions on transfer.

4.3 Authorization.

(a) The Buyer and the Buyer Parent have all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, including the issuance of Parent Stock as consideration. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer or Buyer Parent is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of the Buyer and the Buyer Parent, and no other corporate proceedings (pursuant to the Buyer Parent Governing Documents or otherwise) on the part of the Buyer Parent or Buyer are necessary to authorize the consummation of, and to consummate, the transactions contemplated hereunder.

(b) No vote or consent of the holders of any class or series of capital stock of the Buyer or the Buyer Parent, or of any other securities of the Buyer or the Buyer Parent (equity or otherwise), is necessary to adopt this Agreement or the other Transaction Documents to which the Buyer or the Buyer Parent is or will be a party or to approve the transactions contemplated hereunder or thereunder.

(c) This Agreement has been, and each other Transaction Document to which Buyer or Buyer Parent is or will be a party is or will be, duly and validly executed and delivered by the Buyer and the Buyer Parent and, assuming this Agreement and such other Transaction Documents constitute the valid and binding agreement of the other parties hereto and thereto, as applicable, constitutes the valid and binding obligation of the Buyer and the Buyer Parent, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.

4.4 No Conflict; Required Filings and Consents.

(a) No authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is required in connection with the execution and delivery by the Buyer or the Buyer Parent of this Agreement or the other Transaction Documents to which it is or will be a party or the consummation by the Buyer or the Buyer Parent of the transactions contemplated hereunder or thereunder, except for (i) the filing with the SEC of such reports under the Securities Act, the Exchange Act and the rules and regulations thereunder, filings with NASDAQ, and filings and approvals under applicable state securities or “blue sky” Laws, in each case, as may be required in connection with this Agreement and the Transactions, and (ii) as set forth on Annex III.

(b) The execution and delivery by Buyer and Buyer Parent of this Agreement and the other Transaction Documents to which the Buyer or Buyer Parent is or will be a party do not, and the consummation of the transactions contemplated hereunder and thereunder and compliance with the provisions hereof and thereof will not (i) conflict with or result in any material violation or breach of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under, any material contract binding upon the Buyer Parent or any Buyer Subsidiary or to which any of them are a party or by or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of the Buyer Parent or any Buyer Subsidiary, (ii) conflict with or result in any violation of any provision of (A) the Buyer Parent Governing Documents or (B) the organizational or governing documents of any Subsidiary of Buyer, or (iii) conflict with or violate any Law applicable to Buyer Parent or any Buyer Subsidiary or any of their respective properties, rights or assets, other than, in each case, any such conflict, violation, breach, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to be, individually or in the aggregate, material to the Buyer Parent and the Buyer Subsidiaries, taken as a whole, or their ability to consummate the transactions contemplated by, and perform their obligations under, the Transaction Documents.

4.5 Brokerage. There are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the transactions contemplated by the Transaction Documents based on any Contract to which the Buyer or the Buyer Parent is a party or that is otherwise binding upon the Buyer or the Buyer Parent and no Person is entitled to any fee or commission or like payment in respect thereof.

4.6 Investment. The Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution of such Shares in violation of federal and state securities Laws. Each of the Buyer and the Buyer Parent is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Each of the Buyer and the Buyer Parent acknowledges that the Shares have not been registered under the Securities Act or the Exchange Act or any state or foreign securities Laws and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act or the Exchange Act and any applicable state or foreign securities Laws.

4.7 Valid Issuance; Sufficiency of Funds. The shares of Parent Stock to be issued to the Sellers pursuant to the terms of this Agreement, when issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable. As of the date of this Agreement and from and after the date that is forty-five (45) days after the date of this Agreement through the Closing Date, the Buyer Parent has and will have sufficient cash available to enable the Buyer to make payment of the portion of the Final Purchase Price that is payable in cash pursuant hereto.

4.8 SEC Reports; Nasdaq Listing.

(a) The Buyer Parent has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with or to the SEC since January 1, 2024 (together with all exhibits, financial statements and schedules thereto, all information incorporated therein by reference and all documents filed with the SEC during such period by Buyer Parent on a voluntary basis) (collectively, the “Buyer SEC Documents”). As of its filing (or furnishing) date or, if amended, as of the date of the last such amendment, each Buyer SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended, as of the date of the last such amendment, each Buyer SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Buyer SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved written comments from the SEC with respect to the Buyer SEC Documents. None of the Buyer SEC Documents are, to the Knowledge of the Buyer Parent, the subject of ongoing SEC review.

(b) The financial statements of the Buyer Parent and the Buyer Subsidiaries contained in the Buyer SEC Documents (the “Buyer Financial Statements”), have been prepared, in all material respects, from the books and records of the Buyer Parent and the Buyer Subsidiaries, comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein. The Buyer Financial Statements (including the related notes) present fairly in all material respects the consolidated financial position of the Buyer Parent and the Buyer Subsidiaries as at the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements). Since January 1, 2024, the Buyer Parent has not received any “complaints” (within the meaning of Exchange Act Rule 10A-3) in respect of any accounting, internal accounting controls or auditing matters. To the Knowledge of the Buyer Parent, since January 1, 2024, no complaint seeking relief under Section 806 of the Sarbanes-Oxley Act has been filed with the United States Secretary of Labor and no employee of the Buyer Parent has threatened to file any such complaint.

(c) The Buyer Parent and Buyer Subsidiaries are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by Buyer Parent’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither the Buyer Parent nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d) Neither the Buyer Parent nor any Buyer Subsidiary is a party to, or has any contract to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract relating to any transaction or relationship between or among Buyer Parent or any Buyer Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC), in any such case, where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer Parent in Buyer Parent’s published financial statements or any Buyer SEC Document.

(e) The Parent Stock is listed on Nasdaq and Buyer Parent is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq.

4.9 Internal Controls and Procedures. The Buyer Parent has established and maintains, and at all times since January 1, 2024 has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Buyer Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Buyer Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Buyer Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2024, the Buyer Parent’s principal executive officer and its principal financial officer have disclosed to the Buyer Parent’s auditors and the audit committee of the Buyer Parent’s board of directors (the material circumstances of which (if any) and significant facts learned during the preparation of such disclosure have been made available to the Company prior to the date hereof) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer Parent’s internal controls over financial reporting and (iii) any written claim or allegation regarding clauses (i) or (ii). Since January 1, 2024 through the date hereof, neither the Buyer Parent nor any Buyer Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Buyer Parent or any Buyer Subsidiary or their respective internal accounting controls.

4.10 Absence of Certain Changes of Events. From June 30, 2025 through the date of this Agreement, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

4.11 No Undisclosed Liabilities. Neither Buyer Parent nor any Buyer Subsidiary has any Liabilities except for: (a) as and to the extent specifically reflected or reserved against in Buyer Parent’s consolidated balance sheet (or disclosed in the notes thereto) as of June 30, 2025 included in the Buyer SEC Documents filed or furnished prior to the date hereof, (b) liabilities incurred in the ordinary course of business since June 30, 2025 (none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or Liability under any Law or any Order), (c) Liabilities expressly contemplated by or incurred in connection with this Agreement and the transactions contemplated hereby and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

4.12 Compliance with Law; Permits

(a) The Buyer Parent and Buyer Subsidiaries are, and since January 1, 2023 have been, in compliance with any Laws (including Environmental Laws and employee benefits and labor Laws) applicable to the Buyer Parent, the Buyer Subsidiaries or any of their respective properties or assets, except where any failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b) The Buyer Parent and Buyer Subsidiaries are, and since January 1, 2023 have been, in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, qualifications, clearances, orders or other rights and privileges, in each case whether issued by or under the authority of any Governmental Entity or pursuant to any applicable Law, that are necessary for the Buyer Parent and the Buyer Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Buyer Permits”), except where the failure to have any of the Buyer Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, all Buyer Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Buyer Permit, and neither the Buyer Parent nor any of the Buyer Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or materially modify any such Buyer Permit.

4.13 Litigation; Orders. There are no Actions pending or, to the Knowledge of the Buyer Parent, threatened against the Buyer Parent or any of the Buyer Subsidiaries, or any of their respective properties, rights or assets, by or before any Governmental Entity, and there are no orders, judgments, decrees of or settlement agreements with any Governmental Entity binding upon the Buyer Parent or any Buyer Subsidiary, in each case that have had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

4.14 DWAC. Parent Stock is eligible for clearing through the Depository Trust Company, through its Deposit/Withdrawal at Custodian (DWAC) system, and the Buyer Parent’s transfer agent is a participant in, and Parent Stock is eligible for transfer pursuant to, the Depository Trust Company’s Fast Automated Securities Transfer Program.

4.15 Buyer Formation. The Buyer has been formed for the sole purpose of entering into this Agreement and consummating the transactions contemplated hereby and has not conducted any business or operations other than those incidental to its organization, maintenance of its corporate existence, and the negotiation, execution, and performance of this Agreement and the other Transaction Documents. The Buyer does not own or hold, and has not owned or held, any material assets or properties of any kind, whether real, personal, tangible, or intangible, other than nominal cash funded by the Buyer Parent to pay organizational expenses and fees related to this Agreement and the transactions contemplated hereby. The Buyer has no liabilities or obligations of any nature, and has not incurred any such liabilities or obligations, other than (i) obligations under this Agreement and the other Transaction Documents and (ii) customary fees and expenses incurred in connection with its organization and the transactions contemplated hereby, which will be paid when due. The Buyer has no Subsidiaries or equity interests in any other person, does not own or lease any real property, and has no place of business other than its registered office.

4.16 No Other Representation or Warranty; No Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS Article IV AND IN ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE BUYER OR THE BUYER PARENT HEREUNDER, THE COMPANY AND EACH OF THE SELLERS, IN EACH CASE, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES, ACKNOWLEDGES AND AGREES THAT (A) NEITHER THE BUYER, THE BUYER PARENT NOR ANY OTHER PERSON ON BEHALF OF THEM HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE BUYER, THE BUYER PARENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE BUSINESSES, OPERATIONS, CONDITION (FINANCIAL OR OTHERWISE), THE PRO FORMA FINANCIAL INFORMATION, COST ESTIMATES, FINANCIAL OR OTHER PROJECTIONS, FORECASTS, ESTIMATES, BUDGETS, PLANS OR ANY OTHER FORWARD-LOOKING STATEMENTS OF THE BUYER, THE BUYER PARENT OR ANY OTHER MATTER OR WITH RESPECT TO ANY OTHER INFORMATION, DOCUMENTS OR OTHER MATERIALS OR MANAGEMENT PRESENTATIONS PROVIDED BY THE BUYER, THE BUYER PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES AND (B) ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED BY THE BUYER AND THE BUYER PARENT, AND NONE OF THE COMPANY, THE COMPANY SUBSIDIARIES, SELLERS, NOR ANY PERSON ON THEIR RESPECTIVE BEHALF IS ENTITLED TO RELY ON, OR HAS RELIED ON OR IS RELYING ON, ANY SUCH REPRESENTATION OR WARRANTY, IF MADE.

Article V.
PRE-CLOSING COVENANTS

5.1 Conduct of Business by the Company. From the date of this Agreement until the Closing, unless the Buyer otherwise agrees in writing (such agreement not to be unreasonably withheld, delayed or conditioned), the Company will (a) conduct its businesses and operations in the ordinary course of business; (b) preserve intact its corporate existence and business organization; (c) use its commercially reasonable efforts to preserve the goodwill and present business relationships (contractual or otherwise) with all material customers, suppliers, resellers, employees, lenders, partners, licensors, distributors and others having material business relationships with it; (d) use its commercially reasonable efforts to keep available the services of its current officers, directors, employees and consultants; (e) use its commercially reasonable efforts to preserve in all material respects its present material properties and its material tangible and intangible assets; (f) comply with all applicable Laws and Material Contracts in all material respects; (g) pay all applicable Taxes as such Taxes become due and payable; and (h) use its commercially reasonable efforts to maintain all existing licenses and Permits applicable to its operations and businesses. Without limiting the foregoing, and as an extension thereof, except as set forth on Schedule 5.1 or as expressly permitted by any other provision of this Agreement, the Company will not, from the date of this Agreement until the Closing, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Buyer (not to be unreasonably withheld, delayed or conditioned):

(i) sell, lease, license (as licensor), assign, abandon, dispose of or transfer (including transfers to any non-wholly owned Company Subsidiary or any of the Company’s or any Company Subsidiary’s respective employees or Affiliates) any of its material assets (whether tangible or intangible), except for sales of inventory in the ordinary course of business and sales of other assets not in excess of £250,000 in the aggregate;

(ii) mortgage, pledge or subject to any Lien any material portion of its properties or assets, other than Permitted Liens;

(iii) make, commit to make or authorize any capital expenditure, in excess of £250,000 individually or £1,000,000 in the aggregate;

(iv) acquire (including by merger, consolidation, license or sublicense) any interest in any Person or substantial portion of the assets or business of any Person, or otherwise acquire any material assets other than in the ordinary course of business;

(v) incur any Indebtedness (excluding draw-downs under existing Indebtedness) or assume, guarantee or endorse the obligations or enter into any “keepwell” or other agreements to maintain the fiscal condition of any Person;

(vi) enter into, materially amend, modify or accelerate or terminate any Material Contract or waive, release or assign any material rights, claims or benefits of the Company or any Company Subsidiary under any Material Contract;

(vii) (A) issue, sell, pledge, dispose of, encumber or transfer any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company or any Company Subsidiary or (B) amend any term of any such equity security;

(viii) declare, set aside, or distribute any dividend or other distribution (whether payable in cash, stock, property or a combination thereof), or otherwise pay any cash or cash equivalents to the shareholders of the Company or their Affiliates (other than in their capacity as an employee or consultant of the Company or any Company Subsidiary or the repayment of Existing Company Debt), or enter into any agreement with respect to the voting of its capital stock (or other equity securities);

(ix) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock (or other equity securities);

(x) waive, release, assign, settle or compromise any material rights or claims, or any litigation or arbitration;

(xi) disclose any material trade secrets or other material proprietary and confidential information of the Company or any Company Subsidiaries to any Person that is not subject to any confidentiality or non-disclosure agreement;

(xii) (A) other than as required by applicable Law, existing contractual provisions or in the ordinary course of business, increase the compensation or benefits payable or to become payable to any director, officer, employee or consultant of the Company or any Company Subsidiary; (B) grant or increase any rights to change in control, severance or termination payments or benefits to, or enter into any change in control, employment, consulting or severance agreement with, any director, officer, employee or consultant of the Company or any Company Subsidiary; (C) establish, adopt, enter into, amend, modify or terminate any Benefit Plan, except to the extent required by applicable Law or the terms of a collective bargaining agreement in existence on the date of this Agreement; (D) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Benefit Plan; or (E) hire, promote or terminate any director or officer, or employee or consultant with a base salary in excess of £50,000 per year, of the Company or any Company Subsidiary;

(xiii) make loans or advances to, guarantees for the benefit of, or any investments in, any Person in excess of £100,000 in the aggregate;

(xiv) forgive any loans to directors, officers, employees or any of their respective Affiliates;

(xv) make any change in accounting policies, practices, principles, methods or procedures, other than as required by the Company Accounting Principles or by a Governmental Entity;

(xvi) (A)  accelerate or delay collection of material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business; (B)  delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business; (C) make any changes to cash management policies; (D) delay or postpone the repair or maintenance of their material properties; or (E) vary any inventory purchase practices in any material respect from past practices;

(xvii) write up, write down or write off the book value of any assets, individually or in the aggregate, for the Company and the Company Subsidiaries taken as a whole, in excess of £100,000, except for depreciation and amortization in accordance with the Company Accounting Principles consistently applied;

(xviii) (A) make, change or revoke any entity classification election or other material Tax election, (B) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes, (C) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any Tax (other than customary tax indemnification or gross-up provisions in a commercial agreement entered into in the ordinary course of business the primary purposes of which do not relate to Taxes), (D) file any income Tax Return or any other material Tax Return other than in accordance with Section 6.2(a), (E) amend any material Tax Return, (F) surrender or forfeit any right to claim a material Tax refund, (G) file any Tax petition, Tax complaint or administrative Tax appeal, (H) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment, (I) change any annual Tax accounting period or (J) adopt or change any material method of Tax accounting;

(xix) take any action for the winding up, liquidation, dissolution or reorganization of the Company or any Company Subsidiary or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of its assets or revenues;

(xx) (A) enter into, negotiate, adopt, extend, renew, terminate or materially amend (or agree to do any of the same) any collective bargaining agreement or (B) recognize any trade union as the representative of any employees of the Company or its Subsidiaries;

(xxi) effectuate, announce, implement or provide notice of any mass layoff, reductions in force, redundancies, furloughs, collective salary or wage reductions that would trigger any collective consultation requirements under any applicable Law;

(xxii) layoff or terminate employees that would reasonably be expected to result in a material liability under the Employment Act 1968 of Singapore, Employment Claims Act 2016 of Singapore and any equivalent legislation in any country in which the Company and the Company Subsidiaries operate;

(xxiii) fail to use its commercially reasonably efforts to keep in force insurance policies or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Company and each Company Subsidiary as are currently in effect;

(xxiv) enter into any new business line outside of the Company’s and the Company Subsidiaries’ existing business lines as of the date of this Agreement;

(xxv) cancel any Indebtedness owed to the Company or any of the Company Subsidiaries or waive any material claims or rights of value;

(xxvi) amend any of the Company or any Company Subsidiary’s organizational documents; or

(xxvii) agree or commit to do any of the foregoing.

5.2 Access to Information.

(a) From the date of this Agreement until the Closing, the Company will (i) give the Buyer and its Affiliates and their respective Representatives, reasonable access on reasonable notice during normal business hours to all properties, facilities and offices, copies of books, records, Tax Returns, commitments and Contracts (including customer and supplier Contracts) and such financial and operating data and other information with respect to the Company and each Company Subsidiary as such persons may reasonably request, and (ii) instruct its employees, counsel, accountants, financial advisors and other representatives to cooperate reasonably with the Buyer in its investigation of the Company and each Company Subsidiary. Notwithstanding the foregoing, the Company and the Company Subsidiaries shall not be required to provide access to any information (A) that is personally identifiable information of a third party which is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (B) the disclosure of which would violate any Law, (C) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege or (D) which primarily relates to the negotiations of this Agreement or the transactions contemplated hereby; provided, however, that the Company will reasonably cooperate with the Buyer to provide as much information as reasonably permissible under the immediately foregoing clauses (A) through (C).

(b) From the date of this Agreement until the Closing, the Buyer and the Buyer Parent will (i) give the Company and its Affiliates, counsel, financial advisors, auditors, employees, agents and other representatives, and its financing sources and their representatives, reasonable access on reasonable notice during normal business hours to all properties, facilities and offices, copies of books, records, Tax Returns, commitments and Contracts (including customer and supplier Contracts) and such financial and operating data and other information with respect to the Buyer, the Buyer Parent and each of the Buyer Subsidiaries as such persons may reasonably request, and (ii) instruct its employees, counsel, accountants, financial advisors and other representatives to cooperate reasonably with the Company in its investigation of the Buyer Parent or the Buyer Subsidiaries. Notwithstanding the foregoing, the Buyer Parent and the Buyer Subsidiaries shall not be required to provide access to any information (A) that is personally identifiable information of a third party which is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (B) the disclosure of which would violate any Law, (C) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege or (D) which primarily relates to the negotiations of this Agreement or the transactions contemplated hereby; provided, however, that the Buyer and the Buyer Parent will reasonably cooperate with the Company to provide as much information as reasonably permissible under the immediately foregoing clauses (A) through (C).

5.3 Governmental Approvals.

(a) The Buyer, the Buyer Parent and the Company will each advise the other party promptly of any material communication received by such party or any of its Affiliates from the Federal Trade Commission, Department of Justice, any state attorney general, the ISU or any other Governmental Entity regarding any of the transactions contemplated by this Agreement and the other Transaction Documents, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the Federal Trade Commission, Department of Justice, any state attorney general, the ISU or any other Governmental Entity in connection with the transactions contemplated hereby and thereby. None of the Company, the Seller Representative or any of the Sellers or the Buyer or the Buyer Parent will independently participate in any meeting with any Governmental Entity in respect of any findings or inquiry in connection with the transactions contemplated by this Agreement and the other Transaction Documents without giving, in the case of the Company, the Seller Representative or the Sellers, the Buyer or the Buyer Parent, and in the case of the Buyer or the Buyer Parent, the Company, prior notice of the meeting and, to the extent reasonably practicable and not prohibited by the applicable Governmental Entity, the opportunity to attend and/or participate in such meeting. The Company, on behalf of the Sellers, and the Buyer will consult and cooperate with each other in connection with any information or proposals submitted in connection with proceedings under or relating to the National Security and Investment Act and any similar foreign Laws in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(b) The Buyer and the Company, on behalf of the Sellers, will each make or cause to be made all filings and submissions required under any applicable Laws of any jurisdiction relating to antitrust or competition (“Antitrust Laws”) with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including, in the case of the Buyer, the National Security and Investment Act, as promptly as practicable after the date hereof, and thereafter make any other required submissions with respect to the transactions contemplated hereby and thereby under the National Security and Investment Act and any other Antitrust Laws and otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting period under any Antitrust Laws as soon as practicable, including by obtaining approval, clearance or waiver from any relevant Governmental Entity where required. None of the Company, the Sellers or the Seller Representative will extend any waiting period or comparable period under any Antitrust Laws or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement and the other Transaction Documents, except with the prior written consent of the Buyer. The Buyer will not extend any waiting period or comparable period under any Antitrust Laws or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement and the other Transaction Documents, except with the prior written consent of the Company. Nothing in this Agreement shall (i) require the Buyer or the Buyer Parent to, or permit the Company or any Company Subsidiary to (A) propose or accept the sale, divestiture, disposition or holding separate of any assets or businesses of itself or any of its Affiliates (or otherwise take any action that limits the freedom of action with respect to, or its ability to retain, any of its businesses, product lines, or assets or those of its Affiliates) in order to avoid the entry of or to effect the dissolution of any injunction or other Order (whether temporary, preliminary or permanent), which would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; or (B) propose or accept the impositions of any conditions other than conditions that are immaterial to the Buyer Parent and the Buyer Subsidiaries, taken as a whole, or the Company and Company Subsidiaries, taken as a whole; or (ii) require the Buyer or the Buyer Parent to (A) expend amounts of money to a third party in exchange for any consent of any Governmental Entity other than expenditures of money that are immaterial to the Buyer Parent and the Buyer Subsidiaries, taken as a whole, or the Company and Company Subsidiaries, taken a as a whole; or (B) initiate or defend any litigation, claim or other Action brought by a Governmental Entity relating to the transactions contemplated by this Agreement and the other Transaction Documents.

5.4 Consents. From the date of this Agreement until the Closing, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to obtain all authorizations, consents and approvals of, and give all notices to be obtained or given in connection with the transactions contemplated by the Transaction Documents to (a) all third parties required under the Contracts set forth on Annex III and (b) all other third parties reasonably requested by the Buyer.

5.5 Notice of Developments. From the date of this Agreement until the Closing, each of the Company and the Buyer shall promptly notify the other in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in a breach of a representation, warranty or covenant of such party (or with respect to the Company, the Sellers) in this Agreement or which would reasonably be expected to have the effect of making any representation or warranty of such party (or with respect to the Company, the Sellers) in this Agreement untrue, in either case, such that the related condition to the Closing in Article VII would not be met, including (without limiting the foregoing) (i) any notice or other communication from any Person alleging that the consent, authorization or approval of or notice to such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents, (ii) any notice or other communication from any Governmental Entity (A) delivered in connection with the transactions contemplated by this Agreement or the other Transaction Documents or (B) in the case of a notification by the Company, indicating that a Permit has been revoked or is about to be revoked or that a Permit is required in any jurisdiction in which such Permit has not been obtained, which revocation or failure to obtain has had or would reasonably be expected to have a Company Material Adverse Effect, and (iii) in the case of a notification by the Company, any Action commenced or threatened against, relating to or involving or otherwise affecting the other party or its Subsidiaries (or the Sellers); and (b) in the case of a notification by the Company, all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations or projections of the Company and the Company Subsidiaries; provided that no disclosure by a party pursuant to this Section 5.5 shall be deemed to amend or supplement the Data Room (with respect to the Company and the Sellers), to prevent or cure any misrepresentation, breach of warranty or breach of covenant, or to affect the rights of the other parties under this Agreement, including under Article VIII.

5.6 Exclusivity. From the date of this Agreement until the Closing, without the prior written consent of the Buyer, the Company, the Seller Representative and each Seller shall not, and the Company shall cause each Company Subsidiary and the Affiliates and Representatives of the Company and each Company Subsidiary not to, directly or indirectly, discuss, pursue, solicit, initiate, participate in, facilitate, encourage or otherwise enter into any discussions, negotiations, agreements or other arrangements regarding or which would reasonably be expected to lead to, a possible sale or other disposition (whether by merger, reorganization, recapitalization or otherwise) of all or any material part of the capital stock, units or other membership or equity interests or any substantial portion of the assets (other than in the ordinary course of business) of the Company or any Company Subsidiary with any other Person other than the Buyer or its Affiliates (an “Acquisition Proposal”) or provide any information to any Person other than the Buyer and its Affiliates and their respective Representatives other than information which is traditionally provided in the regular course of the Company’s and the Company Subsidiaries’ business operations to third parties where the Company and each Company Subsidiary and their officers, directors and Affiliates do not reasonably believe that such information would likely be utilized to evaluate any Acquisition Proposal. No Seller will vote any of the Shares in favor of any Acquisition Proposal. The Company, the Seller Representative and each Seller shall, and the Company shall cause each Company Subsidiary and the officers, directors, employees, representatives, agents, investment bankers and Affiliates of the Company and each Company Subsidiary to, (a) immediately cease and cause to be terminated any and all contacts, discussions and negotiations with any Person other than the Buyer and its Affiliates and representatives regarding the foregoing; (b) promptly (and in any event within forty-eight (48) hours from the receipt thereof) (i) notify the Buyer if any Acquisition Proposal, or any inquiry or contact with any Person with respect thereto which has been made as of the date of this Agreement or is subsequently made, and the details of such contact (including the identity of the third party or third parties) and (ii) provide to Buyer copies of any proposals, written communications and a true and complete summary of the specific terms and conditions discussed or proposed; and (c) keep the Buyer fully informed on a reasonably prompt basis with respect to the status of the foregoing. The Company and each Seller agree not to, and the Company agrees to cause each Company Subsidiary not to, without the prior consent of the Buyer, release any Person from, or waive any provision of, any standstill agreement or confidentiality agreement to which any Seller, the Company or any Company Subsidiary is a party.

5.7 Termination of Certain Related-Party Arrangements. On or prior to the Closing, the Company shall (a) terminate all Contracts described in Section 3.19 that are in the Data Room and (b) repay any Indebtedness among the Company or any Company Subsidiary and any Seller or its Affiliates.

5.8 Efforts; Cooperation. Unless a different or higher standard is expressly required by this Agreement, the parties hereto agree to use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of the Transaction Documents to which it is a party and consummate and make effective the transactions contemplated thereby on a timely basis. Each party hereto also agrees to use commercially reasonable efforts to cooperate with such other parties hereto and their employees, attorneys, accountants and other agents and, generally, do such other acts and things in good faith as may be reasonable to timely effectuate the purposes of this Agreement and the consummation of the transactions contemplated hereby and by the other Transaction Documents, including (without limiting the foregoing), (i) making all filings and giving all notices that are or may be required to be made and given by such party in connection with the transactions contemplated hereby and (ii) obtaining all authorizations, consents or approvals which are or may be required to be obtained (pursuant to any applicable Law, Contract, or otherwise) by such party in connection with the transactions contemplated hereby. Each party hereto shall, upon request of another party and to the extent permitted by applicable Law or applicable Contract, promptly deliver to such other party a copy of each such filing made, each such notice given and each such authorization, consent or approval obtained by it.

5.9 Audit Cooperation. At the Buyer’s written request and sole cost, the Company shall initiate an audit of the Company’s consolidated financial statements for the periods reasonably specified by the Buyer, to be conducted by an independent auditor and in accordance with auditing standards reasonably selected by the Buyer. The Company shall provide reasonable assistance and cooperation to facilitate the timely completion of such audit, including making reasonably available the Company’s management, personnel and advisors to provide information and respond to reasonable inquiries from the Buyer’s selected auditor. The Company shall use commercially reasonable efforts to address and resolve any issues or discrepancies identified during the audit process in a timely manner. The Buyer will promptly pay or reimburse the Company for any reasonable and documented out-of-pocket cost and expenses incurred by or on behalf of the Company or the Company Subsidiaries with respect to any such audits, and for, the avoidance of doubt, such costs and expenses will not be Company Transaction Expenses under this Agreement.

5.10 Data Room Information. Within three (3) Business Days of the date of this Agreement, the Company shall deliver to the Buyer an electronic copy, whether by thumb drive or other electronic means, of all documents and information contained in that certain electronic data room hosted by Datasite LLC on behalf of the Company and the Company Subsidiaries in connection with the transactions contemplated hereby (the “Data Room”), as of 12:00 p.m. Eastern Time on the date of this Agreement. The Contracts that were made available for review by Buyer’s Representatives at LCM’s offices between September 24, 2025 through September 25, 2025 will be deemed to have been included in the Data Room for purposes of this Agreement (including for purposes of Section 3.12), but copies of such Contracts will not be included in any electronic copy of the Data Room provided to Buyer prior to the Closing.

5.11 Conduct of Business by the Buyer Parent and the Buyer. From the date of this Agreement until the Closing, unless the Company otherwise agrees in writing (such agreement not to be unreasonably withheld, delayed or conditioned), the Buyer Parent and the Buyer will (a) conduct its businesses and operations in the ordinary course of business; (b) preserve intact its corporate existence and business organization; and (c) use its commercially reasonable efforts to maintain the listing of Parent Stock on Nasdaq. Without limiting the foregoing, and as an extension thereof, except as set forth on Schedule 5.11 or as expressly permitted by any other provision of this Agreement, the Buyer and the Buyer Parent, as applicable, will not from the date of this Agreement until the Closing, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned):

(a) sell, lease, license (as licensor), assign, abandon, dispose of or transfer (including transfers to any non-wholly owned Buyer Subsidiary or any of the Buyer Parent’s or any Buyer Subsidiary’s respective employees or Affiliates) all or substantially all of the assets of Buyer Parent and the Buyer Subsidiaries, taken as a whole;

(b) agree to or consummate any merger, shares issuance or transfer or other transaction that results in or would reasonably be expected to result in a change of control of the Buyer Parent;

(c) authorize, designate, create or issue any class of capital stock of the Buyer Parent that is senior to or preferred with respect to the rights of the holders of Parent Stock except for the purpose of a bona fide financing;

(d) amend the Buyer or the Buyer Parent’s organizational documents in a manner adverse to the holders of Parent Stock;

(e) take any action for the winding up, liquidation, dissolution or reorganization of the Buyer Parent or the Buyer or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of their respective assets or revenues; or

(f) agree or commit to do any of the foregoing.

Article VI.
ADDITIONAL AGREEMENTS

6.1 Litigation Support. After the Closing, in the event that, and for so long as, the Buyer or the Company or any Company Subsidiary is actively contesting or defending against any charge, audit, complaint, action, suit, proceeding, hearing, investigation, grievance, arbitration, claim, or demand in connection with (a) any transaction contemplated by the Transaction Documents or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any Company Subsidiary, the Seller Representative will reasonably cooperate with such contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Buyer or (at the Buyer’s discretion) the Company or any Company Subsidiary (unless the Buyer or the Company or any Company Subsidiary is entitled to indemnification therefor under the provisions of this Agreement).

6.2 Tax Matters.

(a) The Company shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of the Company and the Company Subsidiaries that are required to be filed on or before the Closing Date, and shall pay, or cause to be paid, all Taxes of the Company and the Company Subsidiaries due on or before the Closing Date. Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of the Company and the Company Subsidiaries, as applicable, with respect to such items, except as otherwise required by applicable Law. At least ten (10) Business Days prior to filing any such Tax Return, or if the due date is within ten (10) Business Days of the date of this Agreement, as promptly as practicable after the date hereof, the Company shall submit a copy of such Tax Return to the Buyer for the Buyer’s review, comment and approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(b) The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Company Subsidiaries that are required to be filed after the Closing Date (any such Tax Returns that are in respect of a Pre-Closing Tax Period, a “Buyer Filed Tax Return”). The Buyer shall submit a draft of each Buyer Filed Tax Return that shows a cash Tax liability for which the Buyer Indemnified Parties may claim a right to indemnification under this Agreement to the Seller Representative for review, comment and approval no less than ten (10) days prior to the due date for timely filing of such Tax Returns, or if the due date is within ten (10) days of the Closing Date, as promptly as practicable after the Closing Date, which approval by the Seller Representative shall not be unreasonably withheld, delayed or conditioned. Pursuant to Article VIII but without limiting any of the Buyer’s rights under Article VIII, the Buyer and the Seller Representative may execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent, in accordance with the Escrow Agreement, to reduce the Escrow Account in an amount equal to such Taxes of the Company or any Company Subsidiary shown on any Buyer Filed Tax Return for such period that relate to any Pre-Closing Tax Period (determined, with respect to any Straddle Period, in accordance with Section 6.2(c)) and disburse the Escrow Shares equivalent to such amount to the Buyer.

(c) For purposes of this Agreement, in the case of any Straddle Period, the portion of any Tax that relates to the Pre-Closing Tax Period shall, (a) in the case of real property, personal property and similar ad valorem Taxes, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction (i) the numerator of which is the number of days in the Straddle Period ending on the Closing Date and (ii) the denominator of which is the number of days in the entire Straddle Period, and (b) in the case of any other Tax, be deemed equal to the amount which would be payable if the relevant Straddle Period ended at the end of the day on the Closing Date.

(d) The Seller Representative shall (and shall use its commercially reasonable efforts to cause the Sellers to) reasonably cooperate, as and to the extent reasonably requested by the Buyer, with the Buyer in connection with the filing of Tax Returns pursuant to this Agreement and any Tax Contest. Such cooperation shall include the retention and the provision of records and information which may be reasonably relevant to any such Tax Contest in the possession or control of the Sellers or the Seller Representative and using its reasonable efforts to make available appropriate persons to provide additional information and explanation of any material provided hereunder. The Company shall deliver or make available to the Buyer on the Closing Date originals or accurate copies of all books and records with respect to Tax matters pertinent to the Company and the Company Subsidiaries in its possession or control.

(e) If, subsequent to the Closing, the Buyer, the Company or any Company Subsidiary receives notice of a Tax Contest with respect to any Tax Return for a Pre-Closing Tax Period with respect to which the Buyer Indemnified Parties claim a right to indemnification under this Agreement, then the Buyer shall notify the Seller Representative of its receipt of such notice as soon as reasonably practicable and, in any event, within thirty (30) days of receipt of such notice; provided, however, that any failure on the part of the Buyer, the Company or the Company Subsidiary to so notify the Seller Representative shall not limit any of the obligations of the Sellers under Article VIII, except to the extent that the Sellers are actually and materially prejudiced by such failure. The Buyer shall have the right to control the conduct and resolution of any such Tax Contest; provided, that (i) the Buyer shall keep the Seller Representative reasonably informed of the progress of any Tax Contest and provide Seller Representative with copies of all material written correspondence from any Governmental Entity relating to any such Tax Contest, (ii) the Buyer shall conduct the defense of such Tax Contest diligently and in good faith, (iii) the Seller Representative may participate (at its own cost and expense) in, but not control, the defense of such Tax Contest, and (iv) the Buyer shall not resolve such Tax Contest in a manner that would reasonably be expected to have an adverse impact on the Sellers’ indemnification obligations under this Agreement without the Seller Representative’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any conflict between the provisions of this Section 6.2(e) and Sections 8.5 and 8.6 with respect to any Tax Contest, this Section 6.2(e) shall control.

(f) All transfer, stamp, documentary, sales, use, registration, VAT and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne 50% by the Buyer and 50% by the Sellers. The Persons required under applicable Law to file Tax Returns with respect to such Transfer Taxes shall timely do so with the appropriate Governmental Entity, and the parties shall reasonably cooperate in connection with the preparation and filing of such Tax Returns.

(g) Any income Tax refunds that are received by the Buyer or the Company and the Company Subsidiaries, and any amounts credited against income Tax to which the Buyer or the Company and the Company Subsidiaries become entitled, that relate to income Taxes of the Company or any Company Subsidiary with respect to any Pre-Closing Tax Periods (to the extent such income Taxes were paid by the Company or any Company Subsidiary prior to the Closing or by the Sellers after the Closing) shall be for the account of the Sellers, except to the extent any such refund or the amount of any such credit (i) was taken into account to reduce the Company Tax Liability Amount in the final determination of the Final Purchase Price, or (ii) arises as a result of the carryback of any loss, credit or other Tax attribute from any Tax period (or portion thereof) beginning after the Closing Date. The Buyer shall pay over to the Sellers any such refund or the amount of any such credit (net of any income Taxes and reasonable out-of-pocket expenses of the Buyer, the Company or any of the Company Subsidiaries attributable to such refund or credit) within ten (10) days after receipt or entitlement thereto; provided, however, that in the event any such refund or the amount of any such credit is subsequently disallowed, reduced or otherwise required to be returned to a Governmental Entity, the Sellers shall promptly repay such amount (together with any interest, penalties or other additional amounts imposed by such Governmental Entity) to the Buyer.

(h) After the Closing, the Buyer shall not, and shall not permit the Company or any of the Company Subsidiaries to (i) amend any Tax Returns filed with respect to any tax year ending on or before the Closing Date or with respect to any Straddle Period or (ii) make any Tax election with respect to the Company or any of the Company Subsidiaries that has retroactive effect to any such year or to any Straddle Period, in each such case to the extent such action would reasonably be expected to reduce the payments to which the Sellers would be entitled to receive or increase the amount of Taxes for which the Sellers or their Affiliates would be responsible under this Agreement, without the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld, delayed or conditioned. For the avoidance of doubt, the Buyer or any of its Affiliates may cause the Company or any of the Company Subsidiaries to make an election under Section 338(g) of the Code without the prior written consent of the Seller Representative; provided that, Buyer and Buyer Parent are responsible and liable for, and neither the Sellers nor any of their Affiliates after the Closing shall have any responsibility or Liability for, any Taxes of the Companies or the Company Subsidiaries arising out of or relating to such election.

(i) The Sellers and the Seller Representative shall, or shall cause, all Tax sharing agreements or similar agreements between the Company or any Company Subsidiary, on the one hand, and any of the Sellers and/or their Affiliates (other than the Company and the Company Subsidiaries), on the other hand, to be terminated prior to the Closing Date, and, after the Closing Date, none of the Company and the Company Subsidiaries shall be bound thereby or have any liability thereunder.

(j) For the avoidance of doubt, the parties hereto intend that the Stock Per Share Closing Consideration shall be part of the consideration paid by the Buyer to the Sellers in exchange for the Shares pursuant to Section 1.2 of this Agreement. Notwithstanding the foregoing, for administrative convenience only, the Buyer may cause the Buyer Parent to issue and transfer to the Sellers directly the shares of Parent Stock that constitute the Stock Per Share Closing Consideration. The parties hereto intend and agree that, for U.S. federal and applicable state and local Tax purposes, (i) the sale and purchase of the Shares pursuant to this Agreement shall be treated as a taxable sale by the Sellers and purchase by the Buyer of such Shares pursuant to Section 1001 of the Code (the “Intended Tax Treatment”); and (ii) all shares of Parent Stock paid, or caused to be paid, by the Buyer to the Sellers shall be treated as having been contributed by the Buyer Parent to the Buyer through the ownership chain as described and qualified under Treasury Regulations Section 1.1032-3 and then transferred by the Buyer to the Sellers. The parties hereto shall file all Tax Returns consistent with the Intended Tax Treatment, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

(k) Any indemnity payments made pursuant to Article VIII shall constitute an adjustment of the Final Purchase Price paid by the Buyer pursuant to Article I for applicable Tax purposes, except as otherwise required by applicable Law.

6.3 Directors’ and Officers’ Liability. Prior to the Closing, the Company, in its sole discretion, shall be entitled obtain a prepaid insurance and indemnification policy (i.e., tail coverage) with a term of three (3) or more years covering each Person covered by the current policies of the directors’ and officers’ liability insurance maintained by the Company and each Company Subsidiary that provides coverage for matters occurring prior to the Closing, in a form mutually acceptable to the Company and the Buyer, (the “D&O Tail Policy”) that is no less favorable than the Company’s or such Company Subsidiary’s existing policy (true and complete copies which have been previously provided to the Buyer in the Data Room) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that the Buyer shall not be required to pay any portion of the premium for such D&O Tail Policy in excess of 300% of the last annual premium paid prior to the date of this Agreement.

6.4 Confidentiality.

(a) The parties hereto hereby acknowledge and agree to continue to be bound by the Mutual Confidentiality Agreement dated as of July 31, 2025, by and between the Company and the Buyer Parent (the “Confidentiality Agreement”).

(b) Each Seller hereby acknowledges agrees that as an owner of the Shares, such Seller has had access to and contributed to information and materials of a highly sensitive nature (including Confidential Information) of the Company and the Company Subsidiaries (each of the foregoing, a “Company Entity”). In further consideration for the payment of the Final Purchase Price and in order to protect the value of the Shares purchased by the Buyer (including the goodwill inherent in the Company and each Company Subsidiary as of the Closing), each Seller agrees that from and after the Closing until the second (2nd) anniversary of the Closing, unless such Seller first secures the written consent of an authorized representative of the Company after the Closing (such consent not to be unreasonably withheld, delayed or conditioned), such Seller shall not use for himself, herself, itself or anyone else, and shall not disclose to others, any Confidential Information except to the extent such use or disclosure is required by applicable Law or any Order (in which event such Seller shall, to the extent practicable, inform the Company in advance of any such required disclosure, shall reasonably cooperate with the Company in obtaining a protective order or other protection in respect of such required disclosure, and shall limit such disclosure to the extent reasonably possible while still complying with such requirements). Each Seller shall use all reasonable care to safeguard Confidential Information and to protect it against unauthorized disclosure, misuse, espionage, loss and theft. Notwithstanding the foregoing, nothing herein shall prevent a Seller from disclosing Confidential Information in order to pursue or defend against a claim, proceeding or other dispute under this Agreement or any other Transaction Document or otherwise enforce its rights or obligations under this Agreement, including pursuant to Section 1.5 or Article VIII hereof, or any other Transaction Document, and each Seller may disclose Confidential Information on a confidential basis to its Representatives who are bound by confidentiality obligations with respect thereto.

(c) The Buyer and the Company hereby agree that from and after the Closing until the second (2nd) anniversary of the Closing, unless such party first secures the written consent of the Seller Representative after the Closing (such consent not to be unreasonably withheld, delayed or conditioned), neither the Buyer nor the Company, nor their respective Affiliates or Representatives, shall use for itself or anyone else, and shall not disclose to others, any Seller Confidential Information except to the extent such use or disclosure is required by applicable Law (including SEC or Nasdaq requirements) or any Order (in which event the Buyer, Company or their respective Affiliate or Representative, as applicable, shall, to the extent practicable, inform the Seller Representative in advance of any such required disclosure, shall reasonably cooperate with the Seller Representative in obtaining a protective order or other protection in respect of such required disclosure, and shall limit such disclosure to the extent reasonably possible while still complying with such requirements). Each of the Buyer and the Company shall, and shall cause their Affiliates and Representatives to, use all reasonable care to safeguard Seller Confidential Information and to protect it against unauthorized disclosure, misuse, espionage, loss and theft. Notwithstanding the foregoing, nothing herein shall prevent Buyer or the Company from disclosing Seller Confidential Information in order to pursue or defend against a claim, proceeding or other dispute under this Agreement or any other Transaction Document or otherwise enforce its rights or obligations under this Agreement, including pursuant to Section 1.5 or Article VIII hereof, or any other Transaction Document, and Buyer and the Company may disclose Seller Confidential Information on a confidential basis to their Representatives who are bound by confidentiality obligations with respect thereto.

6.5 [reserved].

6.6 Use of Corporate Name or Trade Name. After the Closing, the Sellers acknowledge that no rights in the name “Less Common Metals” or “LCM”, or any trademark, service mark or trade name included within the Company IP, or any derivative or variation thereof or any name similar thereto will be retained by any Seller or their respective Affiliates. The Sellers may use or refer to the foregoing names (i) in connection with the performance of their post-closing employment obligations with the Company, (ii) to identify the fact that they had been, as applicable, owners, directors, officers and/or employees of the Company, (iii) as required by Law or any governmental authority or regulatory agency, or in any filings required thereby, whether public or private in nature or (iv) in public announcements permitted under this Agreement.

6.7 Book-Entry; Legends.

(a) Notwithstanding anything to the contrary in this Agreement, all shares of Parent Stock required to be issued to the Sellers pursuant to this Agreement may be issued in uncertificated book-entry form (unless otherwise determined by the Buyer Parent in its sole discretion).

(b) The Buyer Parent (or its transfer agent) shall be entitled to place, or cause to be placed, appropriate legends on the book entries and/or certificates evidencing any shares of Parent Stock issued pursuant to this Agreement, including one or all of the following legends, including any legend required by the bylaws of the Buyer Parent or applicable state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, AS SET FORTH IN ONE OR MORE AGREEMENTS BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SECURITIES.”

6.8 Further Actions. In case at any time after the Closing any further actions are necessary to carry out the purposes of this Agreement, each party hereto will take such further actions (including the execution and delivery of such further instruments and documents) as any other such party may reasonably request, all at the sole cost and expense of the requesting party. The Sellers acknowledge and agree that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company or any Company Subsidiary.

6.9 Company Shareholder Consent. Each Seller, as a shareholder of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the other Transaction Documents to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. Each Seller acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Sellers as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company’s organizational documents, any other agreement in respect of the Company to which any Seller is a party and all applicable Laws.

6.10 Consulting Agreement. The parties acknowledge that the Buyer Parent and Grant Smith have entered into a binding term sheet (the “Smith Term Sheet”), providing for consulting services to be provided after the Closing by Grant Smith to Buyer Parent and the Buyer Subsidiaries, including the Company and the Company Subsidiaries. The Buyer and Buyer Parent agree to negotiate in good faith and use its commercially reasonable efforts to enter into a consulting agreement with Grant Smith (the “Consulting Agreement”), to become effective as of the Closing, on terms and conditions consistent with the Smith Term Sheet, which Consulting Agreement would supersede the Smith Term Sheet.

6.11 Buyer Parent Guaranty.

(a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer Parent hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and not merely as surety, subject to all express claims, defenses and rights of the Buyer under this Agreement and the other Transaction Documents, (i) the full and timely performance of all obligations of the Buyer that may arise under this Agreement and any other Transaction Documents and (ii) the full and timely payment of any amounts due and payable by the Buyer under the provisions of this Agreement and any other Transaction Documents after the date of this Agreement, when and as the same shall arise and become due and payable in accordance with the terms of and subject to the conditions contained in this Agreement and the other Transaction Documents (collectively, the “Buyer Obligations”). The Buyer Obligations are valid and in full force and effect and constitute the valid and binding obligation of the Buyer Parent, enforceable in accordance with this Section 6.11, and shall be binding on the Buyer Parent’s successors and assigns.

(b) The Buyer Obligations are a guaranty of payment and performance, and not of collection, and the Buyer Parent acknowledges and agrees that the obligations, covenants, agreements and duties of the Buyer Parent under this Agreement shall not be released, affected or impaired in any way by the voluntary or involuntary liquidation, sale or disposition of any assets of the Buyer, or the merger or consolidation of the Buyer with any other Person. The Buyer Parent knowingly and fully waives any and all defenses of a guarantor, including presentment, right to approve any amendment to this Agreement or any other agreement (other than as expressly set forth herein or therein), insufficient consideration and all others, but subject to the express subject to all express claims, defenses and rights of the Buyer under this Agreement and the other Transaction Documents.

Article VII.

CONDITIONS

7.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction of each of the following conditions as of the Closing:

(a) Representations and Warranties. Each of the representations and warranties of the Company and the Sellers contained herein shall be true and correct as of the date of this Agreement and as of the Closing (except to the extent such representations and warranties address matters as of particular dates, in which case such representations and warranties shall be true and correct as of such dates), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that (i) the representations and warranties of the Company contained in Section 3.3 shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties address matters as of particular dates, in which case such representations and warranties shall be true and correct as of such dates) (in each case, without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect), and (ii) the Seller Fundamental Representations and the Company Fundamental Representations other than Section 3.3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties address matters as of particular dates, in which case such representations and warranties shall be true and correct as of such dates) (in each case, without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect).

(b) Performance of Covenants. The Company, the Seller Representative and the Sellers shall have performed and complied in all material respects with all of their covenants and agreements required to be performed by them pursuant to the Transaction Documents prior to the Closing Date.

(c) No Law or Order. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not be prohibited by any applicable Law and there shall not be in effect any Order by any Governmental Entity then in effect restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(d) [reserved]

(e) Governmental Approvals. (i) All waiting periods (and extensions thereof) under any Antitrust Laws relating to the transactions contemplated by the Transaction Documents shall have expired or terminated early; (ii)  all approvals required under the National Security and Investment Act shall have been obtained and shall be in full force and effect as of the Closing; and (iii) all other filings, notices, licenses, permits, approvals or other consents of, to or with, any Governmental Entity that are listed on Annex III shall have been duly made or obtained and shall be in full force and effect as of the Closing, each in form and substance satisfactory to the Buyer.

(f) Consents. All filings, notices, licenses, permits, approvals and other consents of, to or with, any Person (other than a Governmental Entity) that are listed on Annex III shall have been duly made or obtained and shall be in full force and effect as of the Closing, each in form and substance satisfactory to the Buyer.

(g) Payoff Letters and Release. All payoff letters and releases relating to the Indebtedness listed on Annex IV and releases from third parties of any and all Liens, other than Permitted Liens, relating to the assets and property of the Company and each Company Subsidiary will have been obtained by the Company or a Company Subsidiary and delivered to the Buyer in form and substance satisfactory to the Buyer.

(h) Escrow Agreement. The Seller Representative and the Escrow Agent shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing.

(i) No Company Material Adverse Effect. Since the date of this Agreement, there shall have been no change, event, occurrence or circumstance that has had or would reasonably be expected to have a Company Material Adverse Effect which is continuing and uncured.

(j) Purchased Shares. The Company shall have delivered to the Buyer at the Closing certificates or other evidence reasonably acceptable to the Buyer representing the Shares purchased by the Buyer as set forth hereunder, free and clear of all Liens (other than those incurred by Buyer and those imposed by applicable securities laws or the Company’s organizational documents).

(k) Other Closing Documents. The Company shall have delivered to the Buyer at the Closing:

(i) a certificate duly executed by an executive officer or director of the Company, dated as of the Closing, certifying that each of the conditions specified in Sections 7.1(a) and 7.1(b) have been fully satisfied;

(ii) a certificate executed by a secretary of the Company certifying (A) the Company’s and each Company Subsidiary’s certificate of incorporation, organization or formation (or equivalent document), in each case, as filed with and certified by the relevant Governmental Entity of each of their respective jurisdictions of organization and any amendments thereto, (B) certified copies of the Company’s and each Company Subsidiary’s bylaws (or equivalent document), (C) certified copies of the resolutions duly adopted by the Company’s board of directors authorizing the Company’s execution, delivery and performance of the Transaction Documents and the transactions contemplated by the Transaction Documents, and (D) the incumbency of each individual who shall be authorized to sign, in the name and on behalf of the Company, each of the Transaction Documents to which the Company is or is to become a party in connection herewith;

(iii) the respective good standing certificates (or equivalent document) for the Company and each Company Subsidiary in each of their respective jurisdictions of organization and in each jurisdiction where the Company and each Company Subsidiary is qualified to do business as a foreign organization, in each case dated within twenty (20) days prior to the Closing Date;

(iv) an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing and in form and substance reasonably satisfactory to the Buyer;

(v) duly executed letters of resignations, in form and substance satisfactory to the Buyer and effective as of the Closing, of each of the officers (including secretaries) and directors of the Company and the Company Subsidiaries resigning from the positions held by such individual as set forth opposite such individual’s name thereon;

(vi) the Stamp Duty Documents and a certified true copy of the latest available audited or management accounts of the Company; and

(vii) such other documents or instruments as the Buyer may reasonably request and as may be required to effect the transactions contemplated by the Transaction Documents.

(l) Lockup Agreement. Each Seller shall have delivered a lockup agreement substantially in the form attached hereto as Exhibit B (the “Lockup Agreement”), duly executed by such Seller.

(m) Registration Rights Agreement. Each Seller shall have delivered the registration rights agreement substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), duly executed by such Seller.

(n) [reserved]

(o) Consulting Agreement. Either the Smith Term Sheet shall be in full force and effect or the Buyer and Grant Smith shall have entered into the Consulting Agreement.

(p) Filings. The Company shall procure the company secretaries and corporate secretarial provider of the Company to (i) lodge the notice of transfer of the Shares to the Buyer (or such entity as may be nominated by the Buyer) with ACRA and provide an updated copy of the electronic register of members showing the Buyer as the holder of Shares, (ii) cancel the share certificates in the names of each Seller and issue a new share certificate in the name of the Buyer (or such other entity as may be nominated by the Buyer) for the Shares and (iii) lodge the resignation of all of the existing directors of the Company and lodge the relevant forms for the change of registration of the new directors of the Company as notified to the Sellers at least two (2) Business Days prior to Closing with ACRA.

The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing; provided that such waiver shall not act to restrict or otherwise affect the rights of the Buyer under this Agreement, including under Section 8.2.

7.2 Conditions to Obligation of the Sellers and the Company. The obligation of the Sellers and the Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of each of the following conditions as of the Closing:

(a) Representations and Warranties. Each of the representations and warranties of the Buyer and the Buyer Parent contained herein shall be true and correct as of the date of this Agreement and as of the Closing (except to the extent such representations and warranties address matters as of particular dates, in which case such representations and warranties shall be true and correct as of such dates), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications or limitations as to materiality or Buyer Material Adverse Effect) would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect; provided, however, that the Buyer Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties address matters as of particular dates, in which case such representations and warranties shall be true and correct as of such dates) (in each case, without giving effect to any qualifications or limitations as to materiality or Buyer Material Adverse Effect).

(b) Performance of Covenants. The Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it pursuant to the Transaction Documents on or prior to the Closing Date.

(c) No Law or Order. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not be prohibited by any applicable Law and there shall not be in effect any Order by any Governmental Entity then in effect restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(d) Governmental Approvals. All (i) waiting periods (and extensions thereof) under any Antitrust Laws relating to the transactions contemplated by the Transaction Documents shall have expired or terminated early, and (ii) all other filings, notices, licenses, permits, approvals or other consents of, to or with, any Governmental Entity that are listed on Annex III shall have been duly made or obtained and shall be in full force and effect as of the Closing.

(e) Officer’s Certificate. The Buyer and the Buyer Parent shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.

(f) Escrow Agreement. The Buyer, the Buyer Parent and the Escrow Agent shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing.

(g) Lockup Agreements. The Buyer and the Buyer Parent shall have delivered to the Seller Representative a Lockup Agreement for each Seller, duly executed by Buyer.

(h) Registration Rights Agreement. The Buyer and the Buyer Parent shall have delivered to the Seller Representative the Registration Rights Agreement, duly executed by Buyer.

(i) Consulting Agreement. Either the Smith Term Sheet shall be in full force and effect or the Buyer and Grant Smith shall have entered into the Consulting Agreement.

(j) No Buyer Material Adverse Effect. Since the date of this Agreement, there shall have been no change, event, occurrence or circumstance that has had or would reasonably be expected to have a Buyer Material Adverse Effect which is continuing and uncured.

(k) Payment of Estimated Purchase Price. The Buyer shall have delivered to the Sellers: (i) the cash portion of the Estimated Purchase Price by wire transfer of immediately available funds to the account(s) designated by the Sellers; and (ii) evidence reasonably satisfactory to the Sellers that the equity portion of the Estimated Purchase Price has been validly issued to the Sellers, in each case in accordance with the terms of this Agreement.

The Seller Representative may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing; provided that such waiver shall not act to restrict or otherwise affect the rights of the Sellers under this Agreement, including under Section 8.3.

7.3 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VIII.
INDEMNIFICATION

8.1 Survival Periods. Subject to the limitations contained in this Article VIII, all representations, warranties covenants and agreements contained in this Agreement and in any Transaction Document shall survive the execution and delivery of this Agreement or such Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Notwithstanding anything herein to the contrary, the Sellers will not be liable with respect to any claim for indemnification pursuant to Section 8.2, and the Buyer will not be liable with respect to any claim for indemnification pursuant to Section 8.3, unless written notice of such claim is delivered to the Seller Representative or the Buyer, as the case may be, prior to the applicable Survival Date (if any). For purposes of this Agreement, the term “Survival Date” shall mean such date which is twelve (12) months after the Closing; provided that:

(a) with respect to the representations and warranties set forth in Sections 2.1 (Organization; Corporate Power), 2.2 (Authorization), 2.3 (Title to Shares) and 2.6 (Brokerage) (such representations, collectively, the “Seller Fundamental Representations”), the Survival Date shall be the sixtieth (60th) day after the expiration of the applicable statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled);

(b) with respect to the representations and warranties set forth in Sections 3.1 (Organization; Corporate Power), 3.2 (Authorization), 3.3 (Capitalization and Related Matters), 3.4 (Subsidiaries; Investments), 3.15 (Tax Matters) and 3.22 (Brokerage) (such representations, collectively, the “Company Fundamental Representations”), the Survival Date shall be such date that is twenty-four (24) months after the Closing;

(c) with respect to the representations and warranties set forth in Sections 4.1 (Organization; Power) and 4.3 (Authorization) and (such representations, collectively, the “Buyer Fundamental Representations”), the Survival Date shall be the sixtieth (60th) day after the expiration of the applicable statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled); and

(d) covenants and agreements shall survive the Closing until fully performed or observed in accordance with their terms and the Survival Date shall be the date of such performance or observance.

The Parties agree that so long as written notice is given on or prior to the Survival Date with respect to such claim, the representations and warranties with respect to such breach shall continue to survive until such matter is finally resolved.

8.2 Indemnification of the Buyer Indemnified Parties by Sellers.

(a) Obligations of the Sellers Collectively. The Sellers hereby agree, severally and not jointly in accordance with their respective Pro Rata Share, to indemnify the Buyer and its Affiliates (including the Company and each Company Subsidiary after Closing) and each of their respective officers, directors, successors and assigns (collectively, the “Buyer Indemnified Parties”) and hold each of them harmless from and against and pay on behalf of or reimburse any such Buyer Indemnified Party, pursuant to the payment terms set forth in Section 8.7, in respect of any Loss which such Buyer Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with:

(i) the breach or inaccuracy of any representation or warranty of the Company contained in this Agreement or any Transaction Document (in each case, without giving effect to any limitation or qualification as to “materiality,” “material,” “Company Material Adverse Effect” or similar qualifiers or monetary qualifiers to similar effect set forth in such representation or warranty solely for purposes of determining the amount of the Losses resulting from, arising out of or relating to such breach (but not for purposes of determining whether a breach has occurred));

(ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of the Company contained in this Agreement or any Transaction Document to be complied with or performed prior to the Closing;

(iii) (A) any Taxes of the Company or any Company Subsidiary with respect to any Pre-Closing Tax Period, (B) any Taxes of any Person (other than the Company and the Company Subsidiaries) imposed on or payable by the Company or any Company Subsidiary by reason of the membership of the Company or any Company Subsidiary in an affiliated, consolidated, combined, unitary or similar group prior to the Closing, (C) any Taxes imposed on the Company or any Company Subsidiary as a transferee or successor or as a result of a transaction effected prior to the Closing, or under a Tax sharing agreement or similar Contract entered into prior to the Closing, (D) any Taxes of the Company or any Company Subsidiary as a result of any deferred revenue or prepaid amount received on or prior to the Closing Date, (E) any withholding Taxes imposed with respect to payments pursuant to this Agreement that were not withheld from payments to or for the benefit of the Sellers under this Agreement, and (F) 50% of any Transfer Taxes; except, in each case, to the extent such Taxes were accounted for in the final determination of the Final Purchase Price;

(iv) any Net Indebtedness Amount or Company Transaction Expenses to the extent not accounted for in the final determination of the Final Purchase Price; or

(v) any claim or right asserted or held by any Person who is or at any time was an officer or member of the board of directors or managers (or similar body) of the Company or any Company Subsidiary (against the Company, the Buyer, or any Affiliate of the Buyer) involving a right or entitlement to indemnification or reimbursement of expenses (under the Company’s organizational documents or under any indemnification agreement or similar Contract) with respect to any act or omission on the part of such Person relating to this Agreement or transactions that arose, occurred or existed at or prior to the Closing Date in their capacity as an officer or member of the board of directors or managers (or similar body) of the Company or any Company Subsidiary;

(b) Obligations of the Sellers Individually. Each Seller hereby agrees to indemnify the Buyer Indemnified Parties and hold each of them harmless from and against and pay on behalf of or reimburse any such Buyer Indemnified Party, pursuant to the payment terms set forth in Section 8.7, in respect of any Loss which such Buyer Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with:

(i) the breach or inaccuracy of any representation or warranty of such Seller contained in Article II of this Agreement or any other Transaction Document, in each case, without giving effect to any limitation or qualification as to “materiality,” “material,” “Company Material Adverse Effect” or similar qualifiers or monetary qualifiers to similar effect set forth in such representation or warranty for purposes of determining whether there is a breach and the Losses resulting from, arising out of or relating to such breach; or

(ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of such Seller contained in this Agreement or any other Transaction Document.

(c) Limitations.

(i) No amount shall be payable to the Buyer Indemnified Parties in satisfaction of claims for indemnification pursuant to Section 8.2(a)(i) or Section 8.2(b)(i) unless and until the aggregate amount of all Losses of the Buyer Indemnified Parties arising therefrom exceeds $2,000,000 (the “Deductible”), at which time, subject to the provisions of this Article VIII, the Sellers shall indemnify the Buyer Indemnified Parties for the amount of all such Losses exceeding the Deductible up to the Escrow Amount (the “Cap”); provided that (A) the Cap shall also apply to any Losses by the Buyer Indemnified Parties under Sections 8.2(a)(ii) and 8.2(a)(iii), (B) the Deductible shall not apply with respect to any Losses resulting from, arising out of or relating to breaches of Seller Fundamental Representations or the Company Fundamental Representations, and none of such Losses shall count towards the satisfaction of the Deductible, and (C) the Cap shall not apply with respect to any Losses resulting from, arising out of or relating to breaches of Seller Fundamental Representations, and none of such Losses resulting from, arising out of or relating to breaches of Seller Fundamental Representations shall count towards the satisfaction of the Cap;

(ii) In no event will the aggregate liability of a particular Seller for a specific Loss arising under Section 8.2(a) exceed such Seller’s Pro Rata Share of such Loss; and

(iii) In no event shall the aggregate amount of all payments made by any Seller in satisfaction of claims for indemnification pursuant to this Agreement exceed the portion of the Final Purchase Price actually received by such Seller.

8.3 Indemnification of Sellers by the Buyer and Buyer Parent.

(a) Obligation. The Buyer and the Buyer Parent, jointly and severally, agree to indemnify the Sellers and their respective Affiliates and each of their respective officers, directors, successors and assigns (collectively, the “Seller Indemnified Parties”) and hold each of them harmless against any Losses which any of them may suffer, sustain or become subject to, as the result of, arising out of, relating to or in connection with:

(i) the breach or inaccuracy by the Buyer and Buyer Parent of any representation or warranty made by the Buyer and Buyer Parent in this Agreement or any other Transaction Document (in each case, without giving effect to any limitation or qualification as to “materiality,” “material,” “Buyer Material Adverse Effect” or similar qualifiers or monetary qualifiers to similar effect set forth in such representation or warranty solely for purposes of determining the amount of the Losses resulting from, arising out of or relating to such breach (but not for purposes of determining whether a breach has occurred));

(ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of the Buyer and Buyer Parent (or, solely with respect to any covenant, agreement or obligation to be complied with or performed by it from or after to the Closing, the Company) contained in this Agreement or any other Transaction Document.

(b) Limitations.

(i) No amount shall be payable to the Seller Indemnified Parties in satisfaction of claims for indemnification pursuant to Section 8.3(a)(i) unless and until the aggregate amount of all Losses of the Seller Indemnified Parties arising therefrom exceeds the Deductible, at which time the Buyer and Buyer Parent shall indemnify the Seller Indemnified Parties for the full amount of all such Losses exceeding the Deductible up to an amount not to exceed the Cap; provided that the Deductible and the Cap shall not apply with respect to any Losses resulting from, arising out of or relating to breaches of Buyer Fundamental Representations, and none of such Losses shall count towards the satisfaction of the Deductible or the Cap.

(ii) In no event shall the aggregate amount of all payments made by the Buyer and Buyer Parent in satisfaction of claims for indemnification pursuant to this Agreement exceed the Final Purchase Price.

8.4 Special Rule for Fraud. Notwithstanding anything in this Article VIII to the contrary, in the event of any breach of a representation, warranty, covenant, agreement or obligation by any party hereto that results from Fraud by or on behalf of (x) any Seller (including any Fraud committed by any Affiliate, officer, director, employee or agent of any Seller, the Company or any Company Subsidiary) or (y) the Buyer (including any Fraud committed by any Affiliate, officer, director, employee or agent of the Buyer), then (a) such representation, warranty, covenant, agreement or obligation will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect for the period of the applicable statute of limitations without regard to any Survival Date, (b) the limitations set forth in this Article VIII shall not apply to any Loss that the Buyer Indemnified Parties or the Seller Indemnified Parties, respectively, may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with any such breach, and (c) none of such Losses shall be subject to or shall count towards the satisfaction of the Deductible or the Cap.

8.5 Notice and Defense of Third-Party Claims.

(a) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 11.22(g) hereof, the Seller Representative shall have the sole right to act on behalf of the Seller Indemnified Parties with respect to any indemnification claims made pursuant to this Article VIII, including bringing and settling any claims hereunder and receiving any notices on behalf of the Seller Indemnified Parties, and Buyer shall have the sole right to act on behalf of the Buyer Indemnified Parties with respect to any indemnification claims made pursuant to this Article VIII, including bringing and settling any claims hereunder and receiving any notices on behalf of the Buyer Indemnified Parties.

(b) If the Buyer on behalf of the Buyer Indemnified Parties or the Seller Representative on behalf of the Seller Indemnified Parties (each of the Buyer and the Seller Representative in such capacity, a “Representative Party”) seeks indemnification under this Article VIII with respect to any action, lawsuit, proceeding, investigation or other claim brought against it by a third party (a “Third-Party Claim”), such Representative Party (the “Indemnified Party”) shall promptly give written notice to the other Representative Party (the “Indemnifying Party”) after receiving written notice of such Third-Party Claim, describing the Third-Party Claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that any failure to so notify or any delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent that it is prejudiced thereby. With respect to any Third-Party Claim which, if adversely determined, would entitle the Indemnified Party to indemnification pursuant to this Article VIII, the Indemnifying Party shall be entitled, at its sole cost and expense, (i) to participate in the defense of such Third-Party Claim giving rise to the Indemnified Party’s claim for indemnification or (ii) at its option (subject to the limitations set forth below), to assume control of such defense and appoint lead counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party’s right to assume control of such defense, it must first: (A) notify the Indemnified Party in writing within ten (10) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses (without any limitations other than the limitations set forth in this Article VIII) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim in accordance with the terms of this Agreement (including the limitations set forth in this Article VIII) and (B) furnish the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party has sufficient resources to defend such Third-Party Claim and to satisfy its obligations to the Indemnified Party under this Article VIII in respect of such Third-Party Claim (which, with respect to the Sellers, will include the Escrow Shares in the Escrow Account). Notwithstanding the foregoing, the Indemnifying Party shall not have the right to assume control of such defense if the Third-Party Claim which the Indemnifying Party seeks to assume control (I) seeks non-monetary relief which, if adversely determined, would reasonably be expected to be material to the Indemnified Party, (II) involves criminal or quasi-criminal allegations, (III) involves a claim which, if adversely determined, would be reasonably expected to establish a precedent, custom or practice materially adverse to the continuing business interests of the Indemnified Party, (IV) seeks Losses significantly in excess of the Cap or (V) involves a claim that the Indemnifying Party failed or is failing to competently prosecute or defend (each of the foregoing, an “Exception Claim”).

(c) In the event that the Indemnifying Party fails to elect to assume control of the defense of any Third-Party Claim in the manner set forth in Section 8.5(a) or such Third-Party Claim is or at any time becomes, an Exception Claim, the Indemnified Party may defend against the Third-Party Claim in any manner it may deem appropriate.

(d) Whichever Representative Party is not controlling such defense may participate therein (but, for the avoidance of doubt, shall not have any right to settle such Third-Party Claim without the prior written consent of the Representative Party controlling the defense, such consent not to be unreasonably withheld, delayed or conditioned) at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on the written advice of independent counsel, that the Indemnifying Parties and the Indemnified Party have conflicting interests with respect to such Third-Party Claim, where representation of both the Indemnifying Parties and the Indemnified Party by the same counsel would be prohibited by rules or regulations governing the professional conduct of such counsel, the reasonable out-of-pocket fees and expenses of independent counsel (and reasonably required local counsel, if any) to the Indemnified Party solely in connection therewith shall be considered Losses for purposes of this Agreement; provided, further, however, that in no event shall the Indemnifying Parties be responsible for the fees and expenses of more than one additional counsel for all Indemnified Parties with respect to any Third-Party Claim or set of related Third-Party Claims. The Representative Party controlling such defense shall keep the other Representative Party reasonably advised of the status of such Third-Party Claim and the defense thereof and shall consider recommendations made by the other Representative Party with respect thereto. The Representative Party controlling the defense of any Third-Party Claim shall not agree to any settlement of such Third-Party Claim without the prior written consent of the Representative Party not controlling the defense, such consent not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, if the Indemnifying Party is controlling the defense of a Third-Party Claim, and it receives a firm offer to settle or compromise such Third-Party Claim that is solely for money damages (and if, the Indemnified Party is a Buyer Indemnified Party, for an amount equal to or less than the remaining Escrow Shares in the Escrow Account at such time, net of amounts reserved in the Escrow Account for any other pending claims), provides a complete release of the Indemnified Party in connection with such Third-Party Claim and, other than confidentiality requirements, contains no other material ongoing obligations, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party (a “Settlement Notice”). If the Indemnified Party fails to consent to such firm offer within ten (10) Business Days after its receipt of the Settlement Notice, the Indemnified Party shall be deemed to have rejected such offer and shall be obligated to assume the defense of such Third-Party Claim (and all costs and expenses related to the defense thereof after the date of its receipt of the Settlement Notice), and the Indemnifying Party’s indemnification obligations under this Agreement with respect to such Third-Party Claim shall be limited to and will not exceed (but may be less than) the amount that the Indemnifying Party would have been obligated to pay if the Indemnified Party had not rejected such proposed settlement or compromise.

(e) Irrespective of which Representative Party controls the defense of any Third-Party Claim, the other Representative Party will, and will cause any non-party Affiliate to, reasonably cooperate with the controlling Representative Party in such defense and use its commercially reasonable efforts to make available to the controlling Representative Party all witnesses, pertinent records, materials and information in such non-controlling Representative Party’s possession or under its control relating thereto as is reasonably required by the controlling Representative Party. The parties agree that all communications between any party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

8.6 Notice of Non-Third-Party Claims. If an Indemnified Party seeks indemnification under this Article VIII with respect to any matter which does not involve a Third-Party Claim, the Indemnified Party shall give written notice to the Indemnifying Party promptly after discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the nature of the claim in reasonable detail, the amount thereof (if known and quantifiable), and the basis thereof; provided that any failure to so notify or any delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days from its receipt of the indemnity notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed to indemnify the Indemnified Party from and against the entirety of any Losses described in the indemnity notice. If the Indemnifying Party has delivered an indemnity dispute notice to the Indemnified Party, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute within thirty (30) days after delivery of the indemnity dispute notice, such dispute shall be resolved in accordance with Section 11.10 (or Section 11.8 to the extent applicable).

8.7 Manner of Payment.

(a) Any indemnification payment by the Sellers pursuant to this Article VIII shall be satisfied through a distribution of shares that remain available in the Escrow Account. The Seller Representative and the Buyer shall, within three (3) Business Days after the final determination that such payment is owed, deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to release the appropriate portion of the Escrow Amount to the Buyer or the Buyer Parent; provided, however, that if a payment is required to be made pursuant to Section 8.2(b) (each, a “Special Claim”), after such payment obligation of any Seller under this Article VIII for a Special Claim is satisfied from the Escrow Account, then the Seller responsible for such Special Claim shall be obligated to immediately contribute to the Escrow Account the amount of all such Losses so satisfied that are attributable to such Seller (either in cash or in shares of Parent Stock (based on the Buyer Specified Stock Price), at the election of such Seller, provided that if cash is contributed to the Escrow Account by such Seller, then any indemnification obligations of such Seller (including its Pro Rata Share of claims under Section 8.2(a)) will be paid first using such contributed cash, and any remaining cash in the Escrow Account after satisfaction of all pending claims will be allocated to such Seller first as the remaining funds in the Escrow Account are distributed to the Sellers).

(b) For purposes of any amount to be released from the Escrow Account in satisfaction of such indemnification payments, the dollar value of each Escrow Share shall be deemed the Buyer Specified Stock Price with the number of shares of Escrow Shares to be released to an Indemnified Party in satisfaction of such indemnification payments rounded up to the nearest whole share.

(c) Any indemnification payment by the Buyer or the Buyer Parent pursuant to this Article VIII shall, unless otherwise agreed by the Buyer and the Seller Representative with respect to each such payment, be satisfied by payment of cash within three (3) Business Days after the final determination that such payment is owed, by wire transfer of immediately available funds to such account or account(s) as designed in writing by the Seller Representative to the Buyer.

8.8 Determination of Loss Amount.

(a) In the event any Losses by any Indemnified Party are covered by insurance or any indemnity, contribution or other similar right against a third party, each Indemnified Party shall use its commercially reasonable efforts to seek recovery under such insurance or indemnity, contribution or similar right; provided, that the Buyer Indemnified Parties will not be required to seek recovery under an indemnity, contribution or similar right (but excluding any insurance) to the extent that the Buyer Parent, after reasonable consultation with the Seller Representative, reasonably determines in good faith that seeking such indemnity, contribution or similar right against a customer, supplier or other material business relationship of the Company or the Company Subsidiaries would reasonably be expected to have a material detrimental effect on the business of the Buyer Parent and the Buyer Subsidiaries, taken as a whole, or the Company and the Company Subsidiaries, taken as a whole. The amount of Losses otherwise recoverable under this Article VIII shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any insurance proceeds and any indemnity, contribution or other similar cash payment actually received by the Indemnified Parties from any third party with respect thereto (net of the costs of recovery thereof) or (ii) any net Tax benefit actually realized by the Indemnified Parties in connection with such Loss during the Tax year in which such Loss occurs or during the immediately succeeding Tax year (in excess of amounts offset by net operating loss carry-forwards or other Tax attributes during such periods, determined on a “with and without” basis by treating such Tax benefit as the last item claimed for the Tax year). Without limiting the first sentence of this Section 8.8(a), the Buyer shall not be required to seek any such payments before seeking recourse against the Sellers.

(b) To the extent that any Seller has an indemnification obligation pursuant to this Article VIII which has been finally determined in accordance with the terms and conditions of this Agreement to be due and payable, and such amount is not paid or otherwise satisfied within ten (10) Business Days after such final determination (subject to the Buyer timely providing any notices or instructions required under the Escrow Agreement), the Buyer may set off the amount of such indemnification against any amounts then due and unpaid to any of the Sellers by any of the Buyer Indemnified Parties within the time period allowed for payment to such Seller. To the extent that any Buyer Indemnified Party has an indemnification obligation pursuant to this Article VIII which has been finally determined in accordance with the terms and conditions of this Agreement to be due and payable, and such amount is not paid or otherwise satisfied within ten (10) Business Days after such final determination, the Seller Representative may set off the amount of such indemnification against any amounts then due and unpaid to any of the Buyer Indemnified Parties by any of the Sellers within the time period allowed for payment to such Buyer Indemnified Party.

(c) In the event that the Closing occurs, each Seller agrees that such Seller will not seek, nor will any Seller be entitled to, reimbursement or contribution from, subrogation to, or indemnification by the Company or any Company Subsidiary, under their organizational documents, this Agreement, applicable corporate Laws or other legal requirements or otherwise, in respect of any amounts due from the Sellers to any Buyer Indemnified Party under this Article VIII or otherwise in connection with this Agreement. Each Seller further agrees not to make any claims against any directors and officers insurance policy maintained or to be maintained by or for the benefit of the Company or any Company Subsidiary in respect of amounts due by the Sellers to any Buyer Indemnified Party under this Article VIII or otherwise in connection with this Agreement.

(d) The right to indemnification and the payment of Losses of any Buyer Indemnified Party pursuant to this Article VIII, or the availability of any other remedies contemplated hereby or otherwise available to the Buyer Indemnified Parties at law or in equity, based upon any representation, warranty, covenant, agreement or obligation of the Sellers or the Company contained in or made pursuant to this Agreement will not be affected by any investigation made by or on behalf of any Buyer Indemnified Party or its Affiliates, or the knowledge of any such Buyer Indemnified Party’s (or its Affiliates’) officers, directors, stockholders, managers, members, partners, employees or agents, with respect to the accuracy or inaccuracy of, or compliance or non-compliance with, any such representation, warranty, covenant, agreement or obligation at any time prior to or following the Party’s entrance into this Agreement. Notwithstanding the foregoing, the Indemnifying Parties shall not be liable to indemnify, defend, hold harmless or pay the Losses of any Buyer Indemnified Party pursuant to this Article VIII or otherwise be liable to the Buyer Indemnified Parties at law or in equity, based upon the alleged or actual breach of any representation or warranty of the Sellers or the Company contained in or made pursuant to this Agreement to the extent that information disclosed or otherwise contained in the Data Room as of 12:00 p.m. Eastern Time on the date of this Agreement qualifies such representation or warranty (it being understood that information in the Data Room shall be deemed a disclosure made in respect of each such representation and warranty to the extent that the relevance of the information in the Data Room to such representation or warranty is reasonably apparent based on the information provided (including information that is reasonably apparent pursuant to the express terms or conditions of any Contract or any other document included in the Data Room)).

(e) Notwithstanding anything to the contrary contained in this Agreement, Losses shall not include, and no party shall be liable for (directly or indirectly through the Escrow Account or otherwise), any punitive damages, except, in each case, to the extent claimed by and actually awarded to third party in a Third-Party Claim for which an Indemnified Party is entitled to indemnification in accordance with the terms of this Article VIII.

(f) If any Indemnified Party collects an amount in discharge of a claim in respect of a Loss pursuant to this Article VIII and such Indemnified Party (or an Affiliate thereof) subsequently recovers from a third party a sum which is referable to that claim in respect of such breach (such that the Indemnified Party has received an amount in connection therewith in excess of its related Losses) (such excess recovery, the “Excess Recovery”), such Indemnified Party shall (or, as appropriate, shall procure that such Affiliate shall) forthwith repay to the Indemnifying Party an amount equal to the Excess Recovery less any costs or expenses incurred by the Indemnified Party in procuring the Excess Recovery (but no more than the amount paid by or on behalf of the Indemnifying Parties to the Indemnified Parties pursuant to this Article VIII).

(g) Any Losses for which any Indemnified Party is entitled to indemnification under this Article VIII shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement. The amount of Losses for a Buyer Indemnified Party shall be reduced to the extent that there is a specific accrual or reserve for the matter giving rise to such Losses in the final determination of the purchase price payable by Buyer hereunder such that it reduces the Adjustment Amount.

(h) Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

8.9 Exclusive Remedy. The parties hereto hereby agree that, from and after the Closing, the indemnification provisions set forth in this Article VIII are the exclusive provisions in this Agreement with respect to the liability of the Sellers or the Buyer for the breach, inaccuracy or nonfulfillment of any representation or warranty or any pre-Closing covenants, agreements or other pre-Closing obligations contained in this Agreement and the sole remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties for any claims for breach of representation or warranty or pre-Closing covenants, agreements or other pre-Closing obligations arising out of this Agreement or any law or legal theory applicable thereto; provided that nothing herein shall preclude any party from (a) seeking any remedy based upon Fraud by any other party hereto (including, without limitation, any Fraud committed by any officer, director, employee or agent of the Buyer, any Seller, the Company or any Company Subsidiary in connection with the consummation of the transactions contemplated by this Agreement) or (b) enforcing its right to specific performance of post-Closing covenants, agreements or other post-Closing obligations pursuant to Section 11.14.

Article IX.
TERMINATION

9.1 Termination. Without prejudice to other remedies which may be available to the Parties pursuant to this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) Mutual Consent. By mutual written consent of the Buyer and the Company;

(b) Breach of Representations, Warranties, Covenants or Agreements.

(i) By the Buyer upon delivery of written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company or the Sellers in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.1(a) or 7.1(b) (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) (x) cannot be cured by the End Date or (y) if capable of being cured, shall not have been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice from the Buyer of such breach or (2) the date that is three (3) calendar days prior to the End Date;

(ii) By the Company upon delivery of written notice to the Buyer, if there has been a breach of any representation, warranty, covenant or agreement made by the Buyer in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) (x) cannot be cured prior to the End Date or (y) if capable of being cured, shall not have been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice from the Company of such breach or (2) the date that is three (3) calendar days prior to the End Date;

(c) End Date. By either the Buyer or the Company upon delivery of written notice to the other if the Closing has not occurred on or before 5:00 p.m. Eastern Time, on the three (3) month anniversary of the date of this Agreement ( the “End Date”); provided, that if the approval of the ISU under the National Security and Investment Act with respect to the transactions contemplated by this Agreement and the other Transaction Documents has not been received by the Buyer prior to such date despite the parties complying in all material respects with their obligations under this Agreement with respect to obtaining such approval, the End Date shall automatically be extended to the date that is the earlier of (i) ten (10) Business Days after receipt of such approval by the Buyer and (ii) six (6) months after the date of this Agreement; provided, further that neither the Buyer nor the Company be entitled to terminate this Agreement pursuant to this Section 9.1(c) if such Person’s (or, in the case of the Company, any Seller’s and/or the Seller Representative’s) material breach of, or material failure to fulfill any obligation under, this Agreement has been the primary cause of the failure of the Closing to occur on or prior to such time on the End Date;

(d) Orders; Laws. By either the Buyer or the Company upon delivery of written notice to the other if any Governmental Entity shall have issued or entered any judgment, Order or decree, enacted any Law or taken any other action which, in any such case, permanently restrains, enjoins or otherwise prohibits the consummation of all or any of the transactions contemplated by this Agreement; provided, that neither the Buyer nor the Company will be entitled to terminate this Agreement pursuant to this Section 9.1(d) if (x) the issuance or entry of such judgment, Order or decree is the primary result of such Person’s (or, in the case of the Company, any Seller’s and/or the Seller Representative’s) willful breach of, or willful failure to fulfill any obligation under, this Agreement in any material respect or (y) such Person (or, in the case of the Company, any Seller and/or the Seller Representative) shall have materially breached its obligations under (and subject to the limitations in) Article V of this Agreement to resist, resolve or lift such judgment, Order or decree or Law;

(e) Company Material Adverse Effect. By the Buyer upon delivery of written notice to the Company if there shall have occurred a Company Material Adverse Effect and either (i) if such Company Material Adverse Effect is (and continues at all times to be) capable of cure or remediation to an extent that would permit the satisfaction of the condition set forth in Section 7.1(i) (the “Company MAE Condition”) prior to the End Date, any of the Company, the Sellers and/or the Seller Representative, as applicable, shall fail to use its or their reasonable best efforts to so cure or remediate such changes, events and/or developments or (ii) such changes, events or developments are not (or at any time cease to be) capable of cure or remediation to an extent that would permit the satisfaction of the Company MAE Condition prior to the End Date;

(f) Buyer Material Adverse Effect. By the Company upon delivery of written notice to the Buyer if there shall have occurred a Buyer Material Adverse Effect and either (i) if such Buyer Material Adverse Effect is (and continues at all times to be) capable of cure or remediation to an extent that would permit the satisfaction of the condition set forth in Section 7.2(j) (the “Buyer MAE Condition”) prior to the End Date, Buyer shall fail to use its reasonable best efforts to so cure or remediate such changes, events and/or developments or (ii) such changes, events or developments are not (or at any time cease to be) capable of cure or remediation to an extent that would permit the satisfaction of the Buyer MAE Condition prior to the End Date; or

(g) Failure to Close. From and after forty-five (45) days after the date of this Agreement, by the Company if (i) all of the conditions set forth in Section 7.1 (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing) have been satisfied or waived, (ii) the Company has confirmed that (A) all of the conditions set forth in Section 7.2 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), and (B) the Company stands ready, willing and able take such actions required of it by this Agreement to cause the Closing to occur, and (iii) Buyer fails to consummate the Closing within two (2) Business Days after the date that the Closing should have occurred pursuant to Section 1.4(a).

9.2 Effect of Termination. Subject to the provisions of this Section 9.2, the rights of termination set forth above are in addition to any other rights a terminating party may have under this Agreement, and the exercise of a right of termination will not be an election of remedies. Notwithstanding the foregoing sentence, but subject to Section 9.3 below, in the event of any termination of this Agreement by either the Buyer or the Seller Representative as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or any of its or their Affiliates to any other Person by virtue of, arising out of or otherwise in connection with this Agreement except that (i) nothing in this Agreement will relieve any party from any willful breach of this Agreement prior to such termination or for actual fraud and (ii) Section 6.4 (Confidentiality) and Article XI (Miscellaneous) and any pre-termination breaches of such provisions shall survive any termination of this Agreement and each party shall be entitled to all remedies available at law or in equity in connection with any past or future breach of any such provision.

9.3 Termination Fee. Notwithstanding Section 9.2 above, in the event that there is a termination of this Agreement by the Company pursuant to Section 9.1(b)(ii) or 9.1(g), then the Buyer shall pay to the Company a termination fee equal to $4,000,000 (the “Termination Fee”). The Termination Fee shall be paid within five (5) Business Days after such termination by wire transfer of immediately available funds to an account designated in writing by the Company. Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where the Termination Fee is payable, the payment of the Termination Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which the Company would otherwise be entitled to assert against the Buyer of its Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and shall constitute the sole and exclusive remedy available to the Company and the Sellers, provided that the foregoing shall not limit the rights of the Company and/or the Seller Representative to seek specific performance or other injunctive relief in lieu of terminating this Agreement.

Article X.
DEFINITIONS

10.1 Interpretation. Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. Any reference herein to “dollars” or “$” shall mean United States dollars, and any reference herein to “£” shall mean pounds sterling of the United Kingdom. The words “as of the date of this Agreement” and words of similar import shall be deemed in each case to refer to the date this Agreement was first signed. The term “or” shall be deemed to mean “and/or.” Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Entity shall be deemed to include reference to any successor thereto.

10.2 Certain Definitions.

“ACRA” means the Accounting and Corporate Regulatory Authority of Singapore.

“Action” means any action, arbitration, charge, claim, complaint, demand, dispute, governmental audit, grievance, hearing, inquiry, investigation, litigations, proceeding, qui tam action, suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator, whether at law or in equity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, (including, but not limited to, all directors and officers of such Person) controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Benefit Plan” means any plan, policy, program practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any of the Company Subsidiaries, which is maintained, sponsored or contributed to by the Company or any of the Company Subsidiaries, or under which the Company or any of the Company Subsidiaries has or may have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, commission, profit-sharing, employment, consulting, deferred compensation, loan, retention, severance, redundancy, change in control, transaction, jubilee, retirement, holiday, fringe benefit, medical, disability, health, employee benefit trust, share purchase, sick leave, share option, share appreciation, phantom share, restricted share or other share-based compensation plans, policies, programs, practices or arrangements.

“Business” means the business of the Company and the Company Subsidiaries, as conducted as of the date of this Agreement and in a manner consistent with historical practice, including the ownership, processing, manufacturing and/or operation, as applicable, of rare earth oxides, rare earth metals, transition metals and rare earth-based alloys and other related assets and any other activities that are incidental, ancillary or necessary to such ownership, processing, manufacturing and operation.

“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by Law to close in the State of New York or in Singapore.

“Buyer Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect on (i) the condition (financial or otherwise), business, or results of operations of the Buyer Parent and the Buyer Subsidiaries, taken as a whole or (ii) the ability of the Buyer Parent to consummate the transactions contemplated by this Agreement; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute a Buyer Material Adverse Effect or shall be taken into account when determining whether a Buyer Material Adverse Effect exists or has occurred with respect to the foregoing clause (i): (a) any changes after the date hereof in United States, regional, global or international economic conditions, including any changes after the date hereof affecting financial, credit, foreign exchange or capital market conditions; (b) any changes after the date hereof in conditions in any industry or industries in which the Buyer Parent and the Buyer Subsidiaries operate; (c) any changes after the date hereof in general political, geopolitical, regulatory or legislative conditions in the United States or any other country or region of the world, including with respect to the imposition of, or adjustments to, tariffs or other trade restrictions; (d) any changes after the date hereof in GAAP or the interpretation thereof; (e) any changes after the date hereof in applicable Law or the interpretation thereof; (f) any failure by the Buyer Parent to meet any internal or published projections, estimates or expectations of the Buyer Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Buyer Parent to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Buyer Material Adverse Effect” may be taken into account); (g) changes in the market price or trading volume of Parent Stock (provided that the underlying causes of such changes may be considered in determining whether a Buyer Material Adverse Effect has occurred); (h) any acts of terrorism or sabotage, cyberattack, war (whether or not declared), epidemics or pandemics, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (i) the execution and delivery of this Agreement, the identity of the Company or any Company Subsidiary, the pendency or consummation of this Agreement and the other transactions contemplated hereby, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of this Agreement or the transactions contemplated hereby, only to the extent directly resulting from the execution and delivery of this Agreement, the identity of the Company or any Company Subsidiary, the pendency or consummation of this Agreement and the other transactions contemplated hereby, or the public announcement of this Agreement and the transactions contemplated hereby, as applicable (provided, however, that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement and the other transactions contemplated hereby, or to address the consequences of litigation); and (j) any action or failure to take any action which action or failure to act is explicitly requested in writing by the Sellers or otherwise expressly required by this Agreement, and, in either case, taken or not taken in accordance with the specifications of such request or requirement; provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (h), if such Effect has had a disproportionate adverse effect on the Buyer Parent or any Buyer Subsidiary relative to other companies operating in the industry or industries and geographies in which the Buyer Parent and the Buyer Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Buyer Material Adverse Effect exists or has occurred.

“Buyer Specified Stock Price” means $14.84; provided that the Buyer Specified Stock Price will be equitably adjusted for any stock splits, combination of shares, stock dividends, reorganizations, recapitalizations or other similar event affecting Parent Stock after the date of this Agreement, whether prior to, at or after the Closing, so as to provide the Sellers the same economic effect as contemplated by this Agreement prior to such change.

“Buyer Subsidiaries” means the Subsidiaries of the Buyer Parent, including the Buyer.

“Cash Per Share Closing Consideration” means an amount equal to (a) (i) $100,000,000 minus (ii) the Seller Representative Fund Amount, divided by (b) the Fully Diluted Share Number.

“Closing Cash” means, on a consolidated basis as of 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date, the aggregate amount of cash and cash equivalents of the Company and any Company Subsidiary on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Company and any Company Subsidiary as of such time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Company Accounting Principles” means (a) with respect to LCM and its Subsidiaries and the LCM Financial Statements, U.K. GAAP, and (b) with respect to the Company, Singapore financial reporting standards.

“Company IP” means all Intellectual Property Rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect on (i) the condition (financial or otherwise), business or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) the ability of the Company or the Sellers to consummate the transactions contemplated by this Agreement; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred with respect to the foregoing clause (i): (a) any changes after the date hereof in United States, Singapore, the United Kingdom or European Union, regional, global or international economic conditions, including any changes after the date hereof affecting financial, credit, foreign exchange or capital market conditions; (b) any changes after the date hereof in conditions in any industry or industries in which the Company and the Company Subsidiaries operate; (c) any changes after the date hereof in general political, geopolitical, regulatory or legislative conditions in the United States, Singapore, the United Kingdom or the European Union or any other country or region of the world, including with respect to the imposition of, or adjustments to, tariffs or other trade restrictions; (d) any changes after the date hereof in the Company Accounting Principles or the interpretation thereof; (e) any changes after the date hereof in applicable Law or the interpretation thereof; (f) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Company Material Adverse Effect” may be taken into account); (g) any acts of terrorism or sabotage, cyberattack, war (whether or not declared), epidemics or pandemics, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (h) the execution and delivery of this Agreement, the identity of the Buyer, the Buyer Parent or any of their Affiliates, the pendency or consummation of this Agreement and the other transactions contemplated hereby, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of this Agreement or the transactions contemplated hereby, only to the extent directly resulting from the execution and delivery of this Agreement, the identity of the Buyer, the Buyer Parent or any of their Affiliates, the pendency or consummation of this Agreement and the other transactions contemplated hereby, or the public announcement of this Agreement and the transactions contemplated hereby, as applicable (provided, however, that this clause (h) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement and the other transactions contemplated hereby, or to address the consequences of litigation); and (i) any action or failure to take any action which action or failure to act is explicitly requested in writing by the Buyer Parent, and taken or not taken in accordance with the specifications of such request; provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (g), if such Effect has had a disproportionate adverse effect on the Company or any Company Subsidiary relative to other companies operating in the industry or industries and geographies in which the Company and the Company Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred.

“Company Product” means any Software, product or service owned, developed, marketed or otherwise promoted, distributed, licensed, sold or otherwise made available to any Person by or on behalf of the Company or any Company Subsidiary, including all Software, products and services under development by the Company or any Company Subsidiary.

“Company Tax Liability Amount” means an amount equal to the accrued and unpaid Taxes of the Company and the Company Subsidiaries attributable to any Pre-Closing Tax Period, calculated consistent with the Company’s and the Company Subsidiaries’, as applicable, past practices unless otherwise required by applicable Law, determined on a jurisdiction by jurisdiction basis, and, with respect to any Straddle Period, in accordance with Section 6.2(c); provided, that such amount shall not be less than zero in any jurisdiction for any taxpaying entity and shall take into account (i) any unpaid Tax liabilities of the Company and the Company Subsidiaries as a result of any deferred revenue or prepaid amount received on or prior to the Closing Date, whether or not such Taxes are Taxes attributable to a Pre-Closing Tax Period, and (ii) any estimated Tax payments or Tax prepayments as a subtraction to the extent such amounts were reflected on the appropriate Tax Returns filed by the Company or any Company Subsidiary and reduce the Tax liability of the Company or such Company Subsidiary for the applicable Tax period.

“Company Transaction Expenses” means (a) all fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred by the Company, any Company Subsidiary or any Seller (to the extent that the Company or any Company Subsidiary is responsible for the payment thereof) in connection with the negotiation and execution of this Agreement and the Transaction Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, any such amounts required to be paid to any third party in connection with obtaining any consent, waiver or approval required to be obtained in connection with the consummation of the transactions contemplated hereby or thereby); and (b) all amounts (plus any associated withholding taxes or any Taxes required to be paid by the Company or any Company Subsidiary with respect thereto, including any employer payroll taxes) payable by the Company or any Company Subsidiary, whether immediately or in the future under any “change of control,” retention, bonus, incentive, commission, termination, compensation, severance or other similar arrangements in connection with the consummation of the transactions contemplated hereby (whether or not in connection with any other event, including any termination of service, including, without limitation, any such amounts payable to any employee, director or consultant (as applicable) of the Company or any of the Company Subsidiaries at the election of such employee, director or consultant (as applicable) pursuant to any such arrangements, but excluding any amounts arising from a termination of service by the Buyer, the Buyer Parent or their Affiliates after the Closing), in the case of each of clauses (a) and (b), to the extent unpaid prior to the Closing Date and excluding any Contracts or arrangements entered into after the Closing. Without limiting the foregoing, Company Transaction Expenses shall include any payments required to be made by the Company or a Company Subsidiary under the Graham Whiley Agreement.

“Confidential Information” means all non-public, proprietary or confidential information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, a Seller as an owner of Shares or that relates to the business, products, services or research of any Company Entity or any of their investors, partners, affiliates, strategic alliance participants, officers, directors, employees or shareholders or their respective Affiliates, including, without limitation: (a) internal business information of any Company Entity (including, without limitation, information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, any Company Entity, its Affiliates, their respective customers and their respective confidential information; (c) any confidential or proprietary information of any third party that the Company or any Company Subsidiary has a duty to maintain confidentiality of, or use only for certain limited purposes; (d) industry research compiled by, or on behalf of any Company Entity, including, without limitation, identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, any Company Entity; (e) compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto; and (f) information related to the Company IP and updates of any of the foregoing; provided that “Confidential Information” shall not include any information that (i) has become publicly known other than as a result of the breach by a Seller of Section 6.4 of this Agreement, (ii) is or becomes available to a Seller or any of its Representatives on a non-confidential basis from a third-party or (iii) is or has been independently developed by such Seller and/or its Representatives without use of or reference to any Confidential Information.

“Contract” means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding (and all amendments, side letters, modifications and supplements thereto) between parties or by one party in favor of another party, whether written or oral.

“Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.

“Environmental Law” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, Orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or cleanup of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; (b) impose liability or responsibility with respect to any of the foregoing, including without limitation Part 2A of the U.K. Environmental Protection Act 1990, or any other law of similar effect, in effect at any time; or (c) regulate or relate to Product Stewardship Matters.

“Escrow Shares Per Share” means a number of shares of Parent Stock equal to the value (based on the Buyer Specified Stock Price) of the Escrow Amount divided by the Fully Diluted Share Number.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal Law then in force.

“Final and Binding” means, with respect to any calculation or determination, that such calculation or determination shall have the same preclusive effect for all purposes as if such calculation or determination had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction.

“Fraud” means actual and intentional fraud with respect to this Agreement or the transactions contemplated hereby.

“Fully Diluted Share Number” means the total number of Shares issued and outstanding immediately prior to the Closing.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any (a) province, region, state, county, city, town, village, district or other jurisdiction; (b) federal, provincial, regional, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, commission, department, instrumentality, office, political subdivision or other entity and any court or other tribunal); (d) multinational organization; (e) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature; or (f) official of any of the foregoing.

“Graham Whiley Agreement” means that certain Service Agreement, effective as of July 1, 2023, by and between Sagegreen Consulting, Ltd. and the Company.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, polychlorinated biphenyls, per- and polyfluoroalkyl substances, toxic mold, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“Indebtedness” means, without duplication, at any specified time, any of the following indebtedness of any Person (whether or not contingent and including, without limitation, any and all principal, accrued and unpaid interest, prepayment premiums or penalties, related expenses, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and other amounts which would be payable in connection therewith): (a) any obligations of such Person for borrowed money or in respect of loans or advances (whether or not evidenced by bonds, debentures, notes, or other similar instruments or debt securities); (b) any obligations of such Person as lessee under any lease or similar arrangement required to be recorded as a capital lease in accordance with the Company Accounting Principles with respect to the Company or its Subsidiaries (or GAAP with respect to the Buyer Parent); (c) all liabilities of such Person under or in connection with letters of credit or bankers’ acceptances, performance bonds, sureties or similar obligations that have been drawn down, in each case, to the extent of such draw; (d) any obligations of such Person to pay the deferred purchase price of property, goods or services other than trade payables incurred in the ordinary course of business; (e) all liabilities of such Person under conditional sale or other title retention agreements; (f) all liabilities of such Person arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (g) any liability or obligation of others guaranteed by, or secured by any Lien on the assets of, such Person; and (h) the Company Tax Liability Amount; provided that with respect to the Company and the Company Subsidiaries, Indebtedness shall not include (i) any payables or loans of any kind or nature between the Company and any Company Subsidiary, (ii) any guarantees, letters of credit, performance bonds, sureties and/or similar obligations issued by or on behalf of the Company or any Company Subsidiary to customers of the Business in the ordinary course of business, (iii) solely for the purpose of Section 1.2 and Section 1.5, any obligations of the Company or the Company Subsidiaries under the Working Capital Loan Facility or (iv) any restoration obligations under a real property lease of the Company or any Company Subsidiary.

“Intellectual Property Rights” means all rights of the following types, which may exist under the laws of any jurisdiction: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, and moral rights associated with any of the foregoing; (ii) rights in information, data, databases and data collections; (iii) trademark, trade name, service name, Internet domain name, trade dress and service mark rights and similar rights; (iv) trade secret rights and other rights to proprietary or confidential information, including inventions (whether or not patentable or reduced to practice), developments, know-how, designs, drawings, methods, processes, techniques, formulae, research and development, compilations, compositions, manufacturing processes, production processes, devices, specifications, reports, analyses, customer lists, supplier lists, pricing information, cost information, business plans, business proposals, marketing plans, and marketing proposals; (v) patents and industrial property rights; (vi) other intellectual property rights of every kind and nature; and (vii) rights in or relating to registrations, renewals, extensions, combinations, reexaminations, continuations, continuations-in-part, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(i)” through “(vi)” above.

“IRS” means the U.S. Internal Revenue Service.

“ISU” means the Investment Security Unit of the United Kingdom’s Cabinet Office including the Chancellor of the Duchy of Lancaster and any other Governmental Entity with responsibility for decision-making relating to, or the administration of, the National Security and Investment Act.

“Knowledge” means, (a) with respect to the Company, the actual knowledge of any of Grant Smith and Aaron Riley, and the knowledge that each of such individuals would reasonably be expected to have obtained after reasonable inquiry in the course of the performance of their respective duties on behalf of the Company and any of the Company Subsidiaries in the ordinary course of business, (b) with respect to any Seller that is a natural person, the actual knowledge of such Seller, (c) with respect to any Seller that is an entity, the actual knowledge of the directors and executive officers (or equivalent) of such Seller entity, and (d) with respect to the Buyer or the Buyer Parent, the actual knowledge of any of Robert Steele and David Kronenfeld, and the knowledge that each of such individuals would reasonably be expected to have obtained after reasonable inquiry in the course of the performance of their respective duties on behalf of the Buyer Parent and the Buyer Subsidiaries in the ordinary course of business.

“Law” means (a) any requirement arising under any constitution, law, statute, code, treaty, decree, rule, ordinance or regulation or any determination or direction of any arbitrator or any Governmental Entity, including any of the foregoing that relate to data use, privacy or protection, and (b) any Permit held by a Person or its subsidiaries or that otherwise relates to the business of, or to any assets owned or used by, such Person or its subsidiaries.

“LCM” means Less Common Metals Ltd., a U.K. company and a wholly-owned subsidiary of the Company.

“Liability” means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action or other Loss (including, without limitation, loss of benefit or relief), cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property.

“Losses” means any and all losses, liabilities, actions, causes of action, costs, Taxes, damages or expenses, whether or not arising from or in connection with any Third-Party Claims (including, without limitation, interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Security and Investment Act” means the United Kingdom’s National Security and Investment Act 2021.

“Net Indebtedness Amount” means, on a consolidated basis, the aggregate amount of all Indebtedness of the Company and any Company Subsidiary outstanding as of 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date, minus the aggregate amount of all Closing Cash.

“Order” means any order, injunction, judgment, decree, ruling, assessment, arbitration award, or other legally enforceable requirement issued, made, rendered, entered into or imposed by any Governmental Entity or arbitrator.

“ordinary course of business” means the ordinary course of business consistent with past custom and practice, including as to frequency and amount.

“Parent Stock” means the common stock, par value $0.0001 per share, of the Buyer Parent.

“Permit” means any approval, consent, ratification, registration, waiver, exemption, consent, authorization, license, permit, certificate or clearance issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

“Permitted Lien” means (a) any restriction on transfer arising under applicable securities law; (b) any Liens for Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with the Company Accounting Principles with respect to the Company or its Subsidiaries (or GAAP with respect to the Buyer Parent or the Buyer Subsidiaries); (c) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not yet due and payable and which are not, individually or in the aggregate, material to the business, operations and financial condition of the Company Properties so encumbered or the Company and the Company Subsidiaries, taken as a whole; (d) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Company Property which are not violated by the current use and operation of such Company Property; or (e) covenants, conditions, restrictions, easements and other similar matters of record affecting title to any of the Company Properties disclosed in policies of title insurance made available in the Data Room prior to the date hereof which, individually or in the aggregate, do not materially impair the occupancy or use of such Company Property for the purposes for which it is currently used or proposed to be used in connection with the relevant Person’s business.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

“Pre-Closing Tax Period” means (i) any Tax period ending on or before the Closing Date and (ii) with respect to any Straddle Period, the portion of such period ending on (and including) the Closing Date.

“Pro Rata Share” means, with respect to a Seller, a fraction (i) the numerator of which is the total number of Shares owned by such Seller immediately prior to the Closing and (ii) the denominator of which is the total number of Shares owned in the aggregate by all Sellers immediately prior to the Closing.

“Product Stewardship Matters” means any and all measures, proceedings, schedules, actions, standards, or other management approaches relating to (a) obligations under applicable producer responsibility regimes; (b) the identification, mitigation and management of hazards and risks associated with products from the research and development and the design phase, throughout all stages of the life cycle; (c) the assessment of compliance with applicable legislation establishing requirements for the development, manufacture, marketing, distribution, and end-of-life management and disposal of products; (d) the prevention of unauthorized, prohibited or otherwise restricted uses of products as well as raw materials and chemicals used in the manufacturing process; and (e) other matters relating to minimizing the hazards and risks or environmental impact of the products and services of the Business.

“Registered IP” means all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Entity or domain name registry, including all patents, registered copyrights, registered trademarks, and domain names, and all applications for any of the foregoing.

“Related Party” means (a) any officer, director, employee, shareholder or Affiliate of any of the Company or any Company Subsidiary; (b) any individual related by blood, marriage or adoption to any such Person in clause (a); or (c) any entity in which any such Person in clause (a) owns any beneficial interest.

“Release” means any release, spill, emission, leaking, pumping, depositing, pouring, placing, discarding, abandoning, emptying, migrating, seeping, escaping, leaching, dumping, injection, disposal or discharge of any Hazardous Substances into or through the environment.

“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.

“Securities Act” means the Securities Act of 1933 as amended from time to time, and the rules promulgated thereunder.

“Seller Confidential Information” means all non-public, proprietary or confidential information (whether or not specifically identified as confidential), in any form or medium, regarding a Seller; provided that “Seller Confidential Information” shall not include any information that (i) has become publicly known other than as a result of the breach by the Buyer, the Buyer Parent or the Company of Section 6.4 of this Agreement, (ii) is or becomes available to the Buyer, the Buyer Parent or the Company or any of their respective Representatives on a non-confidential basis from a third-party or (iii) is or has been independently developed by the Buyer, Buyer Parent or the Company and/or their Representatives without use of or reference to any Seller Confidential Information.

“Seller Representative Fund Amount” means an amount equal to $500,000.

“Software” means software (including HTML code, firmware and other software embedded in hardware devices), and all related source code, object code, application programming interfaces, screens, command structures, report formats, templates, menus, buttons, icons, user interfaces and all documentation, including development, diagnostic support, user and training documentation related to any of the foregoing.

“Stock Per Share Closing Consideration” means a number of shares of Parent Stock having a value (based on the Buyer Specified Stock Price) equal to (a) (i) the Estimated Purchase Price, less (ii) $100,000,000, divided by (b) the Fully Diluted Share Number.

“Straddle Period” means any Tax period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax” means any and all taxes, including (i) any income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, national insurance, social security, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, escheat, unclaimed property or other tax, levy, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity, whether disputed or not, (ii) in the case of the Company or any Company Subsidiary, any liability for the payment of any amount described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group and (iii) any liability for the payment of any amounts of the type described in clause (i) or clause (ii) as a transferee or successor or as a result of being party to any contract or any express or implied obligation to indemnify any other Person (except for any Contract, a significant purpose of which is not the indemnity, sharing, allocation, payment or similar action regarding Taxes (or any Liability for the payment of any Taxes) and in which such provisions regarding the indemnity, sharing, allocation, payment or similar action regarding Taxes (or any Liability for the payment of any Taxes) are typical of such Contract, and for which the provision for any Tax indemnity, sharing, allocation, payment or similar action is not material).

“Tax Contest” means any inquiry, claim, assessment, examination, audit, litigation or other administrative or judicial proceeding involving Taxes.

“Tax Return” means any return, report, declaration, claim for refund, information return or other document (including schedules thereto, other attachments thereto, amendments thereof, or any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment or collection of any Tax, or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Transaction Documents” means this Agreement, the Lockup Agreements, the Registration Rights Agreement, the Escrow Agreement and the Contracts and other documents expressly contemplated to be delivered or executed in connection herewith.

“TUPE Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006 or similar local legislation (each as amended or replaced from time to time).

“U.K. GAAP” means generally accepted accounting practices in the United Kingdom, which are in effect from time to time.

“VAT” means any national, state or local value added tax, sales tax, use tax, goods and services tax, turnover tax and any other tax of a similar nature.

“Working Capital Loan Facility” means the Trade Cycle Loan Terms described in the offer from Barclays Bank plc, dated as of April 5, 2022, which was accepted by LCM on April 5, 2022, as in effect as of the date of this Agreement.

10.3 Additional Definitions.

Term	Section
Accounting Referee	1.5(c)
Acquisition Proposal	5.6
Adjustment Amount	1.6(a)
Agreement	Preamble
Antitrust Laws	5.3(b)
Arbitrator	11.10(a)
Buyer	Preamble
Buyer Assignee	11.3
Buyer Filed Tax Return	6.2(b)
Buyer Financial Statements	4.8(b)
Buyer Fundamental Representations	8.1(c)
Buyer Indemnified Parties	8.2(a)
Buyer MAE Condition	9.1(f)
Buyer Obligations	6.11(a)
Buyer Parent Governing Documents	4.1
Buyer Permits	4.12(b)
Buyer SEC Documents	4.8(a)
Cap	8.2(c)(i)
Closing	1.4(a)
Closing Date	1.4(a)
Closing Payment Certificate	1.1(a)
Closing Statement	1.5(a)
Company	Preamble, 3.20
Company Entity	6.4(b)

Company Financial Statements	3.6
Company Fundamental Representations	8.1(b)
Company MAE Condition	9.1(e)
Company Property	3.11(b)
Company Subsidiary	3.4(a)
Confidentiality Agreement	6.4(a)
Consulting Agreement	6.10
D&O Tail Policy	6.3
Data Room	5.10
Deductible	8.2(c)(i)
Dispute Notice	11.10(a)
Disputes	11.10
EGS	11.21(b)
Employment Dispute	3.17(g)
End Date	9.1(c)
Enforceability Exceptions	2.2
Escrow Account	1.3
Escrow Agent	1.3
Escrow Agreement	1.3
Escrow Amount	1.3
Escrow Property	1.3
Escrow Shares	1.3
Estimated Purchase Price	1.1(b)
Exception Claim	8.5(b)
Excess Recovery	8.8(f)
Existing Company Debt	1.4(b)(iv)
Final Escrow Release Date	1.3
Final Purchase Price	1.1(b)
Final Resolution Date	1.5(c)
Financial Statements	3.6
Indemnified Party	8.5(b)
Indemnifying Party	8.5(b)
Initial Escrow Release Date	1.3
Interim Company Financial Statements	3.6
JAMS	11.10(b)
Latest Balance Sheet	3.6
LCM Audited Financial Statements	3.6
LCM Financial Statements	3.6
LCM Interim Financial Statements	3.6
Lease	3.11(b)
Leases	3.11(b)
Lockup Agreement	7.1(l)
Material Contract	3.12(b)
Material Customer	3.21(a)
Material Supplier	3.21(b)
Objection Notice	1.5(b)

Pending Claims	1.3
Registration Rights Agreement	7.1(m)
Releasee	11.20(a)
Releasees	11.20(a)
SEC	3.7(b)
Seller Fundamental Representations	8.1(a)
Seller Indemnified Parties	8.3(a)
Seller Representative	Preamble
Seller Representative Fund	11.22(c)
Sellers	Preamble
Settlement Notice	8.5(d)
Shares	Recitals
Signing Buyer SEC Documents	Article IV
Smith Term Sheet	6.10
Special Claim	8.7(a)
Subsidiary Equity Interests	3.4(d)
Tangible Assets	3.9(a)
Termination Fee	9.3
Third-Party Claim	8.5(b)
Transfer Taxes	6.2(f)

Article XI.
MISCELLANEOUS

11.1 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that any Person that is not a party to this Agreement but, by the terms of Section 6.3 or Article VIII, is entitled to indemnification, shall be considered a third-party beneficiary of this Agreement, with full rights of enforcement as though such Person was a signatory to this Agreement.

11.2 Entire Agreement. This Agreement, including the annexes, exhibits and schedules hereto, and the other Transaction Documents, constitute the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between such parties, written or oral, that may have related in any way to the subject matter hereof.

11.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of Law, through a change in control or otherwise) by the Company or the Sellers without the prior written consent of the Buyer, or by the Buyer or the Buyer Parent without the prior written consent of the Seller Representative; provided that the Buyer and its Affiliates shall have the right to assign, without such consent but with prior notice to the Company and the Seller Representative, (a) the Buyer’s right and obligations to purchase hereunder in whole or in part to a wholly owned subsidiary or Affiliate of the Buyer or the Buyer Parent (a “Buyer Assignee”); (b) all or any portion of any Transaction Document (including rights thereunder), to any of its or any Buyer Assignee’s (whether prior to or subsequent to the Closing) lenders as collateral security; and (c) after the Closing, all or any portion of its rights and obligations hereunder; provided further that such assignee (other than a Buyer Assignee’s lenders) executes a joinder to and agrees to be bound by this Agreement (but no such assignment under the foregoing clauses (a) through (c) shall relieve the Buyer Parties or the Buyer of its obligations under this Agreement.

11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.5 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.6 Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered; (ii) when transmitted if transmitted by electronic mail, with affirmative confirmation of receipt; (iii) the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and (iv) five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Company prior to the Closing:

Indian Ocean Rare Metals Pte. Ltd.
4 Shenton Way
#04-03 SGX Centre II, Singapore
068807
Attention: Grant Smith, Chairman of the Board
Emai:

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Matthew A. Gray, Esq. and Jonathan Cramer, Esq.
Email: mgray@egsllp.com; jcramer@egsllp.com

If to the Sellers or the Seller Representative:

Grant Smith
Australasian Minerals & Trading (S) Pte. Ltd.
PO Box 1238
Subiaco 6904
Perth, Australia
Email:

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Matthew A. Gray, Esq. and Jonathan Cramer, Esq.
Email: mgray@egsllp.com; jcramer@egsllp.com

If to the Buyer, the Buyer Parent or, after the Closing, the Company:

USA Rare Earth, Inc.
100 W. Airport Road
Stillwater, OK 74075
Attention: David Kronenfeld
Email: legal@usare.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 S Grand Ave
Los Angeles, California 90071
Attention: Steven Stokdyk; David Zaheer
Email: steven.stokdyk@lw.com; david.zaheer@lw.com

Any party hereto may change the address or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving each other party notice in the manner herein set forth.

11.7 Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

11.8 Consent to Jurisdiction.,

(a) Subject to Section 11.10, each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court, or Federal court of the United States of America, sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Transaction Documents delivered in connection therewith or the transactions contemplated thereby or for recognition or enforcement of any judgment relating thereto, and each party hereto hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.6.

11.9 Waiver of Trial by Jury.

(a) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9.

11.10 Arbitration. The parties hereto understand and agree that if the transactions contemplated by the Transaction Documents are consummated, from and after the Closing Date, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, Order, or regulation) (hereinafter “Disputes”), arising out of, in connection with, or in relation to (i) this Agreement, or (ii) questions of arbitrability under this Agreement, shall be resolved by final, binding, nonjudicial arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. pursuant to the following procedures:

(a) Any party may send another party or parties written notice identifying the matter in dispute and invoking the procedures of this Section 11.10 (the “Dispute Notice”). Within fourteen (14) days from delivery of the Dispute Notice, each party involved in the dispute shall meet at a mutually agreed location in New York City, New York, for the purpose of determining whether they can resolve the dispute among themselves by written agreement, and, if not, whether they can agree upon an impartial third-party arbitrator (the “Arbitrator”) to whom to submit the matter in dispute for final and binding arbitration.

(b) If such parties fail to resolve the dispute by written agreement or to agree on the Arbitrator within the later of fourteen (14) days from any such initial meeting or within thirty (30) days from the delivery of the Dispute Notice, any such party may make written application to the Judicial Arbitration and Mediation Services (“JAMS”), in New York City, New York for the appointment of a single Arbitrator to resolve the dispute by arbitration. At the request of JAMS the parties involved in the dispute shall meet with JAMS at its offices within ten (10) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS.

(c) Within thirty (30) days of the selection of the Arbitrator, the parties involved in the dispute shall meet in New York City, New York with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. Each party shall have no longer than one day to present its position, the entire proceedings before the Arbitrator shall be no more than three (3) consecutive days and the decision of the Arbitrator shall be made in writing no more than thirty (30) days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The prevailing party or parties (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party’s or parties’ own legal fees and expenses in connection with such proceeding. The non-prevailing party or parties (as determined by the Arbitrator) shall pay the Arbitrator’s fees and expenses.

11.11 Legal Fees. If any party hereto brings an action to enforce its rights under this Agreement, the prevailing party, as determined by the court or arbitrator, shall be entitled to recover its reasonable out-of-pocket costs and expenses, including without limitation reasonable out-of-pocket legal fees, incurred in connection with such action, including any appeal of such action.

11.12 Amendment or Modification. This Agreement may not be amended except in a written instrument executed by the Buyer, the Buyer Parent, the Company and the Seller Representative. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party hereto to be bound thereby.

11.13 Waivers. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party hereto in exercising any right, power or privilege under this Agreement or any Transaction Document shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party hereto to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

11.14 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (a) each of the Buyer, the Buyer Parent, the Company and the Seller Representative shall be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without proof of damages, this being in addition to any other remedy to which the Parties are entitled under this Agreement and (b) the right of specific enforcement in favor of the Buyer, the Buyer Parent, the Company and the Seller Representative is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that any other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that neither the Buyer or the Buyer Parent nor the Company or the Seller Representative, when seeking an injunction to prevent breaches of this Agreement and/or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.14, shall be required to provide any bond or other security in connection with any such Action. The Parties hereto hereby acknowledge that, other than the Buyer Parent, the Buyer, the Company and the Seller Representative, no other Party or any of its Affiliates shall be entitled to enforce specifically the terms and provisions of this Agreement (except that after the Closing the Sellers shall be entitled to specifically enforce the provisions of Section 11.22(e) hereof to designate a replacement Seller Representative).

11.15 Cumulative Remedies. All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

11.16 Press Releases. Each party shall not, and shall cause each of its Representatives not to, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby without the prior written approval of the Buyer, the Company and, from and after the Closing, the Seller Representative, unless required by applicable Law (including SEC or Nasdaq requirement). Notwithstanding anything herein or in the Confidentiality Agreement, (i) the parties agree that a press release will be issued on the date hereof in a form mutually agreed upon by the Buyer and the Company, (ii) each of the parties and their Affiliates may issue press releases or make public announcements concerning the subject matter of this Agreement or the transactions contemplated hereby that are consistent with previous press releases or public announcements made by the Buyer or the Company in compliance with this Section 11.16, and (iii) any party hereto may make any public disclosure required by Law (including SEC or Nasdaq requirement) (in which case the disclosing party will use its best efforts to advise the Buyer, the Company and, from and after the Closing, the Seller Representative prior to making the disclosure).

11.17 Expenses. Except as otherwise provided in Section 1.5, Section 6.2(f), Article VIII and Section 11.11, each party hereto shall bear all fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel or other Representatives and consultants and appraisal fees, costs and expenses) incurred by any party hereto in connection with the negotiation of the Transaction Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby; provided that each of the Company and the Buyer shall be responsible for half of the filing fees under any Antitrust Law. All such Company-borne expenses shall be accrued for consistent with the Company Accounting Principles and reflected in the Closing Payment Certificate (other than the Buyer Parent’s and the Buyer’s expenses).

11.18 Construction.

(a) Each party hereto agrees that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein (or is otherwise entitled to indemnification) in any respect, the fact that there exists another representation, warranty, or covenant (including any indemnification provision) relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached (or is not otherwise entitled to indemnification with respect thereto) shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant (or is otherwise entitled to indemnification pursuant to a different provision).

(b) The section headings contained herein are for reference purposes only and do not broaden or otherwise affect any of the provisions of the Agreement.

11.19 Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

11.20 Release of the Company.

(a) As a material inducement to the Buyer and the Buyer Parent’s willingness to enter into and perform this Agreement and to purchase the Shares for the consideration to be paid or provided to the Sellers in connection with such purchase, each Seller, on behalf of itself and each of its Affiliates and Representatives, hereby releases and forever discharges the Company and each of its individual, joint or mutual, past, present and future Representatives, affiliates, shareholders, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, Orders, obligations, Contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Seller or any of their respective Representatives now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to their respective charter, bylaws or any other charter documents, Contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligation of the Buyer or the Buyer Parent arising under this Agreement or the other Transaction Documents.

(b) Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

(c) Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of such Seller or any of its Affiliates or Representatives of any claim or other matter purported to be released pursuant to this Section 11.20 and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Seller or any of its Affiliates or Representatives against such third party of any claims or other matters purported to be released pursuant to this Section 11.20.

(d) In the event that any provision of this Section 11.20 is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Section 11.20 will remain in full force and effect. Any provision of this Section 11.20 held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.21 Representation by Counsel.

(a) Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

(b) The parties agree that, notwithstanding the fact that Ellenoff Grossman & Schole LLP (“EGS”) may have, prior to Closing, jointly represented the Company, the Sellers and/or the Seller Representative in connection with this Agreement and the other Transaction Documents, and may have also represented the Company and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement and the other Transaction Documents, EGS will be permitted in the future, after Closing, to represent one or more of the Sellers and/or the Seller Representative or their Affiliates in connection with matters in which such Persons are adverse to the Company or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Buyer Parent and the Buyer, who are represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Sellers and/or the Seller Representative and their Affiliates in which the interests of such Person are adverse to the interests of the Company and/or the Buyer Parent, the Buyer or any of their respective Affiliates, including any matters that arise out of this Agreement or the other Transaction Documents or that are substantially related to this Agreement or the other Transaction Documents. The parties hereto acknowledge and agree that, for the purposes of the attorney-client privilege, the Sellers and the Seller Representative (and not the Company or its directors, officers or employees) shall be deemed the clients of EGS with respect to the negotiation, execution and performance of this Agreement and the other Transaction Documents.

11.22 Seller Representative.

(a) Each Seller, by the execution and delivery of this Agreement, irrevocably constitutes and appoints Grant Smith as the Seller Representative, such Seller’s true and lawful attorney-in-fact and agent and authorizes him acting for such Seller and in such Seller’s name, place and stead, in any and all capacities to do and perform every act and thing required, permitted, necessary or desirable to be done in connection with the transactions contemplated by the Transaction Documents, as fully to all intents and purposes as such Seller might or could do in person, including to:

(i) take any and all actions (including, without limitation, executing and delivering any documents, incurring any costs and expenses on behalf of the Sellers) and make any and all determinations which may be required or permitted in connection with the post-Closing implementation of this Agreement and related agreements and the transactions contemplated hereby and thereby;

(ii) give and receive notices and communications thereunder;

(iii) negotiate, defend, settle, compromise and otherwise handle and resolve any and all claims and disputes with the Buyer Parent, the Buyer and any other Buyer Indemnified Parties arising out of or in respect of the Transaction Documents, including, without limitation, claims and disputes pursuant to Section 1.5 or Article VIII of this Agreement;

(iv) authorize release of shares from the Escrow Account in satisfaction of claims made by the Buyer Parent or the Buyer thereunder;

(v) enter into the Escrow Agreement and act pursuant thereto;

(vi) enter into any waiver or amendment of the Escrow Agreement or this Agreement after the Closing;

(vii) receive all notices under the Transaction Documents;

(viii) retain legal counsel, accountants, consultants and other experts, and incur any other reasonable expenses, in connection with all matters and things set forth or necessary with respect to the Transaction Documents and the transactions contemplated hereby and thereby; and

(ix) receive all or any portion of the purchase price and to distribute the same pursuant to the terms of this Agreement;

(x) retain a portion of the purchase price in the Seller Representative Fund as a reserve against the payment of expenses or Liability incurred in its capacity as the Seller Representative; or

(xi) to make any other decision or election or exercise such rights, power and authority as are incidental to the foregoing.

(b) Each of the Sellers acknowledges and agrees that upon execution of this Agreement, upon any delivery by the Seller Representative of any waiver, amendment, agreement, opinion, certificate or other document executed by the Seller Representative, such Seller shall be bound by such documents as fully as if such Seller had executed and delivered such documents, and the Sellers hereby authorize the Seller Representative to provide the foregoing on their behalf; provided, that any such waiver or amendment of this Agreement or any other Transaction Document, if material to the rights and obligations of the Sellers in the reasonable judgment of the Seller Representative, will be taken in the same manner (proportionally based on their respective Pro Rata Shares) with respect to all of the Sellers unless otherwise agreed by each of the Sellers who is subject to any disparate treatment of a potentially material and adverse nature.

(c) In connection with the performance of his rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Sellers, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Seller Representative may deem necessary or desirable from time to time. The Seller Representative Fund Amount paid to the account designated by the Company in accordance with Section 1.2(a) will be retained by the Seller Representative in a separate bank account (the “Seller Representative Fund”) and shall be used to reimburse the Seller Representative for its out-of-pocket fees and expenses and to pay other obligations to or of the Seller Representative in connection with this Section 11.22 or otherwise pursuant to this Agreement, or shall (to the extent not previously distributed by the Seller Representative or subject to a claim by the Seller Representative) be distributed to the Sellers (in accordance with each Seller’s Pro Rata Share) in such manner, and at such time, as the Seller Representative directs. Upon the delivery of the Seller Representative Fund Amount to the Seller Representative by the Buyer, the Sellers, without act by them, shall be treated as having received from the Buyer such cash in accordance with their respective Pro Rata Share of the Seller Representative Fund Amount and then as having deposited such cash into the Seller Representative Fund.

(d) The Seller Representative shall not have any Liability for any act done or omitted hereunder as Seller Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Sellers shall severally (based on their Pro Rata Share) indemnify the Seller Representative and hold it harmless against any Loss, Liability or expense incurred without gross negligence or bad faith on the part of the Seller Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs incurred by the Seller Representative. The Seller Representative shall first use the amounts in the Seller Representative Fund before seeking any amounts directly from the Sellers. In the event that any Seller fails to promptly pay any amounts owed to the Seller Representative hereunder (after depletion of the Seller Representative Fund), the Seller Representative is hereby authorized to direct the Buyer Parent, the Buyer and the Escrow Agent that all or any portion of any amounts otherwise payable to such Seller under this Agreement or the Escrow Agreement be paid to the Seller Representative in satisfaction of the Buyer Parent’s, the Buyer’s or the Escrow Agent’s obligations to make such payment under the terms of this Agreement and the Escrow Agreement, and to the extent such payment is made to the Seller Representative, such Seller shall have no cause of action against the Buyer Parent, the Buyer or the Escrow Agent with respect to such Seller’s failure to receive such payment. In no event shall the Seller Representative be liable hereunder or in connection herewith for any indirect, punitive, exemplary, special, incidental or consequential damages. The Seller Representative shall be fully protected against the Sellers in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof. No bond shall be required of the Seller Representative. The appointment of the Seller Representative will be deemed coupled with an interest and will be irrevocable. Each Seller, by executing this Agreement, agrees that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Seller Representative and shall survive the death, incapacity, or bankruptcy of such Seller. The provisions of this Section 11.22 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Seller. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Agreement shall survive the Closing.

(e) Upon the death, disability, incapacity or resignation of the Seller Representative appointed pursuant to Section 11.22(a), each of the Sellers acknowledges and agrees that such Person as is appointed by the Sellers who held a majority of the outstanding Shares immediately prior to the Closing shall be the Seller Representative; provided that no change in the Seller Representative shall be effective prior to the delivery to the Buyer Parent of written notice thereof from the Sellers who held a majority of the Shares immediately prior to the Closing. The Seller Representative may resign at any time; provided that it must provide the Sellers at least twenty (20) days’ prior written notice of such decision to resign. The Seller Representative shall not receive compensation for service in such capacity. Each successor Seller Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Seller Representative, and the term “Seller Representative” as used herein shall be deemed to include any such successor Seller Representative.

(f) Any and all actions taken or not taken, exercises of rights, power or authority and any decision or determination made by the Seller Representative in connection herewith shall be absolutely and irrevocably binding upon the Sellers as if such Person had taken such action, exercised such rights, power or authority or made such decision or determination in its individual capacity, and the Escrow Agent and the Buyer Parent and the Buyer may rely upon such action, exercise of right, power, or authority or such decision or determination of the Seller Representative as the action, exercise, right, power, or authority, or decision or determination of such Person, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The Buyer Parent and Buyer are each hereby relieved from any liability to any Person for any acts done by the Seller Representative and any acts done by the Buyer Parent or the Buyer in accordance with any decision, act, consent or instruction of the Seller Representative.

(g) Notwithstanding anything to the contrary contained in this Agreement: (i) prior to the Final Escrow Release Date and the final resolution of and Pending Claims, the Seller Representative shall have the sole right to act on behalf of the Sellers with respect to any claims made pursuant to this Agreement by any Seller, including bringing and settling any claims hereunder and receiving any notices on behalf of such Seller, and no Seller may bring any such claim except through the Seller Representative as described in this sentence; and (ii) with respect to any claims made against any Seller for breaches or violations of Seller Fundamental Representations pursuant to Section 8.2(b)(i) or for breaches of any covenant, agreement or obligation of such Seller under Section 8.2(b)(ii), in either case, that is made after the Final Escrow Release Date, the Seller Representative shall have no obligations under this Agreement or any other Transaction Document with respect to any such claims, and such claims shall be directly made against and controlled by the applicable Seller against whom such claim is made (with any notices to be provided directly to such Seller), and any provisions of this Agreement that reference the Seller Representative that would otherwise apply to such claim will instead be a reference to the applicable Seller.

*     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

INDIAN OCEAN RARE METALS PTE. LTD.

By:	/s/ Grant Smith
Name:	Grant Smith
Its:	Chairman

BUYER PARENT:

USA RARE EARTH, INC.

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Its:	Chief Legal Officer

BUYER:

LACONIA ACQUISITION SUB LIMITED

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Its:	Chief Legal Officer

THE SELLER REPRESENTATIVE:

By:	/s/ Grant Smith
Grant Smith, solely in his capacity as the Seller Representative hereunder

THE SELLERS:

AUSTRALASIAN MINERALS & TRADING (S) PTE. LTD.

By:	/s/ Grant Smith
Name:	Grant Smith
Its:	Authorized Representative

VELMURAN VAIKUNDARAJAN

By:	/s/ Velmuran Vaikundarajan

CHENTHIL RAJAN JEGADEESAN

By:	/s/ Chenthil Rajan Jegadeesan

MUTHURAJAN JEGADEESAN

By:	/s/ Muthurajan Jegadeesan

SUBRAMANIAN VAIKUNDARAJAN

By:	/s/ Subramanian Vaikundarajan

SUBBURAJAN JEGADEESAN

By:	/s/ Subburajan Jegadeesan

Exhibit A

Form of Escrow Agreement

Exhibit B

Form of Lockup Agreement

Exhibit C

Form of Registration Rights Agreement

Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 24, 2025, by and between USA Rare Earth, Inc., a Delaware corporation (the “Company”), and each of the investors identified on the signature pages hereto (including its successors and assigns, the “Purchasers”).

WHEREAS, Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder; and

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.6.

“Action” shall have the meaning ascribed to such term in Section 3.1(g).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Bribery Law” means the U.S. Foreign Corrupt Practices Act of 1977, as amended; the UK Bribery Act 2010, and any rules or regulations promulgated thereunder; the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; and any other applicable Laws relating to bribery or corruption in any governing jurisdiction.

“Approvals” means all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders, or other consents from Governmental Entities and/or third Persons.

“Board of Directors” means the board of directors of the Company.

“BSA/PATRIOT Act” shall have the meaning ascribed to such term in Section 3.2(l).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Closing” shall have the meaning ascribed to such term in Section 2.1.

“Closing Date” means the second (2nd) Trading Day after the date hereof or, if later, on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligation to pay its Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Mining Rights” means all Mining Rights owned, leased, operated or used by the Company or any of its Subsidiaries or otherwise forming part of the Round Top Project.

“Company Owned Properties” shall have the meaning ascribed to such term in Section 3.1(y)(i).

“Company Leased Real Properties” shall have the meaning ascribed to such term in Section 3.1(y)(ii).

“Company Party” means the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Company Real Property Leases”, shall have the meaning ascribed to such term in Section 3.1(y)(ii).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Covered Action” shall have the meaning ascribed to such term in Section 4.9.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means 9:00a.m. (New York City time) on September 29, 2025.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) any securities in connection with the transactions pursuant to this Agreement and any securities upon the exercise or exchange of or conversion of any securities issued hereunder, (c) any securities upon the exercise or exchange of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or, for the avoidance of doubt, pursuant to the anti-dilution, price adjustment or other similar terms of such securities as in effect on the date of this Agreement) or to extend the term of such securities, (d) securities issued pursuant to transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.11 herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include an issuance to an entity whose primary business is investing in securities, and (e) any securities to any Governmental Entity.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“International Trade Laws” means (a) all U.S. import and export Laws (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security)) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (b) all comparable applicable Laws outside the United States.

“IT Systems” shall have the meaning ascribed to such term in Section 3.1(ll).

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

3

“Legal Proceeding” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or examination, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Entity.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Material Adverse Effect” means any change, event, or occurrence (collectively, “Events”), that, individually or in the aggregate, has had a material adverse effect on the legal authority and ability of the Company to comply with the terms of this Agreement, including the issuance and sale of the Shares; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company or any of its Subsidiaries conducts business; (ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein; (iii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency; (iv) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (v) material changes in laws after the date of this Agreement; (vi) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, (vii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement, (viii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement, and (ix) any change in the market price or trading volume of the Common Stock.

“Mining Rights” means all interests and rights in mining claims, concessions, exploration, reconnaissance, exploitation or extraction rights, surface rights, subsurface rights, access rights or similar rights, that are held by way of Approvals, leases or otherwise.

“Nasdaq” means The Nasdaq Stock Market LLC.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(u)(iii).

“OFAC List” shall have the meaning ascribed to such term in Section 3.2(k).

“Officer’s Certificate” a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company to the effect that (i) the representations and warranties of the Company in Section 3.1 hereof are true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date, (ii) all obligations, covenants and agreements to be performed or complied with by the Company at or prior to the Closing have been performed or complied with by it, and (iii) all of the conditions set forth in Section 2.3(b) have been satisfied.

4

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(ll).

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Personal Property Leases” shall have the meaning ascribed to such term in Section 3.1(z).

“Placement Agents” means Cantor Fitzgerald & Co. and Moelis & Company LLC.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Purchaser Party” means each Purchaser and such Purchaser’s directors, officers, shareholders, members, partners, investment advisers, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company, the Purchasers and the other parties thereto, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares by the Purchasers as provided for in the Registration Rights Agreement.

“Round Top Project” means the Company’s above-ground deposit, located in Round Top Mountain, Hudspeth County, Texas, which contains several rare earth elements and lithium.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Sanctioned Jurisdiction” shall have the meaning ascribed to such term in Section 3.1(u)(iii).

“Sanctions Laws” means applicable trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) His Majesty’s Treasury, or (v) any country in which the Company or any of its Subsidiaries or any agent acting on behalf of the forgoing is performing activities.

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“SDN List” shall have the meaning ascribed to such term in Section 3.1(u)(iii).

“SEC Guidance” shall have the meaning ascribed to such term in Section 3.1(o).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(o).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock of the Company delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(ii) hereof.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Standstill Termination Date” shall mean the date that is sixty (60) consecutive calendar days from the Closing Date.

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder pursuant to the terms of this Agreement as set forth across from such Purchaser’s name on Schedule A hereto in U.S. dollars and in immediately available funds.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Entity.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the Nasdaq Global Market or whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, all exhibits and schedule hereto and the Registration Rights Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

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“Variable Rate Transaction” means a transaction in which the Company issues or sells: (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise, or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise, or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price, but in any case shall exclude any at-the-market offering program for equity securities entered into by the Company.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase, severally and not jointly with each other Purchaser, the number of Shares set forth opposite such Purchaser’s name on Schedule A hereto, for an aggregate purchase price equal to the Subscription Amount. Upon the satisfaction or waiver of the conditions set forth in Section 2.3, the closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall take place virtually by the electronic exchange of documents. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated on or before the Closing Date.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) the Shares, registered in the name of such Purchaser;

(iii) the Officer’s Certificate;

(iv) the Registration Rights Agreement duly executed by the Company;

(v) a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi) an opinion letter from White & Case LLP, the Company’s counsel, dated as of the Closing Date, addressed to the Purchasers, in customary form and substance that is reasonably acceptable to the Purchasers and the Placement Agents, addressing such legal matters as the Company, the Purchasers and the Placement Agents reasonably agree, which letter shall include a statement acknowledging that the Placement Agents may rely on such letter and the opinions set forth therein in their capacities as placement agents for the transactions contemplated by this Agreement and solely for the purposes of their acting in such capacities, subject to the assumptions, qualifications and limitations set forth therein, as if such letter were addressed to the Placement Agents; and

(vii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer, which shall be provided at least one (1) Business Day prior to the Closing Date.

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(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by such Purchaser; and

(iii) such Purchaser’s Subscription Amount.

2.3 Closing Conditions.

(a) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) the representations and warranties of the Purchasers contained herein shall be true and correct as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date);

(ii) all obligations, covenants and agreements to be performed or complied with by each Purchaser on or prior to the Closing shall have been performed or complied with by it in all material respects; and

(iii) the Purchasers shall have delivered the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by each Purchaser solely as to such Purchaser of the additional conditions that, on the Closing Date:

(i) the representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date;

(ii) all obligations, covenants and agreements to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by it in all material respects;

(iii) the Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Shares and shall not have received any objection to such notice from Nasdaq;

(iv) no stop order or suspension of trading imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock;

(v) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vi) no Material Adverse Effect shall have occurred since the date hereof;

(vii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

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(viii) no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby;

(ix) the Closing of the purchase of Shares by each Purchaser shall occur substantially concurrently, provided that a failure by any Purchaser to provide the deliverables set forth in Section 2.2(b) or satisfy the requirements in Section 2.3(a) shall not affect the timing of the Closing in respect of any other Purchaser; and

(x)  the Company shall have filed with the Commission a Current Report on Form 8-K announcing the signing of a definitive agreement for the acquisition of the metal making company referred to by the Company as “Project Laconia”.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, or in the correspondingly numbered section of the Disclosure Schedules that relates to such section or in another section of the Disclosure Schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such section, the Company hereby represents and warrants to each Purchaser that the following representations and warranties are true and complete as of the date hereof and as of the Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause a Material Adverse Effect. Each Subsidiary of the Company is (i) a corporation, limited liability company or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation or formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Organizational Documents in any material respect.

(b) The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors, or its stockholders in connection herewith or therewith. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Enforceability Exceptions”).

(c) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any material provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not cause Material Adverse Effect.

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(d) Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) filings required by the Commission, (iv) filings required by the Stock Exchange, and (v) those filings, the failure of which to obtain would not have a Material Adverse Effect.

(e) The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except for restrictions on transfer imposed by applicable securities laws.

(f) Except as set forth in Section 3.1(f) of the Disclosure Schedules, since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to cause a Material Adverse Effect and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP.

(g) Except as set forth in Section 3.1(g) of the Disclosure Schedules, there is no Proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) materially adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, cause a Material Adverse Effect. Except as set forth in Section 3.1(g) of the Disclosure Schedules, the Company is not and has not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(h) Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Shares by the Company to such Purchaser.

(i) Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares. The Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Shares, as contemplated hereby, to the registration provisions of the Securities Act.

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(j) No labor disturbance or dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would cause a Material Adverse Effect.

(k) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(l) Except as would not cause a Material Adverse Effect, the Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(m) The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (“DWAC”) system, and the Company is eligible and participating in the Direct Registration System (“DRS”) of DTC with respect to the Common Stock. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(n) The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(o) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The financial statements of the Company and USA Rare Earth, LLC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company or USA Rare Earth, LLC (as applicable) as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates or arises from any statement or information in the SEC Reports that relates to changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the Commission or the Company’s auditor or accountant that is applicable to the Company (collectively, the “SEC Guidance”), nor shall any correction, amendment, revision or restatement of the Company’s financial statements due wholly or in part to the SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the Company or material noncompliance for purposes of this Agreement or the other Transaction Documents.

(p) As of the date hereof, the Company is authorized to issue up to 800,000,000 shares, consisting of (i) 750,000,000 shares of Common Stock and (ii) 50,000,000 shares of preferred stock, par value, $0.0001 per share (the “Preferred Stock”), of which 15,000,000 shares of Preferred Stock have been designated as 12.0% Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”). As of the date hereof and prior to giving effect to the issuances contemplated under this Agreement and the other Transaction Documents, (i) 105,499,660 shares of Common Stock, (ii) 1,859,757 shares of Series A Preferred Stock, (iii) 18,365,082 warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment and (iv) warrants to purchase an aggregate of 13,196,997 shares of Common Stock, subject to adjustment, at an initial exercise price of $7.00 per share, subject to adjustment, are issued and outstanding. As of the date hereof, the Company has reserved 13,000,000 shares of Common Stock for issuance pursuant to the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that has not been waived. Except as disclosed in the SEC Reports or in Section 3.1(p) of the Disclosure Schedules, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as disclosed in the SEC Reports or in Section 3.1(p) of the Disclosure Schedules, the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person. Except as disclosed in the SEC Reports or in Section 3.1(p) of the Disclosure Schedules, there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. Except as disclosed in the SEC Reports or in Section 3.1(p) of the Disclosure Schedules, there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

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(q) The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

(r) To the knowledge of the Company, the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Reports; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and, to the Company’s knowledge, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(u) With respect to the Company’s business practices:

(i) Neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, nor, to the knowledge of the Company, any of their respective representatives acting on their behalf, has since April 24, 2019, directly or indirectly, offered, given, paid, promised to give or pay, or authorized the giving or payment of anything of value to (i) an official or employee of a foreign or domestic Governmental Entity; (ii) a foreign or domestic political party or an official of a foreign or domestic political party; (iii) a candidate for foreign or domestic political office; or (iv) any Person, in any such case under circumstances where the Company, any of its Subsidiaries or representative thereof knew, or would have reasonably known after due and proper inquiry, that all or a portion of such thing of value would be offered, given, paid, or promised to an official or employee of a foreign or domestic Governmental Entity, a foreign or domestic political party, an official of a foreign or domestic political party, or a candidate for foreign or domestic political office for the purpose of influencing any act or decision of such official, employee, or candidate to obtain or retain business or direct business to any person (in each case in violation of any Anti-Bribery Laws). Neither the Company nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of the Company, any of their respective representatives acting on their behalf, has, since April 24, 2019, directly or indirectly offered, given, paid, promised to give or pay, or authorized the giving or payment of anything of value to any customer, supplier, or other Person who is or may be in a position to assist or hinder the Company or any of its Subsidiaries in connection with any actual or proposed transaction for the purpose of influencing any act or decision of such customer, supplier, or other Person to obtain or retain business or direct business to any person. Neither the Company nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of the Company, any of their respective representatives acting on their behalf, has, since April 24, 2019, been subject to or conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission relating to any noncompliance with any Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of the Company, any representatives acting on their behalf has, since April 24, 2019, received any written notice, request, or citation from any Governmental Entity for any actual or potential noncompliance with any Anti-Bribery Laws.

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(ii) The operations of each of the Company and its Subsidiaries are and have been, since April 24, 2019, conducted at all times in material compliance with any International Trade Laws and Sanctions Laws of any jurisdiction in which the Company or any of its Subsidiaries operates, and no Legal Proceeding between the Company or any of its Subsidiaries and any Governmental Entity with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened in writing.

(iii) Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers, or, to the knowledge of the Company, any other Representative acting on behalf of the Company or any of its Subsidiaries is or has been: (i) identified on any applicable sanctions-related list of designated or blocked persons (including without limitation the Specially Designated Nationals and Blocked Persons List (“SDN List”) maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)); (ii) located, organized, or resident in any country, region or territory that is the subject of comprehensive territorial sanctions administered by the United States and any other jurisdiction in which the Company or any of its Subsidiaries operates (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine) (each a “Sanctioned Jurisdiction”); or (iii) owned, directly or indirectly, individually or in the aggregate, 50 percent or more or otherwise controlled by any of the foregoing.

(iv) The Company and its Subsidiaries have, since April 24, 2019, maintained in place and implemented risk-based controls and systems designed to promote compliance with economic sanctions administered and maintained by the U.S. government.

(v) Neither the Company nor any of its Subsidiaries has, since April 24, 2019, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any joint venture partner or other Person, in connection with any sales or operations in a Sanctioned Jurisdiction or for the purpose of financing the activities (i) of any Person currently identified on any applicable sanctions-related list of designated or blocked persons maintained by OFAC, or (ii) in any other manner that would constitute a violation of any applicable U.S. sanctions administered by the U.S. government.

(v)  With respect to the Company’s Mining Rights, except as would not cause a Material Adverse Effect:

(i) The Company Mining Rights collectively constitute all Mining Rights that are reasonably required for the conduct of the business as presently conducted by the Company and its Subsidiaries.

(ii) To the knowledge of the Company, each Company Mining Right is valid, in good standing and is not liable to forfeiture, termination, cancellation or suspension for any currently existing reason.

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(iii) Neither the Company nor any of its Subsidiaries has received notice of any unremedied material breach by the Company or any of its Subsidiaries, nor has anything occurred or been omitted which would be a material breach by the Company or any of its Subsidiaries but for the requirement of notice or lapse of time or both, of any statutory requirement or any other material conditions relating to each Company Mining Right.

(iv) All material rent, royalties and other statutory and contractual payments due in respect of each Company Mining Right have been paid.

(v) The Company and its Subsidiaries are in exclusive possession or control of any existing rights to develop the minerals that are locatable, subject to applicable law, located in, on or under the Round Top Project.

(vi) The Company and its Subsidiaries have not received notice of any conflicting Mining Rights owned by third parties which overlay with the Round Top Project.

(vii) Neither the Company nor any of its Subsidiaries is party to any, and to the knowledge of the Company and its Subsidiaries, there is no, joint venture agreement, stockholder agreement, partnership agreement, voting agreement, powers of attorney, co-ownership agreement, co-tenancy agreements, management agreements or any other existing oral or written agreement of any kind which does or would have any material adverse impact on record or possessory title to the mineral estate of the Company Mining Rights, or the access to, exploration, development or mining of same, and no other Person has any interest in the Company Mining Rights or any right to acquire or otherwise obtain any such interest.

(viii) Except as disclosed in Section 3.1(v)(viii) of the Disclosure Schedules, there are no options, back-in rights, earn-in rights, rights of first refusal, rights of first offer, preemptive rights, off-take rights or similar provisions or rights which would materially affect the interest of the Company of any of its Subsidiaries in the Company Mining Rights after the Closing Date.

(ix) Neither the Company nor any of its Subsidiaries has received any notice in writing from any Governmental Entity or any Person with jurisdiction or applicable authority, of any revocation or intention to revoke the interests of the Company or any of its Subsidiaries in or file a contest action related to the Company Mining Rights.

(x) The Company and its Subsidiaries have the right to use all information and data pertaining to the Company Mining Rights in their possession.

(w) Except as disclosed in Section 3.1(w) of the Disclosure Schedules, to the Company’s knowledge, the Company owns or possesses, or can acquire on reasonable terms, or has valid and enforceable license rights to, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) currently employed and proposed to be employed by it in connection with its businesses as now conducted and as described in the SEC Reports, and the Company has not knowingly breached any material provision of any Intellectual Property license or received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.1(w) of the Disclosure Schedules, to the Company’s knowledge, there are no valid and enforceable rights of third parties to any Intellectual Property that are or would be infringed in any material respect by the businesses currently conducted or planned to be conducted by the Company or in the manufacture, use, sale or offer for sale of its presently proposed products, as such planned businesses and proposed products are described in the SEC Reports. There are no pending patent applications of which the Company is aware, which, if granted in current form, would be infringed in any material respect by the businesses currently conducted by it or proposed to be conducted by it as described in the SEC Reports. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which materially restricts or impairs its use of any Intellectual Property. To the knowledge of the Company, there are no ongoing material infringements by others of any Intellectual Property owned by or licensed to the Company in connection with the businesses currently conducted by the Company or its presently proposed products, except as described in the SEC Reports.

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(x) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business (without an increase in cost of such insurance coverage that would cause a Material Adverse Effect).

(y) With respect to the Company’s real property:

(i) The Company and its Subsidiaries have good and indefeasible fee simple title to each such real property owned by the Company or its Subsidiaries (the “Company Owned Properties”) free and clear of all Liens. There are no parties in possession, as tenants, licensees or, to the knowledge of the Company and its subsidiaries, otherwise, or parties having any option, right of first offer or first negotiation or right of first refusal or other similar rights granted to third parties to purchase or lease the Company Owned Properties or any portion thereof or interest therein. There is no condemnation or eminent domain proceedings pending or, to the knowledge of the Company, threatened with respect to any of the Company Owned Properties or any portion thereof.

(ii) All premises currently leased or subleased or otherwise used or occupied (but not owned) by the Company or its Subsidiaries for the operation of their businesses (the “Company Leased Real Properties”) and all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof, waivers thereto or guarantees thereof (collectively, the “Company Real Property Leases”), including the street address thereof (if applicable) and parties to such Company Real Property Leases, are valid and binding and enforceable in all respects against the Company and its Subsidiaries party thereto and, to the knowledge of the Company and its subsidiaries, and is in full force and effect. With respect to each Company Real Property Lease, (i) neither the Company nor its Subsidiaries are in breach of or default, in any material respect, under any Company Real Property Lease, (ii) no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a material breach or default by the Company or its Subsidiaries and, (iii) to the knowledge of the Company and its Subsidiaries, no other party to such Company Real Property Lease is in breach or default, in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Company or its Subsidiaries, under such Company Real Property Lease. Neither the Company or its Subsidiaries have leased, licensed or otherwise granted use or occupancy rights with respect to any Company Leased Real Property or any portion thereof to any third party. No party to any Company Real Property Lease has exercised any termination rights with respect thereto. To the knowledge of the Company and its Subsidiaries, there is condemnation or eminent domain proceedings pending or threatened with respect to any of the Company Leased Real Properties or any portion thereof.

(z) All Personal Property of the Company and its Subsidiaries is in operating condition (reasonable wear and tear excepted), as is reasonably suitable for its intended use in the business of the Company and its subsidiaries. To the knowledge of the Company and its subsidiaries, the lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (the “Personal Property Leases”) are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the knowledge of the Company and its subsidiaries, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of Company or its Subsidiaries or any other party under any of the Company Personal Property Leases, and the Company nor its Subsidiaries have received notice of any such condition.

(aa) The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in or right to use, or in the case of Company Owned Property good and indefeasible title to, its respective material tangible and intangible assets that are necessary to conduct the business of the Company and its Subsidiaries as presently conducted, free and clear of all Liens other than the rights of lessors under material leasehold interests. The material assets of the Company and its Subsidiaries constitute all of the assets, rights and properties that are necessary, in all material respects, for the operation of the businesses of the Company and its Subsidiaries in all material respects as they are now conducted. The material tangible assets or personal property of the Company and its Subsidiaries have been maintained in all material respects in accordance with generally accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, cause a Material Adverse Effect.

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(bb) To the Company’s knowledge, none of the Company’s stockholders, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that is not so disclosed.

(cc) Other than the Placement Agents’ fees, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(dd) Except as (i) disclosed in the SEC Reports or in Section 3.1(dd) of the Disclosure Schedules, (ii) have been waived and (iii) as provided for in the Company’s Registration Rights Agreement with the Purchasers of even date herewith, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(ee) Except for matters that would not, individually or in the aggregate, cause a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(ff) There is and has been no failure on the part of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(gg) The Company’s accounting firm is Horne LLP. USA Rare Earth, LLC’s accounting firm as of and for the fiscal years ended December 31, 2023 and 2024 was Horne LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(hh) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ii) The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(jj) Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(q) and 4.12 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) would reduce the value of the Purchasers’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and Company has taken technical and organizational measures reasonably designed to protect information technology and Personal Data (as defined below) used in connection with, the operation of the businesses of the Company as currently conducted and as described in the SEC Reports, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained reasonable controls, policies, procedures and safeguards designed to maintain and protect its confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its businesses, except to the extent that a failure to do so would not cause a Material Adverse Effect, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data used in connection with the operation of the Company’s businesses. The Company is, and since January 1, 2022 has been, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except to the extent that a failure to do so would not cause a Material Adverse Effect.

(mm) The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. For the avoidance of doubt, the Company has not entered into any other securities purchase agreement with any other Person on or around the date hereof, that includes terms and conditions that are materially more advantageous to such Person than to any Purchaser hereunder.

(nn) The Company hereby acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents in connection with the execution, delivery and performance of the Transaction Documents and are not acting as underwriters or in any other capacity and are not and shall not be construed as fiduciaries for the Purchasers, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (ii) the Placement Agents have not made nor will make any representation or warranty, whether express or implied, of any kind or character and the Placement Agents have not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents and (iii) the Placement Agents will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations or properties of, or any other matter concerning the Company.

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(oo) The Company has not entered into, and will not enter into, any other agreement or any definitive transaction document, side letter, undertaking letter, or other similar agreement or instrument with any Purchaser or any other purchaser of Shares in connection with the transactions contemplated hereby with terms and conditions that are more favorable than the terms and conditions provided to the Purchasers under this Agreement.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date) to the Company that the following representations and warranties are true and complete as of the date hereof and as of the Closing Date:

(a) Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by such Purchaser, and assuming the due authorization, execution and delivery of the same by the Company, each Transaction Document to which such Purchaser is a party shall constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance of the Transaction Documents, including the purchase of the Shares hereunder, the compliance by such Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject; (ii) the Organizational Documents of such Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on such Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Shares.

(d) At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), satisfying the applicable requirements set forth on Annex A hereto, (ii) acquiring the Shares only for its own account and not for the account of others, or if such Purchaser is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto).

(e) Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction and that the Company is not required to register the Shares except as set forth in the Registration Rights Agreement. Such Purchaser acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a Subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i) through (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Shares shall contain a restrictive legend to such effect. Such Purchaser acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, such Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Purchaser acknowledges and agrees that the Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least September 29, 2026. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

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(f) Such Purchaser understands and agrees that it is purchasing the Shares directly from the Company. Each Purchaser further acknowledges that there have not been, and such Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Purchaser by the Company, the Placement Agents, or any of their respective Affiliates or any of their control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties covenants and agreements of the Company set forth in this Agreement. Such Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser) and (ii) the Placement Agents, their respective Affiliates or any of their respective Affiliates’ control persons, officers, directors or employees shall be liable to the Purchasers pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

(g) In making its decision to purchase the Shares, such Purchaser has relied solely upon independent investigation made by such Purchaser and the Company’s representations in Section 3.1 of this Agreement. Such Purchaser acknowledges and agrees that such Purchaser has received such information as such Purchaser deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Purchaser’s investment in the Shares. Without limiting the generality of the foregoing, such Purchaser acknowledges that it has reviewed the Company’s filings with the Commission. Such Purchaser represents and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Such Purchaser acknowledges and agrees that none of the Placement Agents, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided such Purchaser with any information, recommendation or advice with respect to the Shares nor is such information, recommendation or advice necessary or desired. The Placement Agents have not made or makes any representation as to the Company or the quality or value of the Shares. In addition, the Company, the Placement Agents and their respective Affiliates or Representatives have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Shares to the Purchaser, the Placement Agents have not acted as financial advisors or fiduciaries to the Purchaser.

(h) Such Purchaser became aware of this offering of the Shares solely by means of direct contact between such Purchaser and the Company or its Affiliates, by means of direct contact between such Purchaser or its Affiliates or by means of contact from the Placement Agents, and Shares were offered to such Purchaser solely by direct contact between such Purchaser and the Company or its Affiliates. Such Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to such Purchaser, by any other means. Such Purchaser acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and such Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. Such Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Such Purchaser understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

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(j) Such Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for such Purchaser and that such Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Purchaser’s investment in the Company. Such Purchaser acknowledges specifically that a possibility of total loss exists.

(k) Such Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l) Such Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Purchaser is permitted to do so under applicable law. If such Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, such Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, such Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase the Shares were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Shares hereunder.

(n) Such Purchaser will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(b)(iii) of this Agreement and any expenses incurred by such Purchaser in connection with the transactions contemplated by or in connection with the Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents.

(o) Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Placement Agents or any of their respective Affiliates or any of their control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company contained in Sections 3.1 of this Agreement, in making its investment or decision to invest in the Company. Such Purchaser agrees that none of (i) any other Purchaser or any other Person participating in any other private placement of shares of Common Stock (including the controlling persons, officers, directors, partners, agents or employees of any such other Person), (ii) the Company, its Affiliates or any of its respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives nor (iii) the Placement Agents, their respective Affiliates or any of their respective control persons, officers, directors, partners, agents, employees or representatives shall be liable to such Purchaser or any other Purchaser pursuant to the Transaction Documents or any other agreement related to a private placement of Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder or thereunder.

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(p) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by such Purchaser solely in connection with the sale of the Shares to such Purchaser.

(q) Such Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Purchaser, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 or the earlier termination of this Agreement in accordance with its terms.

(r) Such Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(s) Such Purchaser acknowledges that (i) the Company, its Affiliates, and its and their respective control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and its Subsidiaries that is not known to the Purchaser and that may be material to a decision to purchase the Shares, (ii) the Purchaser has determined to purchase the Shares notwithstanding its lack of knowledge of such information, and (iii) none of the Company, its Affiliates, or any of its or their respective control persons, officers, directors, employees, agents or representatives shall have liability to such Purchaser, and such Purchaser hereby, to the extent permitted by law, waives and releases any claims it may have against the Company, its Affiliates, and its and their respective control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares may only be disposed of by a Purchaser in compliance with state and federal securities laws. In connection with any transfer of Shares by a Purchaser other than (i) pursuant to an effective registration statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of such Purchaser or (iv) in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and, if permitted pursuant to the terms thereof, the Registration Rights Agreement and shall have the rights and obligations of the Purchasers under this Agreement and the Registration Rights Agreement, if a party thereto.

(b) Each Purchaser agrees to the imprinting or notation, so long as is required by this Section 4.1, of a legend on or with respect to the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including, if the Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling securityholders thereunder.

(c) Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) following any sale of such Shares pursuant to a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2) as to such Shares and without volume or manner-of-sale restrictions, or (iv) if in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends and the Company shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the Transfer Agent or such Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to a Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares issued with a restrictive legend.

(d) Each Purchaser agrees with the Company that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against such Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

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4.3 Furnishing of Information; Public Information. Until the earlier of (i) the time that no Purchaser owns any Shares and (ii) the date that is five years after the Closing Date, the Company shall use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release and/or file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, which shall have been previously reviewed by counsel for the Placement Agents, and (b) in respect of any information that is issued in a press release, file a Current Report on Form 8-K, which shall have been previously reviewed by counsel for the Placement Agents, including this Agreement as an exhibit thereto, within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers and the Placement Agents that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Documents, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company and the Placement Agents, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser and the Placement Agents, with respect to any press release of the Company. To the extent any disclosure is required by law or the regulations of the Trading Market, the Company shall provide such Purchaser with prompt prior notice of such requirement so that such Purchaser may (a) seek appropriate relief to prevent or limit such disclosure, (b) furnish only that portion of the information which is legally required to be furnished or disclosed, and to the extent reasonably feasible, (c) consult with the Company on content and timing prior to any such disclosure. Notwithstanding anything to the contrary contained herein, without the prior written consent of any applicable Purchaser, the Company shall not (and shall cause each of its affiliates and representatives not to) disclose the name of such Purchaser or its investment adviser in any filing, announcement, release or otherwise, except as required by law in which case the Company shall comply with the provisions of this Section 4.5.

4.6 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that exclusively as a result of the transactions contemplated by this Agreement any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents.

4.7 Non-Public Information. From and after the Disclosure Time, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company or any of its respective officers, director, agents, employees or Affiliates delivers any material, non-public information to any Purchaser without such Purchaser’s consent, the Company hereby covenants and agree that such Purchaser shall not have any duty of trust or confidentiality to the Company or any of its respective officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its respective officers, directors, agents, employees or Affiliates not to trade while aware of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company, the Company shall if reasonably practicable simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

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4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for general corporate and working capital purposes, in the Company’s exclusive discretion.

4.9 Indemnification.

(a) Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (a “Covered Action”) (unless such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(b) If any Covered Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Covered Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Covered Action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by an Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s willful misconduct, gross negligence or breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The Company shall not, without the prior written consent of the Purchaser Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Purchaser Party of a release from all liability in respect to such Covered Action, and such settlement shall not include any admission as to fault on the part of such Purchaser Party. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10 Listing of Shares. The Company shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the Commission of the Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering the Shares, (ii) take all steps reasonably necessary to cause the Shares to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchasers evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on any date at least equal to the Shares on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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4.11 Subsequent Equity Sales. From the date hereof until the Standstill Termination Date, the Company shall not, without the prior written consent of the Purchasers of at least a majority in interest of the Shares then held by the Purchasers, (i) other than in an Exempt Issuance, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or (ii) except as set forth in Section 4.11 of the Disclosure Schedules, file any registration statement or any amendment or supplement thereto, in each case other than in furtherance of an Exempt Issuance or as contemplated pursuant to the Registration Rights Agreement.

4.12 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the issuance of the initial press release as described in Section 4.5. Notwithstanding the foregoing, in the case of an Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

4.13 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated (a) by mutual written agreement of a Purchaser as to such Purchaser’s obligations and the Company, or (b) by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). The Company shall provide prompt notice of any such termination to each other Purchaser.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents or the Engagement Letters (as defined below), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other Taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

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5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, other than the duties or obligations as set forth in the engagement letter(s), dated on or about September 24, 2025, by and between the Company and the Placement Agents (the “Engagement Letters”), with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers of at least a majority in interest of the Shares then held by the Purchasers, provided that prior to the Closing the consent of all Purchasers shall be required. No amendment, modification, alteration or change to Section 3.1, Section 3.2, Section 4.5, Section 4.9, Section 4.11, Section 5.3, Section 5.8 and Section 5.19 can be made without the prior written consent of the Placement Agents. The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and the Purchasers (other than by merger). Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to such “Purchaser.”

5.8 No Third-Party Beneficiaries. The Placement Agents shall be the express third-party beneficiaries of the representations and warranties of the Company in Section 3.1 hereof and the representations and warranties of the Purchasers in Section 3.2 hereof. Except as otherwise set forth in Section 4.5, Section 4.9, Section 4.11, Section 5.3, this Section 5.8, Section 5.19, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.9, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

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5.10 Survival. The representations and warranties contained in Section 3.1 and Section 3.2 shall survive the Closing and the delivery of the Shares.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. For the avoidance of doubt, Section 4.9 shall be the exclusive remedy for any Losses resulting from a breach of any of the representations and warranties contained in ARTICLE 3 of this Agreement, in each case exclusively to the extent such Losses arise during the survival period of such representations and warranties pursuant to the terms of this Agreement.

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5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by a Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchasers with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchasers to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at each Purchaser’s election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placement Agents, their affiliates and their representatives that:

(a) Neither the Placement Agents nor their affiliates or representatives (i) have any duties or obligations other than those specifically set forth herein or in the Engagement Letters; (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions; or (iv) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (B) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own fraud, gross negligence, willful misconduct or bad faith.

(b) The Placement Agents, their affiliates and their representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as Placement Agents, hereunder pursuant the indemnification provisions set forth in the Engagement Letters.

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5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

29

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

USA RARE EARTH, INC.		Address for Notice:

By	/s/ Joshua Ballard	110 W Airport Road
Name:	Joshua Ballard	Stillwater, Oklahoma 74075
Title:	Chief Executive Officer
Email:

With a copy to (which shall not constitute notice):

White & Case LLP 1221 Avenue of the Americas New York, New York 10020
Attn: Joel L. Rubinstein
Email: joel.rubinstein@whitecase.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Alyeska Master Fund, L.P.

Signature of Authorized Signatory of Purchaser:	/s/ Jason Bragg

Name of Authorized Signatory: Jason Bragg

Title of Authorized Signatory: CFO, Alyeska Investment Group, LP

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

 Note – use Chicago Office for Transfer Agent details

Alyeska Master Fund, L.P.

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

South Church Street

George Town, Grand Cayman, KY1-1104

Cayman Islands, British West Indies

Mailing and to be provided to transfer agents:

Alyeska Master Fund, L.P.

ATTN: Jason Bragg

77 W. Wacker, Suite 700

Chicago, IL 60601

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Subscription Amount: $125,000,000

Number of shares of Common Stock: 8,333,333

EIN Number:

SCHEDULE A

Name of Purchaser	Subscription Amount	Shares of Common Stock
Alyeska Master Fund, L.P.	$125,000,000	8,333,333

Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 29, 2025 by and among USA Rare Earth, Inc., a Delaware corporation (the “Company”), and the “Investors” named in the Securities Purchase Agreement, dated as of September 24, 2025, between the Company and each of the Investors identified on the signature pages thereto (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Investors” means each of the Investors identified in the Purchase Agreement who are party to this Agreement and any Affiliate or permitted transferee of any such Investor who is a subsequent holder of Registrable Securities.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares, whether by merger, charter amendment or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the 1933 Act and such Registrable Securities having been disposed of by the holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the 1933 Act) and (C) such Registrable Securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144.

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities outstanding from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

2. Registration.

(a) Registration Statements.

(i) Promptly following the Closing Date but no later than thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the intended plan of distribution which shall include all manners of distribution as the Holders may reasonably request and as permitted by law. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount paid pursuant to the Purchase Agreement by such Investor for such Registrable Securities then held by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash no later than ten (10) Business Days after the end of each such 30-day period (the “Payment Date”). Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Payment Date until such amount is paid in full.

(ii) The Company shall use commercially reasonable efforts to register the Registrable Securities on Form S-3 if such form is available for use by the Company; provided, that if at such time the Registration Statement is on Form S-1, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. Except as provided in Section 5 hereof, the Company shall not be responsible for legal fees incurred by holders of Registrable Securities in connection with the performance of its rights and obligations under the Transaction Documents.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof and in any case not more than thirty (30) days following the filing thereof, unless the SEC reviews the Registration Statement, in which case not more than sixty (60) days following the filing thereof. Not later than 5:30 p.m. (Eastern time) on the second Business Day following the date on which the SEC determines not to review the Registration Statement or completes its review of the Registration Statement, the Company shall request that the SEC accelerate the effectiveness of the Registration Statement to two (2) Business Days thereafter. Not later than 5:30 p.m. (Eastern time) on the second Business Day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC, in accordance with Rule 424 under the 1933 Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall notify the Investors as promptly as practicable, and in any event, within one (1) Business Day, after any Registration Statement is declared effective. Subject to Section 2(d), if after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay (as defined below) or, if the Registration Statement is on Form S-1, for a period of twenty (20) days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K (a “Maintenance Failure”), then the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount paid pursuant to the Purchase Agreement by such Investor for such Registrable Securities then held by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in cash no later than ten (10) Business Days after each such 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Blackout Period Payment Date until such amount is paid in full.

(ii) Notwithstanding anything to the contrary contained herein, (i) the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to forty-five (45) days, if (A) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event the Board of Directors reasonably determines would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board of Directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (B) the Company determines such registration would render the Company unable to comply with applicable securities laws, or (C) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; and (ii) the Company may, upon written notice to any holder of Registrable Securities included in a Registration Statement, suspend the use of any Registration Statement, including any Prospectus that forms a part of a Registration Statement, if (x) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event the Board of Directors reasonably determines would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board of Directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (y) the Company determines it must amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; provided, however, in no event shall holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds forty-five (45) consecutive calendar days or ninety (90) total calendar days in any one-year period (any such suspension contemplated by this Section 2(c)(ii), an “Allowed Delay”). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

(d) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (provided, that in the event an Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Investor to be named as an “underwriter” in such Registration Statement or such Investor otherwise consents in writing to being so named). Any cut-back imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of such Investor as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the 55th day immediately after the Restriction Termination Date.

(e) Other Limitations. Notwithstanding any other provision herein or in the Purchase Agreement, (i) with respect to any Investor (as to such Investor only) the Filing Deadline for a Registration Statement shall be extended and any Maintenance Failure shall be automatically waived by no action of the Investors, in each case, without default by or liquidated damages payable by the Company to such Investor hereunder in the event that the Company’s failure to make such filing or a Maintenance Failure results from the failure of such Investor to timely provide the Company with information requested by the Company and necessary to complete a Registration Statement in accordance with the requirements of the 1933 Act (in which case any such deadline would be extended, and a Maintenance Failure waived, with respect to all Registrable Securities until forty-five (45 days) after such time as the Investor provides such requested information), it being understood that the failure of such Investor to timely provide such information to the Company shall not affect the rights of other Investors herein, and (ii) in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Agreement to any Investor exceed, in the aggregate, 5% of the aggregate purchase price of the Shares purchased by such Investor under the Purchase Agreement.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a delayed or continuous basis at all times until (i) such time as there are no longer Registrable Securities held by the Investors or (ii) the fifth anniversary following the Closing Date (the “Effectiveness Period”) and advise the Investors promptly in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide via email to the Investors who have supplied the Company with email addresses each Registration Statement and all amendments and supplements thereto not less than two (2) Trading Days prior to their filing with the SEC and reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than one (1) Trading Day after the Investors have been so furnished with copies of such documents as aforesaid;

(d) furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by such Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) if requested by such Investor, such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor (it being understood and agreed that such documents, or access thereto, may be provided electronically);

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction, and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to assist or cooperate with the Investors and their counsel in connection with their registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the public offering or distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on Nasdaq (or the Trading Market on which the Common Stock is then listed);

(h) promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided, that such notice shall not, without the prior written consent of an Investor, disclose any material non-public information regarding the Company), and as promptly as reasonably practicable, prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

4. Obligations of the Investors.

(a) Each Investor shall deliver to the Company a selling stockholder questionnaire, in the form set forth on Annex A hereto, prior to the Closing Date. Each Investor shall additionally furnish in writing to the Company such other information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the additional information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement (the “Registration Information Notice”). An Investor shall provide such information to the Company no later than two (2) Business Days following receipt of a Registration Information Notice if such Investor elects to have any of the Registrable Securities included in such Registration Statement. It is agreed and understood that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities.

(b) Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

5. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, managers, partners and agents and successors and assigns, and each other Person, if any, who controls such Investor (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members and managers of each such controlling Person (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or any violation of this Agreement (collectively, “Violations”); provided, however, that the Company will not be liable in any such case if and to the extent that any such claim arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus and was reviewed and approved in writing by such Investor expressly for use in the Registration Statement, (ii) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective or (iii) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(b) Indemnification by the Investors. Each Investor agrees, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, members, managers, partners and agents and successors and assigns and each Person who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act), and the officers, directors, partners, members and managers of each such controlling Person, against any Losses resulting from any Violations, to the extent that such untrue statement or omission is contained in any information regarding such Investor and furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and was reviewed and approved in writing by such Investor expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with a claim relating to this Section 5 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a material conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party shall be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party will, except with the written consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

6. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors; provided, that this Agreement may not be amended with respect to any Investor without the written consent of such Investor unless such amendment applies to all Investors in the same fashion. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors; provided, that any such action or omission that complies with the foregoing, but that disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor or each Investor, as applicable.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 5.4 of the Purchase Agreement.

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and permitted assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights or delegate its obligations hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (I) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (II) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement; and (III) prior to such assignment (i) the Investor agrees in writing with the transferee or assignee to assign such rights and delegate such obligations and a copy of such agreement is furnished to the Company; (ii) the Company is furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. The Transaction Documents supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions or Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(l) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents.

(m) Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

(n) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among Investors.

(o) Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder general or limited partner or member of the Investors or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, as such for any obligation of the Investors under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

USA Rare Earth, Inc.

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:	/s/ Jason Bragg
Name:	Jason Bragg
Title:	CFO, Alyeska Investment Group, LP

[Signature Page to Registration Rights Agreement]

Exhibit 10.3

Final Form

FORM OF REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

USA RARE EARTH, INC.,

LACONIA ACQUISITION SUB LIMITED,

THE STOCKHOLDERS PARTY HERETO

AND

GRANT SMITH,

AS THE STOCKHOLDER REPRESENTATIVE

Dated as of [ ● ], 2025

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FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2025, by and among USA Rare Earth, Inc., a Delaware corporation (“Company”), Laconia Acquisition Sub Limited, a United Kingdom private limited company (“Buyer”), the stockholders listed on Schedule A hereto (collectively, the “Stockholders” and each individually, a “Stockholder”) and Grant Smith (the “Stockholder Representative”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company is a party to that certain Share Purchase Agreement, by and among the Company, Buyer, Indian Ocean Rare Metals Pte Ltd, a Singapore private limited company (“IORM”), the Stockholders and the Stockholder Representative, dated as of September 26, 2025 (the “Stock Purchase Agreement”), pursuant to which Buyer has purchased from the Stockholders, and the Stockholders have sold to Buyer, all of the Stockholders’ right, title and interest in and to the issued and outstanding capital stock of IORM, after which IORM became a wholly owned subsidiary of Buyer as of the date hereof (the “Transactions”);

WHEREAS, the Holders are receiving Common Stock (the “Transaction Shares”) on or about the Effective Date (as defined in the Stock Purchase Agreement), pursuant to the Stock Purchase Agreement; and

WHEREAS, in connection with the consummation of the Transactions and as a condition to each of the parties’ obligations under the Stock Purchase Agreement, the parties hereto desire to enter into this Agreement for the purpose of granting certain registration and other rights to the Holders on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I
Resale Registration

Section 1.1 Resale Registration Statement. The Company shall use its reasonable best efforts to file by December 31, 2025 (the “Filing Deadline”) a Registration Statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on Form S-1 or another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Registration Statement” and, such registration, the “Resale Registration”), and if the Company is a WKSI as of the filing date, the Resale Registration Statement shall be an Automatic Shelf Registration Statement. If the Resale Registration Statement is not an Automatic Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such Resale Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, but in any event no later than the earlier of (a) the date that is seventy-five (75) days after the filing of such Resale Registration Statement if the Commission notifies the Company that it will “review” the Resale Registration Statement and (b) the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review.

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Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is seventy-five (75) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and otherwise on Form S-1, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Stockholder Representative.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Stockholder Representative covered by such Shelf Registration.

Section 1.5 Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

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(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is seventy-five (75) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Article II
Company Registration

Section 2.1 Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of its Common Stock, whether or not for its own account (other than a registration statement on Form S-4, Form S-8 or any successor forms), the Company will:

(a) promptly give to the Stockholder Representative written notice thereof, which notice shall be given, to the extent reasonably practicable, no less than five (5) business days prior to the filing or launch date (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than one (1) business day prior to the filing or launch date); and

(b) subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by the Stockholder Representative (on behalf of the applicable Holders).

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Section 2.2 Underwriting. The right of any Holder to registration pursuant to this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (ii) in the event such offering was initiated by the holders of securities (other than the Holders) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3 Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

Article III
Additional Provisions Regarding Registration Rights

Section 3.1 Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or Article II, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

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(c) furnish to the Stockholder Representative and to the legal counsel of the Holders participating in such registration copies of the registration statement proposed to be filed, and provide the Stockholder Representative and such legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Stockholder Representative and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(e) use reasonable best efforts to notify the Stockholder Representative of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(n), at the request of the Stockholder Representative, prepare promptly and furnish to the Stockholder Representative a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholder Representative; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement on customary terms and in accordance with the applicable provisions of this Agreement;

(h) in connection with an underwritten public offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(i) if such securities are being sold through underwriters, (i) furnish, on the date that such Registrable Securities are delivered to the underwriters, an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and a “negative assurance letter,” dated as of such date, of the legal counsel representing the Company for purposes of such registration, in form and substance as is customarily given to underwriters and (ii) furnish, on the date of the underwriting agreement and on the date that the Registrable Securities are delivered to the underwriters, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

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(j) use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(k) in connection with a customary due diligence review, make available for inspection by the Stockholder Representative, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement, subject to customary confidentiality obligations to be agreed with the Offering Persons;

(l) cooperate with the Stockholder Representative and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(m) as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company or any of its subsidiaries contained in any agreement (including any underwriting agreement contemplated by Section 3.1(g) above) cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(n) notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to the Stockholder Representative; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than once. From and after the date of a notice of suspension under this Section 3.1(n), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the seventy fifth (75th) day of suspension within any 12-month period.

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Section 3.2 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of the Stockholder Representative. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Holders herein, so long as such registration rights do not result in a lower allocation priority for Holders than set forth in Section 2.2 herein.

Section 3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or Article II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

Section 3.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or Article II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

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(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d) on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(m) or Section 3.1(n), or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 3.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 3.6 “Market Stand-Off” Agreement. In connection with any underwritten offering of equity securities of the Company, each Holder that is an executive officer or director of the Company or a Holder in excess of 5.0% of the then-outstanding Common Stock or securities convertible thereinto (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period (or such shorter time agreed to by the managing underwriters) beginning on the date of pricing of such offering, except (i) to Permitted Transferees, (ii) as expressly permitted in writing by the Company or (iii) in the event the underwriters managing the offering otherwise consent in writing. Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders).

Section 3.7 Insider Trading Policy. So long as any designee or nominee of the Holders or their Affiliates sits on the Board of Directors of the Company, the Holders shall, and shall cause their Affiliates, to comply with the Company’s insider trading policy, including by not trading in the Company’s securities during any “black-out” or “closed window” imposed thereunder.

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Section 3.8 Removal of Legends.

(a) The Company agrees that following the Unrestricted Date, it will, no later than three (3) trading days following the delivery by a Holder to the Company or the transfer agent (with a copy to the Company) of certificates representing Registrable Securities with a restrictive legend, together with a written request for the removal of such legend, use reasonable best efforts to deliver or cause to be delivered to such Holder one or more certificates representing such Registrable Securities that are free from all restrictive legends.  The Company shall use reasonable best efforts to cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Unrestricted Date if required by the transfer agent to effect the removal of the legend hereunder.  No Holder shall be required to pay for or deliver any such legal opinion, and shall only be required to deliver a standard representation letter in connection with a sale or proposed sale under Rule 144.  The Company shall be responsible for the fees of the applicable transfer agent, its legal counsel and all DTC fees associated with such issuance, including the fees for causing its counsel to deliver a legal opinion, if any, to the transfer agent and Holder shall be responsible for all other fees and expenses (including any applicable broker fees or transfer taxes). Certificates for Registrable Securities subject to legend removal hereunder shall, at the written request of the Holder, be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

(b) While any Registrable Securities are issued and outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

Article IV
Indemnification

Section 4.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

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Section 4.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

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Section 4.3 Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder’s contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Article V
Termination of Registration Rights

Section 5.1 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I and Article II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Article VI
Miscellaneous.

Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.

Section 6.2 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

(b) Any dispute relating hereto shall be heard first in any New York State court, or Federal court of the United States of America, sitting in New York, and if applicable, any appellate court from any thereof under the laws of the State of New York (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of New York, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

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(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.3 Entire Agreement; No Third Party Beneficiary. This Agreement, including the exhibits hereto and the other Transaction Documents (as defined in the Stock Purchase Agreement), contains the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.4 Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

Section 6.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.5(a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company or Buyer, to:

USA Rare Earth, Inc.
100 W. Airport Road
Stillwater, OK 74075
Attention: David Kronenfeld
Email: legal@usare.com

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with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100

Los Angeles, California 90071
Attention: Steven Stokdyk; David Zaheer
Email: steven.stokdyk@lw.com; david.zaheer@lw.com

if to the Holders or the Stockholder Representative:

Grant Smith
Australasian Minerals & Trading Pty Ltd
PO Box 1238
Subiaco 6904
Perth, Australia
Email:

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Matthew A. Gray, Esq. and Jonathan Cramer, Esq.
Email: mgray@egsllp.com; jcramer@egsllp.com

Section 6.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Stockholder Representative may provide any such consent on behalf of the Holders. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company, Buyer and the Stockholder Representative. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with; provided, however, that the Stockholder Representative may execute such waivers on behalf of any Holder. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

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Section 6.9 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

Section 6.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.11 Stockholder Representative.

(a) Each Holder hereby consents to (i) the appointment of Grant Smith as the Stockholder Representative hereunder and as the attorney-in-fact for and on behalf of such Holder, and (ii) the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and all other documents contemplated hereby and (B) to take all actions necessary in the judgment of the Stockholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.

(b) Each Holder shall be bound by the actions taken by the Stockholder Representative exercising the rights granted to it by this Agreement or the other documents contemplated by this Agreement, and the Company and Buyer shall be entitled to rely on any such action or decision of the Stockholder Representative.

(c) If the Stockholder Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Holders shall appoint a new Stockholder Representative as soon as reasonably practicable by written consent of Holders of a majority of the then outstanding Registrable Securities by sending notice and a copy of the duly executed written consent appointing such new Stockholder Representative to the Company and Buyer.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

USA RARE EARTH, INC.

By:
Name:
Title:

BUYER:

LACONIA ACQUISITION SUB LIMITED

By:
Name:
Title:

STOCKHOLDER REPRESENTATIVE

Grant Smith

[Signature Page to Registration Rights Agreement]

STOCKHOLDERS

AUSTRALASIAN MINERALS & TRADING (S) PTE LTD

By:
Name:
Title:

VELMURAN VAIKUNDARAJAN

By:

CHENTHIL RAJAN JEGADEESAN

By:

MUTHURAJAN JEGADEESAN

By:

SUBRAMANIAN VAIKUNDARAJAN

By:

SUBBURAJAN JEGADEESAN

By:

[Signature Page to Registration Rights Agreement]

EXHIBIT A
DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” means any Stockholder holding Registrable Securities.

“Permitted Transferees” means persons to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable lock-up period pursuant to the applicable Lockup Agreement (as defined in the Stock Purchase Agreement).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (a) the Transaction Shares (including any shares of Common Stock hereafter acquired pursuant to any share holdback or similar arrangement), and (b) any Common Stock or other securities actually issued in respect of the securities described in clause (a) above or this clause (b) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; or (iii) the date on which all Registrable Securities owned by the Holder thereof may be resold without any volume or manner of sale restrictions pursuant to Rule 144.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I and Article II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Restricted Securities” means any Common Stock required to bear any of the legends set forth in Section 6.7 of the Stock Purchase Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shelf Registration” means the Resale Registration or a Subsequent Shelf Registration, as applicable.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Unrestricted Date” means, with respect to any Registrable Securities, the earliest of the date that (a) a Registration Statement registering the sale of such Registrable Securities has been declared effective by the SEC, (b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one (1) year anniversary of the Closing Date (as defined in the Stock Purchase Agreement), provided that (i) the Holder holding such Registrable Securities is not an Affiliate of the Company, (ii) all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(a)(1) of the 1933 Act without volume or manner-of-sale restrictions and (iii) the Company’s legal counsel has delivered to such Holder a standing written unqualified opinion that resales of such Registrable Securities may then be made by such Holder pursuant to such exemption, which opinion shall be in form and substance reasonably acceptable to such Holder.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

The following terms are defined in the Sections of this Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Applicable Matters	Section 6.2(b)
Chosen Court	Section 6.2(b)
Chosen Courts	Section 6.2(b)
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
IORM	Recitals
Offering Persons	Section 3.1(k)
Resale Registration	Section 1.1
Resale Registration Statement	Section 1.1
Stock Purchase Agreement	Recitals
Stockholder	Preamble
Stockholder Representative	Preamble
Stockholders	Preamble
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3
Transaction Shares	Recitals
Transactions	Recitals

SCHEDULE A
STOCKHOLDERS

1.	Australasian Minerals & Trading (S) Pte Ltd

2.	Velmuran Vaikundarajan

3.	Chenthil Rajan Jegadeesan

4.	Muthurajan Jegadeesan

5.	Subramanian Vaikundarajan

6.	Subburajan Jegadeesan